As filed with the Securities and Exchange Commission on February 11, 2011
An Exhibit List can be found on page II-7
Registration No. 333-163863

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549
____________________________

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________

GALAXY MEDIA & MARKETING CORP.
(Name of registrant in its charter)

Nevada	5961	20-3445803
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

245 Main Street, Suite 600
White Plains, New York 10601
(914) 328-2830
(Address and telephone number of principal executive offices and principal place of business)

Gary Savage, Chief Executive Officer
GALAXY MEDIA & MARKETING CORP.
245 Main Street, Suite 600
White Plains, New York 10601
(914) 328-2830
 (Name, address and telephone number of agent for service)

Amber Ready, Inc.
(former name)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filed,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Security (1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.0001 per share	3,438,297	$12.00	$41,259,564	$2,298.16
Common Stock, par value $.0001 per share issuable upon conversion of debentures	1,297,739	$12.00	$15,572,868	$867.41
Common Stock, par value $.0001 per share issuable upon exercise of outstanding warrants	259,560	$18.00	$4,672,080	$260.23
Common Stock, par value $.0001 per share issuable upon exercise of warrants issuable upon conversion of outstanding debentures	1,669,756	$18.00	$30,055,608	$1,674.10
Total	6,665,352		$91,560,120	$5,099.90	(2)

(1)
Estimated solely for the purpose of computing amount of the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933 based upon recent prices of private transactions, except for the shares issuable upon exercise of warrants, which is pursuant to Rule 457(g).

(2)	Fee previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 11, 2011

PROSPECTUS

GALAXY MEDIA & MARKETING CORP.

6,665,352  Shares of Common Stock

This prospectus relates to the sale of up to 6,665,352 shares of our common stock, including 1,297,739 shares of common stock issuable upon conversion of $15,571,845.37 principal amount of convertible debentures, 259,560 shares of common stock issuable upon exercise of outstanding common stock purchase warrants and 1,669,756 shares of common stock issuable upon exercise of common stock purchase warrants issuable upon conversion of outstanding convertible debentures.  This is the initial registration of shares of our common stock.  The selling stockholders will sell the shares from time to time at $12.00 per share. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. We intend to begin discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus.   If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  We currently intend to continue with this offering even if our common stock is not approved for quotation on the Over-The-Counter Bulletin Board. There is no assurance that a public market will develop for our shares of common stock.

The selling stockholders are offering these shares of common stock. The selling stockholders may sell all or a portion of these shares from time to time in market transactions through any market on which our common stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The selling stockholders will receive all proceeds from the sale of the common stock. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution."

The securities offered in this prospectus involve a high degree of risk. See "Risk Factors" beginning on page 4 of this prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____, 2011

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus will be updated as required by law.

All information contained herein relating to shares and per share data has been adjusted to reflect a 1:10 reverse stock split effected on January 23, 2009 and a 1:12 reverse stock split effected on April 7, 2010.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the “risk factors” section, the financial statements and the notes to the financial statements.

GALAXY MEDIA & MARKETING CORP.

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc. In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey limited liability company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc.  On April 8, 2010, in connection with the acquisition of Charlston Kentrist 41 Direct, Inc., we changed our name to Galaxy Media & Marketing Corp. to reflect the new direction of our business.

We are a development stage company that develops and markets products through the direct response industry.  Direct response television advertisements is best known for the use of infomercials, which are long-format television commercials that are typically approximately 28 minutes in length.  In addition, there are shorter versions of direct response advertisements that are either one or two minutes long.  Infomercials are used to sell all types of products today; from financial services to abdominal exercisers, from cleaning products to nutraceuticals.  Our operations involve screening and selecting products which we believe will have mass appeal through the use of direct response marketing, then producing the infomercial and coordinating a multi-pronged marketing strategy, including internet and social media campaigns.  We will then outsource the product manufacturing, media purchasing, order processing, order fulfillment and customer service operations involved in the selling of our products.

Currently, we have one primary product that is ready for direct response television marketing, our purEffect 4 step acne treatment program.  purEffect was created as a differentiated product to treat cases of acne. Like most products for treating acne, purEffect uses Benzoyl Peroxide as one of the main active ingredients.  Our purEffect product is a four-step program, involving an acne facial wash, oil reducing toner, acne repair cream and a healing cream.  Other acne treatment programs do not have our exclusive four step product, which includes a healing cream, which we believe provides us with a distinct advantage over our competitors.  Another advantage is the moisturizing of the skin which other acne treatment products lack.  Other advantages include the moisturizing of the skin while it is being treated, healing of both old and new leftover acne blemish marks as a result of special ingredients in our formulations, and the brightening and evening out of skin tones. purEffect comes in a 60 day supply and will be sent to most consumers every 60 days because acne requires constant treatment to both prevent and cure blemishes. There must be a continuity of continuous use of the product which creates opportunities for multiple sales.  Our clinical testing indicates that 92% of the users of our four step program prefer the results of purEffect to three step programs of our competitors. purEffect delivers results in acne sufferers from 12 years of age to over 55 years of age, as experienced by men and women with all skin types.

We have incurred losses since our inception. For the years ended December 31, 2009 and 2008, we generated revenues of $13,272 and $716, respectively, and incurred net losses of $75,808,771 and $9,835,053, respectively.   At December 31, 2009, we had a working capital deficit of $12,853,708 and an accumulated deficit of $88,664,410.  These factors raise substantial doubt about our ability to continue as a going concern.  For the nine months ended September 30, 2010, we generated revenues of $8,372 and a net loss of $18,152,580. At September 30, 2010, we have a working capital deficit of $25,997,763.  To continue our operations and fully carry out our business plans for the next 12 months, we need to raise additional capital (up to $8,000,000) for which we currently do not have any contracts or commitments for additional funding. We can give no assurance that we will be able to raise such capital on terms acceptable to us, if at all. We have limited financial resources until such time that we are able to generate positive cash flow from operations.

There is currently no public market for our common stock.  We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus. We are registering shares of our common stock for resale pursuant to this prospectus in order to allow the selling stockholders to sell their holdings in the public market and to begin developing a public market for our securities to be able to seek public financing and business development opportunities in the future, although we currently do not have any contracts or commitments for any public financing or business development opportunities. Our management would like a public market for our common stock to develop from shares sold by the selling shareholders.  No assurances can be given that our common stock will be approved for quotation on the on the Over-The-Counter Bulletin Board or that a public market will develop. In the event that our common stock is not approved for quotation or a public market does not develop, the price at which our common stock is likely to sell will decline, possibly significantly, and investors may be unable to resell shares of our common stock.

Our principal offices are located at 245 Main Street, Suite 600, White Plains, New York 10601 and our telephone number is (914) 328-2830. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	6,665,352 shares, including the following:

-4,215,539 shares of common stock;
-up to 1,297,739 shares of common stock underlying convertible debentures in the face amount of $15,571,845.37;
-up to 259,560 shares of common stock issuable upon exercise of outstanding common stock purchase warrants exercisable at $18.00 per share; and
-up to 1,669,756 shares of common stock issuable upon exercise of common stock purchase warrants issuable upon conversion of outstanding convertible debentures exercisable at $18.00 per share.

Shares outstanding prior to the offering	52,598,997 shares as of February 7, 2011 (1)

Shares to be outstanding after the offering	55,826,052 shares (assuming that all shares registered hereunder are sold)

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, the warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

(1)
Does not include shares of common stock issuable upon conversion of outstanding convertible debentures or warrants. Please see our “Description of Securities” section on page 39 for a complete description of these securities, including their conversion terms.

Recent Transactions

On April 7, 2010, we filed a certificate of amendment to our articles of incorporation, whereby we effected a 1:12 reverse stock split of all our issued and outstanding shares of common stock.  As a result of the reverse stock split, the 73,309,660 shares of our common stock issued and outstanding prior to the reverse split were reduced to 6,109,736, with anyone who was to receive a fractional share being rounded up to next whole share of common stock.

On April 8, 2010, we, CK41 Acquisition Corp., our wholly-owned subsidiary, and Charlston Kentrist 41 Direct, Inc., or CK41, entered into an Agreement and Plan of Merger, or the Merger Agreement, which closed on April 8, 2010.  Pursuant to the terms of the Merger Agreement, CK41 Acquisition Corp. merged with and into CK41, which became our wholly-owned subsidiary.

At the closing of the merger, each share of CK41’s common stock issued and outstanding immediately prior to the closing of the merger was converted into approximately 0.379 shares of our common stock. We issued an aggregate of 6,109,736 shares of our common stock to the holders of CK41’s common stock.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We have a short operating history, a relatively new business model, and have not produced significant revenues.  This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

We have a short operating history with our current business model, which involves the direct marketing of consumer products primarily through direct response television and through secondary sources such as the Internet.  We have only been in existence and engaged in our current and proposed business operations since the acquisition of Charlston Kentrist 41 Direct, Inc. in April 2010.  As a result, we have a very limited operating history for you to evaluate in assessing our future prospects.  As of September 30, 2010, we have generated less than $50,000 in revenue since inception, which revenue was from our former principal line of business, which involved the marketing, sale and distribution of child safety kits along with technology to help instantly disseminate identity profiles, pictures and other vital information to aid in the rapid recovery of missing children.  We are still considered a development stage company.  Our operations since inception have not produced significant revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations.  You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving industry.  We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

We have a history of losses which may continue, which may negatively impact our ability to achieve our business objectives.

We incurred net losses of $75,808,771 for the year ended December 31, 2009 and $9,835,053 for the year ended December 31, 2008.  For the nine months ended September 30, 2010, we incurred a net loss of $18,152,580. In addition, at September 30, 2010, we had an accumulated deficit of $42,116,148 and a working capital deficit of $25,997,763. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future.  Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated August 2, 2010, our independent auditors stated that our financial statements for the year ended December 31, 2009 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of significant losses since inception with no significant revenues, a working capital deficiency and an accumulated deficit. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

If we are unable to obtain additional funding our business operations will be harmed and if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We require additional funds to sustain our operations and institute our business plan.  We anticipate that we will require up to approximately $8,000,000, for our anticipated operations for the next twelve months. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy.  Even if we do receive additional financing, it may not be sufficient to sustain or expand our development operations or continue our business operations.

We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans or cease our business operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may not be successful in finding or developing and marketing new products.

Our business operations and financial performance depends on our ability to develop or acquire the rights to new products on a consistent basis. In the direct marketing industry, the average product life cycle varies from six months to four years, based on numerous factors, including competition, product features, the distribution channels utilized, cost of goods sold and effectiveness of advertising. Less successful products have shorter life cycles. The majority of our products will be brought to us by inventors and other owners, with whom we will negotiate marketing agreements. The competition for marketing rights is intense and is based primarily upon proceeds to the product owner, our reputation and our commitment and ability to market the product. There can be no assurance that we will be successful in developing or acquiring rights to quality products.

We will select new products based upon management’s expertise and limited market studies. We anticipate that we will spend between $100,000 and $500,000 to test market a product and have produced a direct response TV program. As a result, we need to develop or acquire the rights to quality products that have sufficient margins and consumer appeal to justify their acquisition and development costs. There can be no assurance that the products we select for acquisition and marketing will generate sufficient revenues to justify their acquisition and development costs.

Our financial performance may be harmed if unfavorable economic conditions adversely affected consumer spending.

The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, business conditions, taxation and interest rates. The recent economic downturn may diminish the willingness of consumers to purchase nonessential items, such as our products. There can be no assurance that consumer spending will not be affected by adverse economic conditions, thereby adversely affecting our business, financial condition and results of operations.

We face competition from many other types of companies for customers.

The markets for our merchandise are highly competitive, and the recent growth in these markets has encouraged the entry of many new competitors as well as increased competition from established companies. There are no significant barriers to entry in the direct marketing industry. Within each of our merchandise categories we have significant competitors and may face increased competition from new entrants or existing competitors who focus on market segments currently served by us. These competitors include large and small retailers and other direct marketing companies, including some with direct response television programs. Some of the large retail operations have recently begun, or indicated that they intend to begin, selling products through direct response marketing methods. Many of these competitors are larger and have significantly greater financial, marketing and other resources than we do. Increased direct response marketing programs by our competitors may adversely affect response rates to our own direct response television marketing, which would directly affect our margins. There can be no assurance that we will be able to develop, maintain or increase market share in the future. Any failure of our business to compete successfully would materially and adversely affect our financial condition and results of operations.

We may not be able to respond in a timely and cost effective manner to changes in consumer preferences.

Our merchandise will be subject to changing consumer preferences. A shift in consumer preferences away from the merchandise that we would offer could have a material adverse effect on our business, financial condition and results of operations. Our future success depends in part on our ability to anticipate and respond to changes in consumer preferences and there can be no assurance that we will respond in a timely or effective manner. Failure to anticipate and respond to changing consumer preferences could lead to, among other things, lower sales of our products, significant markdowns or write-offs of inventory, increased merchandise returns, and lower margins, which would have a material adverse effect on our business, financial condition and results of operations.

Our business would be harmed if our third party manufacturers and service providers are unable to deliver products or provide services in a timely and cost effective manner.

All of our products will be manufactured by other companies, primarily in the United States. In addition, we plan to utilize other companies to fulfill orders placed for our products and to provide telemarketing services. If our suppliers are unable, either temporarily or permanently, to deliver products or provide services to us or our customers in a timely and cost effective manner, it could have an adverse effect on our business, financial condition and results of operations. Since the period of time between the development of a product by our product development department until the first sale of such product will typically be short, it is critical that our product manufacturers quickly produce high-quality, reasonably priced products for us to sell.

Our financial performance would be harmed if we suffer disruptions in our ability to fulfill orders.

Our ability to provide effective customer service, efficiently fulfill orders and distribute merchandise depends, to a large degree, on the efficient and uninterrupted operation of the manufacturing and related call centers, distribution centers, management information systems run by third parties and on the timely performance of other third parties such as shipping companies and the United States Postal Service. Any material disruption or slowdown in our manufacturing, order processing or fulfillment systems resulting from strikes or labor disputes, telephone down times, electrical outages, mechanical problems, human error or accidents, fire, natural disasters, adverse weather conditions or comparable events could cause delays in our ability to receive and distribute orders and may cause orders to be lost or to be shipped or delivered late. As a result, customers may cancel orders or refuse to receive goods on account of late shipments that would result in a reduction of net sales and could mean increased administrative and shipping costs. Our success depends in part on our maintaining high quality customer service and any failure to do so could adversely affect our business, financial condition or results of operations.

We may experience merchandise returns or warranty claims in excess of our expectations.

As part of our customer service commitment, we intent to offer a limited money-back guarantee on all our products if the customer is not fully satisfied.  In addition, we offer warranties on all of our products. We will make allowances in our financial statements for anticipated merchandise returns and warranty claims based on historical return rates. There can be no assurance that actual merchandise returns and warranty claims will not exceed our allowances. In addition, because our allowances are based on historical return rates, there can be no assurance that the introduction of new merchandise, changes in the merchandise mix or other factors will not cause actual returns to exceed return allowances. Any significant increase in merchandise returns and warranty claims, or merchandise returns and warranty claims that exceed our allowances, could adversely affect our business, financial condition and results of operations.

We must be able to acquire and effectively use media time to sell products and build customer awareness and brand loyalty.

We must have access to media time to televise our direct response television programming on cable and broadcast networks, network affiliates and local stations. We will purchase a significant amount of media time from cable television and satellite networks, which assemble programming for transmission to cable system operators. If demand for airtime increases, cable system operators and broadcasters may limit the amount of time available for these broadcasts. Larger multiple cable system operators also sell “dark” time, (i.e., the hours during which a network does not broadcast its own programming) to third parties which may cause prices for such media to rise. Significant increases in the cost of media time or significant decreases in the available access to media could adversely affect our business, financial condition and results of operations. In addition, periodic world events may limit our access to air time and reduce the number of persons viewing our direct response programming in one or more markets, which would adversely affect our business, financial condition and results of operations for these periods.

Recently, international media suppliers have begun to negotiate for fixed media rates and minimum revenue guarantees, each of which increase our cost of media and risk. In addition to acquiring adequate amounts of media time, our business depends on our ability to manage efficiently our purchases of media time, by analyzing the need for, and making purchases of, long term media and spot media. We must then properly allocate our available airtime among our then current library of direct response television programs. If we cannot use all of the media time we have acquired, we will attempt to sell our excess media time to others. However, we cannot assure you that we will be able to use or sell any excess media time. Whenever we make advance purchases and commitments to purchase media time, we must manage the media time effectively, because the failure to do so could adversely affect our business, financial condition and results of operations.

Our financial performance may be harmed if we cannot properly manage our inventory.

We must have an adequate supply of inventory to meet consumer demand. Most of our products will have a limited market life, so it is extremely important that we generate maximum sales during this time period. If production delays or shortages, poor inventory management or inadequate cash flow prevent us from maintaining sufficient inventory, we could lose potential product sales, which may never be recouped. In addition, unanticipated obsolescence of a product may occur or problems may arise regarding regulatory, intellectual property, product liability or other issues which adversely affect future sales of a product even though we may still hold a large quantity of the product in inventory. Accordingly, our ability to maintain systems and procedures to effectively manage our inventory is of critical importance to our cash flow and results of operations.

We may be exposed to product liability claims by consumers.

Products we sell may expose us to potential liability from damage claims by users of the products. We will attempt to obtain contractual indemnification rights against these liabilities from the manufacturers of the products, although we cannot guarantee we will be successful. In addition, we intent to require our manufacturers to carry product liability insurance to cover such product liability claims. However, we cannot be certain that manufacturers will maintain this insurance or that their coverage will be adequate to cover all claims. In addition, we cannot be certain that we will be able to maintain our insurance coverage or obtain additional coverage on acceptable terms, or that our insurance will provide adequate coverage against all claims.

A material security breach could cause us to lose sales, damage our reputation or result in liability to us.

Our computer servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against a security breach or to alleviate problems caused by any breaches. Our relationships with our customers may be adversely affected if the security measures that we use to protect personal information such as credit card numbers are ineffective. We currently rely on security and authentication technology that we license from third parties. We may not succeed in preventing all security breaches and our failure to do so could adversely affect our business.

Our systems may fail or limit user traffic, which would cause us to lose sales.

Most of our business will be conducted through our call centers. Even though we have back up arrangements, we are dependent on these centers to maintain their computer and telecommunications equipment in effective working order and to protect against damage from fire, natural disaster, power loss, telecommunications failure or similar events. In addition, growth of our customer base may strain or exceed the capacity of their computer and telecommunications systems and lead to degradations in performance or systems failure. Although we continually review and consider upgrades to our technical infrastructure and provide for system redundancies and backup power to limit the likelihood of systems overload or failure, substantial damage to systems or a systems failure that causes interruptions for a number of days could adversely affect our business. Additionally, if we are unsuccessful in updating and expanding our infrastructure, including our call center, our ability to grow may be constrained.

Relying on a centralized fulfillment center could expose us to losing revenue.

Prompt and efficient fulfillment of our customers’ orders is critical to our business. A facility in Milford, Connecticut will handle our fulfillment functions and some customer-service related operations, such as returns processing. A majority of our orders are filled and shipped from the Milford, Connecticut facility. Because we rely on a centralized fulfillment center, our fulfillment functions could be severely impaired in the event of fire, extended adverse weather conditions, transportation difficulties or natural disasters. Because we recognize revenue only when we ship orders, interruption of our shipping would diminish our revenues.

Our resources may not be sufficient to manage our expected growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our anticipated future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems.

If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to perform our services and maintain our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially adversely affected. As with all expanding businesses, the potential exists that growth will occur rapidly. If we are unable to effectively manage this growth, our business and operating results could suffer. Anticipated growth in future operations may place a significant strain on management systems and resources. In addition, the integration of new personnel will continue to result in some disruption to ongoing operations. The ability to effectively manage growth in a rapidly evolving market requires effective planning and management processes. We will need to continue to improve operational, financial and managerial controls, reporting systems and procedures, and will need to continue to expand, train and manage our work force.

If we are unable to successfully recruit qualified sales and marketing personnel, we may not be able to continue our operations.

                In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified sales and marketing personnel to sell our programs to subscribers. Competition for qualified sales and marketing personnel is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

Our officers, directors and principal shareholders own a controlling interest in our voting stock and investors will not have any voice in our management.

Currently, our officers, directors and principal shareholders, in the aggregate, beneficially own or control the votes of approximately 54.31% of our outstanding common stock. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval, including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors, executive officers and principal shareholders collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors, executive officers or principal shareholders, or the prospect of these sales, could adversely affect the market price of our common stock. Our officers, directors and principal shareholders’ stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

If we default under the Senior Notes, Subordinated Notes or security agreements, the investors have the right to take possession of all our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

In connection with the issuance of the Senior Notes and Subordinated Notes, we granted in favor of the Senior Note holders a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  Pursuant to the terms of the Securities Purchase Agreements, an event of default has occurred.  Pursuant to the Security Agreements, in the event of a default, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.  As of the date of this filing, the Investors have not declared a default by the Company, although there can be no assurance that they will not declare a default in the future.

Risks Relating to Our Common Stock:

There is presently no market for our common stock. Any failure to develop or maintain a trading market could negatively affect the value of our shares and make it difficult or impossible for you to sell your shares.

Prior to this offering, there has been no public market for our common stock and a public market for our common stock may not develop upon completion of this offering.  While we will attempt to have our common stock quoted on the Over-The-Counter Bulletin Board, since the OTC Bulletin Board is a dealer system we will have to seek market-makers to provide quotations for the common stock and it is possible that no market-maker will want to provide such quotations. Failure to develop or maintain an active trading market could negatively affect the value of our shares and make it difficult for you to sell your shares or recover any part of your investment in us.  Even if a market for our common stock does develop, the market price of our common stock may be highly volatile.  In addition to the uncertainties relating to our future operating performance and the profitability of our operations, factors such as variations in our interim financial results, or various, as yet unpredictable factors, many of which are beyond our control, may have a negative effect on the market price of our common stock.

Even if our common stock is quoted on the OTC Bulletin Board under a symbol, the OTC Bulletin Board provides a limited trading market. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

We may face significant penalties if we are unable to obtain and maintain registration statement effectiveness in compliance with our agreements.

In connection the issuances of with our offerings made in 2008 and 2009, we have granted demand and piggy-back registration rights.  The registration rights agreements require us to pay liquidated damages, shares of our common stock equal to 2% of our fully diluted common stock, if:

•	sales of all registrable securities cannot be made pursuant to the registration statement,

•	our common stock in not listed or traded on qualifying exchanges or markets,

•	we fail to keep public information available,

•	we fail to file in a timely manner all reports and other documents we are required to file with the SEC, or

•	we fail to maintain our Exchange Act registration.

For each month that we are in default under our obligations, we are required to pay to JTBO 6% of our stock on a fully diluted basis, as a result of three separate agreements with JTBO that accrue liquidated damages of 2% per agreement; 2% to the holders of the Senior Notes and 2% to the holders of the Subordinated Notes.  We have been unable to meet our deadlines in the past, resulting in the issuance of a significant number of shares as liquidatd damages and such payments are expected to continue for several more months.

If you purchase shares in this offering, you will experience immediate and substantial dilution.

The $12.00 per share offering price of the common stock being sold under this prospectus has been arbitrarily set.  The price does not bear any relationship to our assets, book value, earnings, or net worth and it is not an indication of actual value.  Accordingly, if you purchase shares in this offering, you will experience immediate and substantial dilution.  You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities.  The amount of dilution to purchasers in the offering utilizing the $12.00 offering price and our latest net tangible book value is $11.20 as calculated below.

As of September 30, 2010
Net tangible assets (A)	$(42,116,148)

Shares Outstanding (B)	52,598,997

Assumed exercise of warrants issued with convertible debentures	114,907

Adjusted shares outstanding	52,713,904

Net tangible book value per share (A) divided by (B)	$(0.80)

Diluted Tangible Book Value Per Share (C)	$(0.80)
(assumed exercise/conversion is anti-dilutive)

Purchase price in the offering (D)	$12.00

Potential dilution per share (D) – (C)	$12.00

Should our stock become available for quotation on the OTC Bulletin Board, if we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Companies trading on the Over-The-Counter Bulletin Board, which we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. The lack of resources to prepare and file our reports, including the inability to pay our auditor, could result in our failure to remain current on our reporting requirements, which could result in our being removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.   In addition, we may be unable to get re-approved for quotation on the OTC Bulletin Board, which may have an adverse material effect on our company.

We have not paid dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant.

Efforts to comply with recently enacted changes in securities laws and regulations will increase our costs and require additional management resources, and we still may fail to comply.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring public companies to include a report of management on their internal controls over financial reporting in their annual reports on Form 10-K. In addition, in the event we become a non-accelerated filer, the independent registered public accounting firm auditing our financial statements would be required to attest to the effectiveness of our internal controls over financial reporting. Such attestation requirement by our independent registered public accounting firm would not be applicable to us until the report for the year ended December 31, 2011 at the earliest, if at all.  If we are unable to conclude that we have effective internal controls over financial reporting or if our independent registered public accounting firm is required to, but is unable to provide us with a report as to the effectiveness of our internal controls over financial reporting, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. To date, we do not believe that we have obtained the necessary expertise to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 and we may not have the resources to obtain expertise or to ensure compliance.

If approved for listing, our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, the warrants entitle the holder to exercise their warrants on a cashless basis. In the event that any selling stockholder exercises their warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market for Securities

There is currently no public trading market for our common stock.

As of February 7, 2011, we had 52,598,997 shares of common stock issued and outstanding and approximately 426 stockholders of record of our common stock.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.   We do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Equity Compensation Plan Information

None.

DETERMINATION OF OFFERING PRICE

The conversion price of the secured and subordinated debentures sold in our private placements in April and June 2009 was $12.00 , which is the basis for the per share offering price herein. It is a fixed price at which the selling stockholders identified herein may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. The per share offering price of the common stock was chosen based on the last completed offering price of common stock to accredited investors pursuant to an exempt private placement. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

We intend to request the assistance of a market maker to apply to the OTC Bulletin Board for the quotation of the common stock. If the common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Some of the information in this Form S-1 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Overview

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc. In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey limited liability company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc.  On April 8, 2010, in connection with the acquisition of Charlston Kentrist 41 Direct, Inc., we changed our name to Galaxy Media & Marketing Corp. to reflect the new direction of our business.

We are a development stage company that develops and markets products through the direct response industry.  Direct response television advertisements is best known for the use of infomercials, which are long-format television commercials that are typically approximately 28 minutes, 30 seconds in length.  Infomercials are used to sell all types of products today; from financial services to abdominal exercisers, from cleaning products to nutraceuticals.  Our operations involve screening and selecting products which we believe will have mass appeal through the use of direct response marketing, then producing the infomercial and coordinating a multi-pronged marketing strategy.  We will then outsource the product manufacturing, media purchasing, order processing, order fulfillment and customer service operations involved in the selling of our products.

Currently, we have one primary product that is ready for direct response television marketing, our purEffect 4 step acne treatment program.  purEffect was created as a differentiated product to treat cases of acne. Like most products for treating acne, purEffect uses Benzoyl Peroxide as one of the main active ingredients.  Our purEffect product is a four-step program, involving an acne facial wash, oil reducing toner, acne repair cream and a healing cream.  Other acne treatment programs do not have our exclusive four step product, which includes a healing cream, which we believe provides us with a distinct advantage over our competitors.  Another advantage is the moisturizing of the skin which other acne treatment products lack.  Other advantages include the moisturizing of the skin while it is being treated, healing of both old and new leftover acne blemish marks as a result of special ingredients in our formulations, and the brightening and evening out of skin tones. purEffect comes in a 60 day supply and will be sent to most consumers every 60 days because acne requires constant treatment to both prevent and cure blemishes. There must be a continuity of continuous use of the product which creates opportunities for multiple sales.  Our clinical testing indicates that 92% of the users of our four step program prefer the results of purEffect to three step programs of our competitors. purEffect delivers results in acne sufferers from 12 years of age to over 55 years of age, as experienced by men and women with all skin types.

Current Operating Trends and Financial Highlights

Management currently considers the following events, trends and uncertainties to be important in understanding our results of operations and financial condition during the current fiscal year:

•
As a result of the acquisition of CK41, we discontinued development of the Amber product line, reduced personnel and focused our efforts and limited resources on developing the purEffect infomercial; and

•
We have completed filming and major editing of the purEffect infomercial.  Additional capital will be required to complete the final editing, product acquisition, television and radio testing and rollout of the campaign.

Results of Operations

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements included herewith. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

Year ended December 31, 2009 compared to the year ended December 31, 2008

Revenue

Revenue for the year ended December 31, 2009 was $13,272, as compared to $716 for the year ended December 31, 2008. During the year ended December 31, 2009, we conducted tours and events to promote our products, which lead to an increase in revenue from the prior year.

Expenses

Our total expenses for the year ended December 31, 2009 were $14,374,720 compared to $5,333,079 for the year ended December 31, 2008.  The $9,041,641 increase was a result of increases of $3,562,331 in compensation, $2,362,034 in advertising and promotion, $1,522,931 in general and administrative fees, $859,646 in consulting fees and $734,699 in professional fees.  These additional expenses were incurred as we raised funds and hired personnel and consultants as we began to transition from research and development into an operating company.

Other Income and Expenses

For the year ended December 31, 2009, we incurred expenses of $44,821,294 in share-based financing costs, $8,966,519 in amortized deferred financing costs, $6,475,454 in interest expense and $1,165,661 in amortized debt discount which was offset by $8,168 in interest income.

Net Loss

For the year ended December 31, 2009, we incurred a net loss of $75,808,771 ($57.12 per share of common stock) as a result of the foregoing, compared to a net loss of $9,835,053 ($56.06 per share of common stock) for the year ended December 31, 2008.

Nine months ended September 30, 2010 compared to the nine months ended September 30, 2009 is based upon the results of CK41, Inc.

Revenue

Revenue for the nine months ended September 30, 2010 was $8,372, as compared to $1,254 for the nine months ended September 30, 2009.

Expenses

Our total expenses for the nine months ended September 30, 2010 were $4,984,946 compared to $715,693 for the nine months ended September 30, 2009.  The $4,269,253 increase was a result of increases of $4,146,376 in selling, general and administrative fees and $122,877 in depreciation and amortization.  These additional expenses were incurred as we raised funds and hired personnel and consultants as we attempted to transition from research and development to an operating company.

Other Income and Expenses

For the nine months ended September 30, 2010, we incurred other expenses of $13,176,006, including $9,536,735 in share-based financing costs, $793,550 in amortized deferred financing costs, $2,721,131 in interest expense and $124,590 in losses on abandoned assets, compared to other expenses of $1,044,437 for the nine months ended September 30, 2009, which was primarily interest expense of $1,045,417.

Net Loss

For the nine months ended September 30, 2010, we incurred a net loss of $18,152,580 ($1.52 per share of common stock) as a result of the foregoing, compared to a net loss of $1,758,876 ($0.66 per share of common stock) for the nine months ended September 30, 2009.

Liquidity and Capital Resources

As of September 30, 2010, we had a working capital deficit of $25,997,765, resulting primarily from $8,339,000 in bridge loans, $11,698,169 in share liabilities for common shares to be issued, $2,369,743 in accrued interest owed and $3,083,406 in accounts payable and accrued expenses. For the nine months ended September 30, 2010, we used $4,479,982 in cash in operating activities. Cash provided by investing activities totaled $1,030,495, which was a result of $1,000,000 cash that was received in connection with the reverse merger. Cash provided by financing activities totaled $3,450,817, mainly from bridge loan proceeds and sales of common stock.

We expect significant capital expenditures during the next 12 months, contingent upon raising capital.  These anticipated expenditures are for marketing, advertising, inventory, equipment and overhead. We have sufficient funds to conduct our operations for approximately one month, depending on revenues, but not for 12 months or more.  There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

We do not currently have a sufficient amount of cash to cover our operating and development costs.  Our fixed operating expenses have been and are expected to continue to outpace revenue resulting in additional losses in the near term.  If we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations, liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of common stock or borrow funds from private lenders pursuant to instruments which are junior to our outstanding secured debt instruments. There can be no assurance that we will be successful in obtaining additional funding.

We will still need additional financing in order to continue operations. Additional financings are being sought, but we cannot guarantee that we will be able to obtain such financings.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the current lack of a trading price of our common stock and a downturn in the U.S. stock and debt markets is likely to make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail or cease our operations.

2008 Private Placement

Between February and May 2008, we sold convertible notes, or the Old Notes, in the face amount of $2,075,500 to 51 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $2,075,500.  The Old Notes bear interest at 10% per annum, matured six months from the date of issuance, and were convertible into shares of our common stock, at the holders’ option, at a rate of $60.00 per share at any time prior to the maturity date.

We, with assistance from John Thomas Financial, Inc., or John Thomas, entered into amendment agreements, or the Note Extensions, with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes in exchange for the interest on the Old Notes being increased to 18% and the issuance of an aggregate of 36,087 shares of common stock.  The maturity date on the Old Notes was extended until the earlier of (i) March 31, 2010 or (ii) 30 days after we raise $7,000,000 in one or more financings. The holders also waived all defaults under the Old Notes that currently existed or which might be otherwise triggered by the terms of a prior offering. We paid John Thomas $100,000 as a fee for assisting in the extension of the Old Notes.  The 36,087 shares issued in connection with the Note Extensions are being registered for resale pursuant to this prospectus.

On April 21, 2009, in connection with a private placement, we reached $7 million in financing, setting the maturity date of the Old Notes at May 21, 2009.  At the final closing of the private placement, Old Notes in the face amount of $1,738,500 were outstanding. Holders of such Old Notes had until May 21, 2009 to elect to convert their Old Notes into notes from the private placement.  All of the holders of the Old Notes then outstanding elected to convert their Old Notes with the exception of holders of Old Notes in the face amount of $100,000, which we repaid. We issued convertible notes in the principal amount of $2,029,264.49 to holders of the Old Notes.

Bridge Financing

On December 31, 2008, and as amended February 18, 2009, we entered into a series of transactions with John Thomas Bridge & Opportunity Fund, L.P., or JTBO, pursuant to which we issued a secured convertible note, or the Bridge Note, in the face amount of $740,000 and 62,500 shares of our common stock, or the Bridge Shares, to JTBO in exchange for $750,000.  The Bridge Note accrued interest at the rate of 14% per annum, which was payable on the first day of each month starting February 1, 2009.  We paid a finder’s fee of $97,500 to John Thomas in connection with this transaction and also issued 41,667 shares of common stock to John Thomas. The Bridge Note was repaid on April 1, 2009.  We issued JTBO 125,000 shares of common stock in connection with the February 2009 amendment.

In connection with the transaction, we also entered into a registration rights agreement, or the JTBO Registration Rights Agreement, as amended on March 17, 2009 and May 29, 2009, providing for the filing of a registration statement with the Securities and Exchange Commission, or SEC, registering the Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required to pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We are in default under this agreement until the registration statement that this prospectus is a part of is declared effective and our stock is available for quotation on the OTCBB.  We have issued 22,093,995 shares of common stock as liquidated damages to JTBO for registration defaults through February 7, 2011.  In connection with the second amendment, we issued JTBO 50,000 shares of common stock.

On February 25, 2009, we entered into a second series of transactions with JTBO, pursuant to which we issued a secured convertible note, the Second Bridge Note, in the face amount of $195,000 and 62,500 shares of our common stock, or the Second Bridge Shares, to JTBO in exchange for $200,000.  The Second Bridge Note accrued interest at the rate of 20% per annum, which was payable on the first day of each month starting March 1, 2009.  We paid a finder’s fee of $26,000 to John Thomas in connection with this transaction.  The Second Bridge Note was repaid on April 1, 2009.

In connection with the February 2009 transaction, we also entered into a registration rights agreement, or the Second JTBO Registration Rights Agreement, as amended on March 17, 2009 and May 29, 2009, providing for the filing of a registration statement with the SEC registering the Second Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the Second JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We are in default under this agreement until the registration statement that this prospectus is a part of is declared effective and our stock is available for quotation on the OTCBB.  We have issued 22,093,995 shares of common stock as liquidated damages to JTBO for registration defaults through February 7, 2011.

On March 19, 2009, we entered into a third series of transactions with JTBO, pursuant to which we issued a secured note, or the Third Bridge Note, in the face amount of $63,999 and 8,334 shares of our common stock, or the Third Bridge Shares, to JTBO in exchange for $64,999.  The Third Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting April 1, 2009.  We paid a finder’s fee of $8,450 to John Thomas in connection with this transaction. The Third Bridge Note was repaid on April 1, 2009.

In connection with the March 2009 transaction, we also entered into a registration rights agreement, or the Third JTBO Registration Rights Agreement, as amended on May 29, 2009, providing for the filing of a registration statement with the SEC registering the Third Bridge Shares.  We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 120 days after the filing of the registration statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of our obligations under the Third JTBO Registration Rights Agreement, including our agreement to file the registration statement with the SEC no later than July 29, 2009, or if the registration statement is not declared effective by the effective deadline, we are required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock. We are in default under this agreement until the registration statement that this prospectus is a part of is declared effective and our stock is available for quotation on the OTCBB.  We have issued 22,093,995 shares of common stock as liquidated damages to JTBO for registration defaults through February 7, 2011.

2009 Senior Secured Private Placement

In April 2009, we sold $11,999,980.88 principal amount of secured convertible notes, or the Senior Notes, to approximately 120 accredited investors and non-U.S. persons.  The Old Notes that were exchanged on May 21, 2009 were exchanged for Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Senior Units, at a conversion price of $12.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) a common stock purchase warrant to purchase one share of our common stock, exercisable for a period of five years at an exercise price of $18.00 per share, or the Senior Warrants.  In connection with this offering, we paid John Thomas $1,808,447.52 for fees and expenses, issued to John Thomas 41,667 shares of our common stock and issued warrants to purchase 233,821 shares of common stock with an exercise price of $18.00 per share to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 200,000 shares of our common stock and will receive monthly payments of $15,000 for total payments of $360,000.

The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $12.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

The Senior Warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The Senior Warrants contain customary weighted-average anti-dilution protection. The Senior Warrants are exercisable on a cashless basis at any time when a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Senior Units, the common stock underlying the Senior Warrants included in the Senior Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from April 29, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from April 29, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.  We are in default under this agreement until the registration statement that this prospectus is a part of is declared effective and our stock is available for quotation on the OTCBB.  We have issued 4,359,949 shares of common stock as liquidated damages of to the investors for registration defaults through February 7, 2011.

Pursuant to a security agreement, or the Senior Security Agreement, between us and Hudson Asset Partners, LLC, acting as a collateral agent, or the Collateral Agent, we granted the investors a first priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  In addition, pursuant to a control account agreement, or the Control Account Agreement, among us, the Collateral Agent and Signature Bank, as depository, we deposited $1,600,000 of the proceeds from the Senior Notes, and we were obligated to deposit 5% of our future gross revenues into a restricted-use cash collateral account for security on the repayment of the Senior Notes on a quarterly basis until such time as the Senior Notes are all repaid or converted. On January 11, 2010, pursuant to an amendment to the security agreement, the control account agreement was terminated and we received the funds in the control account.  The Senior Notes prohibit us from issuing other debt on parity with or senior to the Senior Notes.

In addition, Mr. Kai Patterson, one of our former officers and director, pledged 1,151,167 shares of common stock, or the Patterson Shares, for the benefit of holders of the Senior Notes. The Patterson Shares were be released from the pledge if we attained 500,000 new revenue-generating subscribers at more than $25 per year and we were cash flow positive within 18 months after closing on the Minimum Offering (the “Conditions”).  The Conditions were not met and the Patterson Shares were distributed pro rata to the then holders of the Senior Notes, and the Senior Notes remain outstanding.

2009 Subordinated Secured Private Placement

On June 30, 2009, we sold $1,542,600 principal amount of subordinated secured convertible notes, or the Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Subordinated Units, at a conversion price of $12.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three common stock purchase warrants to purchase three shares of our common stock, exercisable for a period of five years at an exercise price of $18.00 per share, or the Subordinated Warrants.  In connection with this offering, we paid John Thomas $200,538 for fees and expenses and issued warrants to purchase 25,710 shares of common stock with an exercise price of $18.00 per share to John Thomas and its employees.

The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $12.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

The Subordinated Warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The Subordinated Warrants contain customary weighted-average anti-dilution protection. The Subordinated Warrants are exercisable on a cashless basis if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Subordinated Units, the common stock underlying the Subordinated Warrants included in the Subordinated Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from June 30, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from June 30, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.  We are in default under this agreement until the registration statement that this prospectus is a part of is declared effective and our stock is available for quotation on the OTCBB. We have issued 4,359,950 shares of common stock as liquidated damages of to the investors for registration defaults through February 7, 2011.

Pursuant to a security agreement, or the Subordinated Security Agreement, between us and the Collateral Agent, we granted the investors a second priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security interest for the holders of the Subordinated Notes will be subordinate to the security interest granted to the holders of the Senior Notes.

December 2009 Common Stock Financing

On December 18, 2009, we entered into common stock purchase agreements with JTBO and John Thomas Bridge & Opportunity Fund II, L.P., or JTBO II, pursuant to which we sold 50,000 and 16,667 shares of our common stock to JTBO and JTBO II, respectively, in exchange for $30,000 and $10,000, respectively.  As we did not issue the shares to the investors when required pursuant to the common stock purchase agreements, we issued 50,000 and 16,667 additional shares to JTBO and JTBO II, respectively, as liquidated damages.

December 2009 Debenture Financing

On December 31, 2009, we entered into a transaction with JTBO pursuant to which we issued a convertible debenture, or the Unsecured Debenture, in the face amount of $35,000 in exchange for $35,000.  The Unsecured Debenture did not accrue interest and we were required to pay JTBO $42,000 on the maturity date.  The Unsecured Debenture was repaid in January 2010.

October 2010 Debenture

On October 15, 2010, we entered into a securities purchase agreement with JTBO II, providing for the sale by us to JTBO II of a debenture in the principal amount of $102,309.88.  The debenture matured on January 31, 2011 and bears interest at the annual rate of 15%.  This debenture is currently in default for our failure to pay the principal and interest on the maturity date.

November 2010 Note

On November 10, 2010, we issued a promissory note to JTBO in the principal amount of $49,000.  The note matured on December 31, 2010 and bears interest at the annual rate of 8%, compounded quarterly.  This debenture is currently in default for our failure to pay the principal and interest on the maturity date.

November 2010 Debenture

On November 10, 2010, we entered into securities purchase agreements with JTBO and JTBO II, providing for the sale by us to JTBO and JTBO II of debentures in the principal aggregate amount of $231,711.  The debentures mature on the earlier of the (i) date we close an offering that results in gross proceeds to us of at least $3,000,000 or (ii) first anniversary of the date of issuance and bear interest at the annual rate of 10%.  We are not required to make any payments until the maturity date.  The debentures are secured by all of our assets.

January 2011 Notes

On January 7, 2011, we issued a promissory note to JTBO in the principal amount of $100,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  We are not required to make any payments until the maturity date.

On January 10, 2011, we issued two promissory notes to JTBO in the principal aggregate amount of $75,000.  The notes mature on December 31, 2011 and bear interest at the annual rate of 8%, compounded quarterly.  We are not required to make any payments until the maturity date.

February 2011 Note

On February 1, 2011, we issued a promissory note to JTBO in the principal amount of $40,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  We are not required to make any payments until the maturity date.

On February 7, 2011, we issued a promissory note to JTBO in the principal amount of $100,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  We are not required to make any payments until the maturity date.

Critical Accounting Policies

Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

The accounting policies identified as critical are as follows:

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Impairment of Long-Lived Assets

We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related assets or group of assets to their respective carrying amounts.  Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

Advertising and Deferred Advertising Costs

We account for advertising costs using guidance issued by the FASB. Under the FASB, unless the advertising is direct-response and results in probable future economic benefits, we expense advertising costs as incurred.

Direct-response television advertising

The cost of direct-response advertising is capitalized in accordance with guidance issued by the FASB. Under this guidance, the costs are capitalized when both of the following conditions are met:
a.    The primary purpose of the advertising is to elicit sales to customers who could be shown to have responded specifically to the advertising.
b.    The direct-response advertising results in probable future benefits.

Deferred advertising costs relate to the production, printing, advertising and distribution of infomercials. Such costs are deferred for financial reporting purposes until the infomercials are launched, and then expensed the first time the advertising takes place.

Other advertising and promotional costs are expensed as incurred.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation.  Depreciation and amortization is recorded on the straight-line method over three to seven years, which approximates the estimated useful lives of the assets.  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Intangible Asset

The intangible asset, initially recorded at cost, is considered to approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. We evaluate the recoverability of our intangible asset periodically and take into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because we are in the earlier stages of our business life cycle, the current conditions noted above do not constitute reliable impairment indicators. During August 2009, we contracted an outside party for website development services in the total amount of $120,000. The project is in two phases, Phase I was completed and in use on August 14, 2009, while Phase II is in progress. The cost associated with Phase I, $90,000, is being amortized over the estimated useful life of 7 years. Amortization of the costs for Phase II, $30,000, will begin when it is completed and in service.  In September 2010, we determined that the intangible asset was impaired and the remaining value of the intangible asset was written off.

Income Taxes

We account for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At December 31, 2009 and 2008, the entire deferred tax asset, which arises primarily from our capitalized pre-operating costs, has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

On January 1, 2007, we adopted the provisions of Topic No. 740 as they relate to uncertainty in income tax positions.  There was no impact on our consolidated  financial  position,  results of operations or cash flows at December 31, 2006 and for the year then ended, as a result of  implementing  these provisions. At the adoption date of January 1, 2007 and December 31, 2009, we did not have any unrecognized tax benefits.  Our practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 31, 2009, we had no accrued interest or penalties.  We currently have no federal or state tax  examinations  in progress  nor have we had  any  federal  or  state  tax  examinations  since  our inception.  All of our tax years are subject to federal and state tax examination.

Fair Value of Financial Instruments

We adopted FASB ASC 820-Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on our financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

We did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2009 and December 31, 2008.

We disclose the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of December 31, 2009 and 2008, the fair value short-term financial instruments including restricted cash and accounts payable and accrued expenses, approximates book value due to their short-term duration.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the Financial Accounting Standards Board (“FASB”) issued, “The Fair Value Option for Financial Assets and Financial Liabilities,” effective for January 1, 2008. This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. We did not elect the fair value option for any of our qualifying financial instruments

Deferred Financing Costs

Amounts paid for costs associated with financing are amortized to expense over the life of the notes using the effective interest method.  The unamortized portion of the deferred costs is charged to operations upon the conversion of the notes or any portion thereof.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.  The assumed exercise of common stock equivalents was not utilized in the years ended December 31, 2009 and 2008 since the effect would be anti-dilutive.

Equity-Based Compensation

We account for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation, Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of our equity instruments are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that we estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and we elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

We account for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable. When the equity instrument is utilized for measurement the fair value of the equity instrument is estimated using the Black-Scholes option valuation model. In general, we recognize an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (GAAP) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (AICPA), Emerging Issues Task Force (EITF) and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the away companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” On January 1, 2009, we adopted new authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

FASB ASC Topic 815, “Derivatives and Hedging.” New authoritative accounting guidance under ASC Topic 815, “Derivatives and Hedging,” amends prior guidance to amend and expand the disclosure requirements for derivatives and hedging activities to provide greater transparency about (i) how and why an entity uses derivative instruments, (ii) how derivative instruments and related hedge items are accounted for under ASC Topic 815, and (iii) how derivative instruments and related hedged items affect an entity’s financial position, results of operations and cash flows. To meet those objectives, the new authoritative accounting guidance requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of gains and losses on derivative instruments and disclosures about credit-risk-related contingent features in derivative agreements. The new authoritative accounting guidance under ASC Topic 815 became effective for us on January 1, 2009 and did not have a significant impact on our consolidated financial statements.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. We adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact our consolidated financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii)

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

BUSINESS

Overview

We were incorporated on October 22, 2001 under the laws of the State of Nevada as DS & E Metals, Inc, for the purposes of exploring for precious metals.  To the best of our knowledge, we never conducted any exploration or development activities relating to our original purpose.  In September 2005, in connection with the acquisition of 100% of the membership interests of Amber Alert Safety Centers, L.L.C., a New Jersey Limited Liability Company, we changed our name to Amber Alert Safety Centers, Inc.  On January 23, 2009, we changed our name to AMBER Ready, Inc. On April 8, 2010, in connection with the acquisition of Charlston Kentrist 41 Direct, Inc., we changed our name to Galaxy Media & Marketing Corp. to reflect the new direction of our business.

Previous Business

When we operated as AMBER Ready, Inc., our mission was to provide to parents, grandparents and legal guardians, security for today’s youth by providing child safety kits along with a program that can enhance the capabilities of the Amber Alert System using our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive identity profiles, pictures and other vital information to aid in the rapid recovery of missing children. The technology allowed parents to store a child’s medical information that can quickly be disseminated to a hospital in the event the child is in need of emergency care. Our system could send alerts to AMBER Ready subscribers containing the child’s poster, create rewards to motivate the public to “Be on the Lookout” for missing children, which we hope will create a deterrent against child abduction.

In connection with the acquisition of Charlston Kentrist 41 Direct, Inc., we formed a new wholly-owned subsidiary called Amber Ready Safety Solutions, Inc. and transferred our business that was ran as AMBER Ready into the new subsidiary.  Those operations continued to generate minimal revenues and significant losses, so we curtailed those business operations and laid off all employees in connection with those operations on an indefinite basis.  However, for any subscriber who had previously purchased our services, we maintain an emergency phone system in the event that a child goes missing and will continue to support all active subscribers, however, we are no longer selling subscriptions.   Existing subscriptions are being serviced until they expire through the monitoring of the existing emergency phone system.  All remaining subscriptions will expire by March 31, 2011, at which time the emergency phone system will be disconnected.

Direct Response Marketing

Many direct response companies tend to follow a decades old model for the development of a direct response television, or DRTV, project.  One of the defining characteristics of this historical model is its lengthy timeframe, taking 18 to 24 months to move a project from idea to the first media test (which can take from 4 to 12 weeks).  In the case of products designed to meet an “impulsive consumer” desire in a fast-paced marketplace, “any unnecessary delay” in getting a marketing campaign on the air can cost millions in lost revenue and even more in the loss of first-to-market branding.

There are built-in features of most direct response companies that make it very difficult for them to get away from the historical project development model.  Most companies have an in-house “project development team” that evaluates all potential projects.  This team reviews the products, meets with product owners and creates written recommendations. Generally, the ultimate decision is made by a single individual outside of the team, which can further delay the process.

Most direct response firms tend to use only the traditional forms of marketing (television, radio, print, home shopping, catalogues, dedicated websites and social media), which are necessities in direct response marketing.  However, we believe there is potential to use newer forms of marketing, such as blogs, forums, social networks, links, viral marketing, search engine marketing and peer-to-peer marketing, which are lower-cost models of marketing that can reach targeted demographics.

Our Direct Marketing Subsidiary

Our wholly owned subsidiary Charlston Kentrist 41 Direct, Inc., or CK41, was formed to take advantage of the rapid and on-going growth in the direct response industry.  Direct response television advertisements is best known for the use of infomercials, which are long-format television commercials that are typically approximately 28 minutes, 30 seconds in length.  Infomercials are used to sell all types of products today; from financial services to abdominal exercisers, from cleaning products to nutraceuticals.

According to the Electronic Retailing Association, the following data characterizes this growing market:

•	10.3% of U.S. gross domestic product will come from direct marketing;
•	7.5% of all U.S. employment is now direct marketing driven; and
•	$1.9 trillion in direct market driven sales during 2009, which was a 7.4% increase over 2008.

Our system is a process by which we approach the opportunity in a strategic way.  Each selected product is planned, market tested and managed in a completely systematic way.  There are several different production models used including normal retail channels.  Studies by Direct Response Academy have shown that for every product sold by contacting the 800-number, another five to ten are sold at retail. We believe that our expertise, which includes placing products with “Big Box” retailers, will enable our products to achieve maximum exposure to reach their full sales potential.

CK41 will create “several project development teams” within various corporate product divisions that will focus on different categories. CK41 will give full creative control and decision making to every team. This means everything from meeting the product owner all the way to the first media and web testing. Through each phase of the product development, including financial, these divisions will be overseen by three or four highly positioned executives in the company during each project phase. Project development teams will be trained in all of the newer, cutting edge forms of marketing on a consistent basis.

Operations

Product Selection

Our in-house product development team researches, develops and analyzes product concepts. We augment our product development activities through relationships with third party product owners. We review products to determine economic viability and marketability. We review product concepts from inventors, suppliers, trade shows, industry conferences, manufacturers and consumer product companies. We believe that a product must meet the following criteria to be considered for evaluation:

•	Not be available in stores until after implementation of the infomercial campaign;
•	Be beneficial to consumers and offer value;
•	Be capable of being easily manufactured and shipped in significant quantities;
•	Be an attractive impulse item that meets the need of a broad segment of the buying public;
•	Have the ability to encourage repeat buys directly to the company and continuity sales with no availability in stores;
•	Appeal to multiple demographics;
•	Have at least a 5 to1 selling price to cost ratio;
•	Exclusive control of product distribution worldwide;
•	Product royalties that do not exceed 5%; and
•	Proprietary ownership rights.

Direct Response TV Production

Once a product has been identified and the legal agreements have been signed, a project budget needs to be created so project funding can be reserved.  Included in a typical direct response project budget are: development of the product and product packaging; production of the infomercial/commercial; development of the project website; media testing of the infomercial/commercial; if necessary, corrective action for the infomercial/commercial after the media test; payment of project logistical expenses; purchase of product inventory; media funding for roll-out of the infomercial/commercial and pursuit of the marketing plan into other marketing venues.

Development of the creative concepts is the next step for the project.  Every infomercial must identify a specific need that is fulfilled by the product, packaged as the unique selling proposition for that product.  Project creative will also include determining whether the product is best suited to a long form (30 minute) infomercial or a short form (2 minute) commercial spot.  When this is determined, the following creative elements will be produced:  a script for the infomercial, content for the website, copy and pictures for marketing materials, a script for the call center operators, videos, animation, graphics and all the other creative elements required.

With the project creative and the product USP established, the next step in the process is to product the infomercial or the commercial spot for the product.   A typical product infomercial will cost between $250,000 and $500,000 and a typical commercial spot will cost between $25,000 and $50,000.  The infomercial production process will take between 6 to 12 months to complete and a commercial spot production will take between 1 to 3 months to complete, with the primary difference coming in the time required for pre-production and post-production editing.

Test Marketing/Trial Process

Once the infomercial/commercial has been produced, a media test is conducted.  In this process, a media buying company will purchase between $10,000 and $20,000 per week in airtime for a commercial and $40,000 to 80,000 per week for an infomercial.  The spots will be in certain targeted markets based on geographical and/or demographic profiles.  If a direct response TV program achieves acceptable results, as defined by customer orders per cost of media, we will typically air the program on a rapidly increasing schedule on a nationwide basis. During this initial phase, we may modify the creative presentation of the direct response TV program and/or the pricing. What makes direct response advertising so effective is our ability to monitor results and pull, on-the-fly, advertisements that aren't working. Some of the salient metrics to measure to ensure our online campaign stays on track include:

•	Media spend. Monitor the cost of advertising spent, including search marketing to drive traffic;
•	Response. Track response to ads and calculate the response rate;
•	Conversion rate. Measure conversion rates;
•	Revenue. Monitor sales created by the advertising. Also track related product sales;
•
Contribution margin. Track the margin contribution of all the components of a product offering.  We will constantly shift ad dollars to the products and advertisements to generate the highest returns; and

•	List Creation. Track both e-mail and postal addresses.

We believe that a successful trial will result in the ratio of media expenditures to revenue will exceed 2 to 1 by the end of a three month test and the spending for the trial does not exceed $15,000 for a commercial or $35,000 for an infomercial.

Corrective Action and Follow-Up Media Tests

If the initial media test results do not warrant an immediate national roll-out, but indicate results that are close to break even, additional work on the infomercial may be appropriate.  One of the most effective ways to determine what infomercial changes might improve sales performance is to conduct focus testing.  Important information can be gained by calling people who ordered the product, but returned it after receiving it.  Media buyers can provide valuable insight by comparing sales against media aired.  An experienced outside producer can often suggest ideas for how to better position the product or tell the story.

Once the commercial has been modified, one or more subsequent media tests need to be conducted to see if the modified infomercial/commercial is producing better results.  Although many of the most successful direct response campaigns were the result of multiple versions of long form or short form commercials, only 20% of DRTV projects actually succeed.  This means it is vital that a go/no go decision is made before too much money is spent chasing a losing project.

Project Website

Direct internet sales can represent between 25% and 50% of all sales in a direct response project.  This makes the creation and maintenance of a sophisticated Internet and website marketing strategy a very important part of any direct response campaign.  Designed to work in concert with the other elements of the overall marketing plan, in addition to the normal e-commerce functions the project website should be regularly updated with flash video, user testimonials, product updates, polling segments, user blogs and other creative features that will draw potential customers to the site.

Product Manufacturing

We will typically invest in inventory only after we successfully test market a product. We then purchase inventory of a product against anticipated sales. Managing product inventory is critical to prevent stock-outs, minimize delivery time to the consumer and curtail inventory risk. We intend to purchase our products from manufacturers in the United States of America.

Media Purchasing

We will purchase media time through media buying agencies. We intend to make short-term commitments (two weeks to three months) to purchase cable television time from cable networks and media representatives. We also intend to purchase broadcast television time, primarily in thirty-minute segments, from network affiliates and independent stations based on cost and availability of broadcast time. We believe that the ability to purchase media time at a price that allows us to sell sufficient product quantities at targeted gross margins will be a critical component of our operations.

Order Processing

We intend to contract with third-party order processing companies. Order processing consists of in-bound call centers that answer toll-free calls from consumers responding to our direct response TV programs. The in-bound call center will capture a customer's information, including telephone number, shipping address and credit card number, and electronically transmit orders to our order fulfillment contractors to ship the product.

Order Fulfillment

We intend to contract with three third-party fulfillment centers to receive, inspect, store, package and ship our products and process returns. The fulfillment centers will primarily utilize bulk shippers to deliver products to customers in the U.S.

Customer Service

We will provide customer service through third-party contractors to respond to customer inquiries and process product returns. We intend to offer an unconditional 30-day money back return policy to our customers. Our products will also typically be covered by manufacturer warranties.

Channels of Distribution

We intend to primarily distribute our products through direct response TV programs. We hope to increase revenues per product by selling our products through additional channels, including the Internet. Our growth strategy is to expand our existing, and add new channels of distribution.

Direct Response TV

We will design our direct response TV programming to create an entertaining and informative presentation of our product features, uses and benefits. Direct response TV allows us to test new products and marketing messages quickly, efficiently and accurately. It also enables us to actively manage the product launch, product profitability and market penetration per media dollar, and determine the appropriate life cycle of the product in each targeted market. We have produced one direct response TV program to sell our purEffect and have additional programs in various stages of development.

Internet

We create awareness of our websites through our direct response TV programs. The websites allow consumers to order products advertised through direct response TV programs as well as other traditional consumer products.

Our Product

Currently, we have one primary product that is ready for marketing, our purEffect acne treatment program.  purEffect was created to treat cases of acne. Like most products for treating acne, purEffect uses Benzoyl Peroxide as one of the main active ingredients. It is mainly used in 2.5% strength, as higher percentages may irritate the skin. Side effects of benzoyl peroxide include irritation, stinging, dryness and peeling of the skin. Approximately 5 percent of the population is allergic to benzoyl peroxide and may experience reactions such as redness, itching, hives, swelling and a burning sensation after topical application.  Benzoyl peroxide may also cause increased sensitivity to sunlight and induce color-specific discoloration of clothes.

Our purEffect product is a four-step program, involving an acne facial wash, oil reducing toner, acne repair cream and a healing cream.  Other acne treatment programs do not have the healing cream, which we believe provides us with a distinct advantage over our competitors.  We engaged an independent third party company to conduct a clinical research test of our product compared to a traditional three-step program.  The results of the study indicated that consumers did not feel inconvenienced with an additional step in the program and felt that the additional step moisturized their skin, which often felt dry from the three-step program. It also helps to heal previous acne blemishes.

Competition

The direct response industry in general is large, highly fragmented, extremely competitive and is wholly dependent on anticipating and timely reacting to changing consumer tastes. Our competitors primarily include other direct response marketers but also include retailers, manufacturers and producers of products similar to ours, online e-commerce sites and indirect competitors such as media companies, fulfillment centers and distributors we may engage to sell our products and services.

Direct response market leaders fluctuate constantly as those with popular products and shows may dominate the airwaves by purchasing premium time slots and air time in bulk, therefore limiting media time to other competitors. We also compete with a large number of consumer product companies and retailers who have substantially greater financial, marketing and other resources than we have, some of which have commenced or indicated their intent to conduct direct response marketing. There also exists a threat from competitors who attempt to copy a successful product we market and market their copied product at significantly lower prices than we may to sell ours. Products similar to ours may also be sold in department stores, pharmacies, general merchandise stores, over the Internet, in newspapers, magazines and direct mail advertising, thereby diminishing our competitive position.

We believe that the principal competitive factors in our business include authenticity of information, unique content, distinctiveness and quality of product, brand recognition, price, convenience, fast and reliable fulfillment and customer service. Many of our current and potential competitors have greater resources, more customers and greater brand recognition. We also expect industry consolidation to increase competition. As our competitors grow, they may secure better terms from manufacturers, distributors and fulfillment centers, adopt more aggressive pricing and devote more resources to programming, fulfillment, and marketing which could result in reduced operating margins and loss of market share for our Company. However, we believe that our experience in identifying unique products, media placement, telemarketing, in house programming, order fulfillment, product sourcing and customer service gives us a competitive advantage over many other competitors in the marketplace. While we believe our business plan and assumptions are reasonable and provide us a competitive advantage, demographic trends and consumer tastes on which they are based may change and current consumption levels may not be sustained. Any decrease of consumer interest in purchasing goods that we promote would materially and adversely affect our operations and financial prospects.

Consequently, we believe our primary competitors include multi-channel and multi-product direct marketing companies such as Guthy-Renker, Telebrands, Hawthorne Direct, Script to Screen, Amazing Goods, the Sylmark Group and Thane. Additionally, there are a number of direct marketing companies that market their products primarily through catalogs.

Intellectual Property

Our success at attracting, marketing and selling products depends significantly on our ability to establish brand name recognition for our products. In order to protect our brand awareness, we seek to own all applicable trademarks and Internet URLs associated with our products, and we rely on confidentiality, license and other agreements with employees, customers, international distributors, strategic partners and others to protect our proprietary rights. We obtain the rights to market and sell our products and services through license and royalty agreements with the owners or inventors of the products we market.

Regulatory Matters

The regulation of programming services and Internet services is subject to the political process and has been in constant flux over the past decade. Further material changes in the law and regulatory requirements must be anticipated and there can be no assurance that our business will not be adversely affected by future legislation, new regulation or deregulation.

A number of existing and proposed laws restrict disclosure of consumers’ personal information which may make it more difficult for us to generate additional names for our direct marketing, and restrict our ability to send unsolicited electronic mail or printed materials. Although we believe we are generally in compliance with current laws and regulations and that these laws and regulations have not had a significant impact on our business to date, it is possible that existing or future regulatory requirements will impose a significant burden on us. Congress and individual states may consider additional online privacy legislation. Other Internet-related laws and regulations enacted in the future may cover issues such as defamatory speech, copyright infringement, pricing and characteristics and quality of products and services. The future adoption of such laws or regulations may slow the growth of commercial online services and the Internet, which could in turn cause a decline in the demand for the services and products of the Internet or otherwise have an adverse effect on our business, operating results and financial condition. Moreover, the applicability to commercial online services and the Internet of existing laws governing issues such as property ownership, libel, personal privacy and taxation is uncertain and could expose us to substantial liability.

We generally collect sales taxes only on sales to residents of states in which we have business relationships such as our call centers. Currently, we collect sales taxes on certain sales to residents of California, Florida and Texas. A number of legislative proposals have been made, from time to time, at the federal, state and local level, and by foreign governments, that would impose additional taxes on the sale of goods and services over the Internet and certain states have taken measures to tax Internet-related activities. If legislation is enacted that requires us to collect sales taxes on sales to residents of other states or jurisdictions, sales in our direct to consumer businesses may be adversely affected.

Our business is also subject to a number of other governmental regulations, including the Mail or Telephone Order Merchandise Rule and related regulations of the Federal Trade Commission. These regulations prohibit unfair methods of competition and unfair or deceptive acts or practices in connection with mail and telephone order sales and require sellers of mail and telephone order merchandise to conform to certain rules of conduct with respect to shipping dates and shipping delays. We are also subject to regulations of the U.S. Postal Service and various state and local consumer protection agencies relating to matters such as advertising, order solicitation, shipment deadlines and customer refunds and returns. In addition, merchandise that we import is subject to import and customs duties and, in some cases, import quotas. We believe we comply with all applicable provisions of those laws and rules.

Employees

As of February 7, 2011, we had two employees, an executive and a purchasing clerk. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal office at 245 Main Street, Suite 600, White Plains, New York 10691.  Our telephone number at that office is (914) 328-2830 and our fax number is (914) 328-2873. Our current office space consists of approximately 18,000 square feet. The lease runs until December 2013 at a cost of $4,500 per month and an additional $1,360 per month for four parking spaces.  We are currently locked out of our offices for failure to pay rent and are in negotiations with our landlord to obtain a release from our current lease.  We expect to move into new space during the first quarter of 2011.  We maintain a website at www.pureffect.com and the information contained on this website is not deemed to be a part of this prospectus.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

Bruce E. Seybert vs. Amber Alert Safety Centers Inc., United States District Court, Eastern District of Texas, Index No. 6:09cv53 LED/JDL

On February 9, 2009, a lawsuit was filed against us alleging that we (i) infringed on the trademark “Amber Alert”; (ii) infringed on ID kit and trade mark; (iii) infringed on concept for the way Amber Alerts were to be communicated, through all phones, faxes, and computers including set up data bases; and (iv) committed identify theft of the name Amber Alert.  Plaintiff seeks $30 million in damages, $300 million in punitive damages and removal of the name Amber Alert from all our business products and services.  This case was dismissed on February 16, 2010.

Blinglet, Inc. vs. Amber Alert Safety Centers Inc., Superior Court of California, County of Contra Costa, Index No. 6:09cv53 LED/JDL

On September 17, 2009, Blinglet, Inc. filed suit against us and Kai Patterson, a former officer and director of ours, in Superior Court of the State of California, Contra Costa County, for breach of contract, intentional misrepresentation, negligent misrepresentation, conversion, misappropriation of trade secrets, unfair competition and unfair business practices, among other causes of action.  Blinglet is seeking monetary damages and injunctive relief.  In September 2010, we settled the case with a payment of $675,000 to Blinglet, which payment was covered by our insurance carrier, and the issuance of 50,000 shares of our common stock to Blinglet.

The Terrie Williams Agency dba Studio 9 Global  vs. Amber Ready, Inc., Kai D. Patterson and Frank DelVecchio, United States District Court for the District of New Jersey, Newark Division, Case Number: 2:10-CV-00334-SRC-MAS

On January 20, 2010, The Terrie Williams Agency filed suit against us, Kai Patterson, a former officer and director, and Frank Del Vecchio, an officer and director, in the United States District Court, District of New Jersey, Newark Division, for breach of contract.  Plaintiff seeks approximately $354,000 in damages.  In September 2010, we settled the case with a payment of $50,000 to The Terrie Williams Agency.

GSHM 2005 Family Trust vs. Amber Ready, Inc., Supreme Court of New York, Rockland County, Index Number 1269/10

In February 2010, a lawsuit was filed against us by GSHM 2005 Family Trust alleging that we defaulted in the payment of a promissory note in amount that exceeds $75,000 as of January 1, 2010.  GSHM obtained a default judgment against us in the amount of $80,000. We have retained counsel in the matter and there presently is pending a motion to vacate the default judgment.

Emerald Holdings Group LLC vs. Amber Alert Safety Centers Inc., Superior Court of New Jersey, County of Morris, Docket Number LT-2453-10

On September 9, 2010, a lawsuit was filed against us alleging that we owe (i) back rent of approximately $72,000; and (ii) additional rent for electricity charges of approximately $109,000.  We have retained counsel in the matter and plan to defend against the charges.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Below are the names and certain information regarding our executive officers and directors:

Names:	Ages	Titles:	Board of Directors
Gary Savage	65	Chief Executive Officer and Chief Executive Officer Galaxy of Charlston Kentrist 41 Direct, Inc.	Director

Steven M. Plumb	51	Chief Financial Officer and Chairman of the Board	Director

Milton Makris	57	Secretary	Director

Robert Christie	66		Director

Paul Kaufman	63		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are five seats on our Board of Directors. Biographical resumes of each officer and director are set forth below.

Gary Savage has been our Chief Executive Officer and a member of the Board of Directors since April 2010.  Since May 2005, Mr. Savage has been the President, Chief Executive Officer and a member of the Board of Directors of Charlston Kentrist 41 Direct, Inc.  Previously, Mr. Savage was the Chief Executive Officer of Dr. Victor Cosmeceuticals (2005-2006), President and Chief Executive Officer of Savvy International Inc. (1997-2004), President and Chief Executive Officer of Gale Hayman, Inc. (1991-1997), President and Chief Operating Officer of Inverness, Inc. (1987-1991), President and Chief Operating Officer of Beecham Group, P.L.C., Ltd. (1979-1987), Executive Vice President of American Cyanamid, Inc. (1975-1979) and Corporate Director of Marketing of Squibb, Inc. (1971-1975). Mr. Savage received his Bachelors Degree and Masters Degree of Business Administration from in Long Island University.

Steven M. Plumb, CPA has been our Chief Financial Officer and Chairman of the Board since October 2010.  Mr. Plumb is the President of Clear Financial Solutions, Inc., a business consulting firm that provides interim and part time Chief Financial Officer services to public and private companies since 2001.  Mr. Plumb has over 25 years of experience in accounting and consulting in the oil & gas, technology, health care, and biotech industries. Clear also assists public and private companies with financing, operations improvement, SEC reporting, mergers and acquisitions, and financial analysis services. From September 2010 to the present, Mr. Plumb has served as the CFO of Cytogenix, Inc. and Galaxy Media.  From September 2008 to the present, Mr. Plumb has served as the CFO of ADB International Group, Inc. From January 2009 to the present, Mr. Plumb has served as the CFO of 3A Pharma, LLC.  From March 2008 to November 2008, Mr. Plumb was the CFO of Striker Oil & Gas, Inc. and Oncolin Therapeutics, Inc.  From September 2005 to June 2006 Mr. Plumb was the CFO of BlueGate Corp., from October 2005 to June 2008, Mr. Plumb was the Chief Financial Officer of Hyperdynamics Corp., from October 2005 to the March 2008, Mr. Plumb served as the Chief Financial Officer of HoustonPharma, Inc. of which he was a co-founder.  From 2002 through 2004, Mr. Plumb served as Vice President and Chief Financial Officer of Adventrx Pharmaceuticals, Inc. In addition, Mr. Plumb serves on the board of directors and as chair of the audit committee of American International Industries, Inc. Prior to this, Mr. Plumb served as the Chief Financial Officer of DePelchin Children's Center, and as controller of Memorial City Rehabilitation Hospital in Bellaire, Texas.  Mr. Plumb is a former auditor and consultant with KPMG. Mr. Plumb earned his BBA degree in accounting from the University of Texas at Austin.

Paul Kaufman has been a member of the Board of Directors since April 2010.  Since 1988, Mr. Kaufman has been a partner is the firm of Kaufman, Bern, Deutsch & Leibman, L.L.P.  Mr. Kaufman received his Bachelor of Arts degree from the University of Wisconsin- Madison in 1970 and his Juris Doctorate degree from New York Law School in 1973.

Milton Makris has been a member of the Board of Directors since January 2009 and Secretary since January 2011.  Previously, Mr. Makris served as our Chief Operating Officer between September and November 2009.  Between June 2001 and March 2009, Mr. Makris was the Director of Engineering for Motorola Inc.

Robert Christie has been a member of the Board of Directors since January 2009.  Since 2008, Mr. Christie has been the Chief Financial Officer for Diamond Antenna and Microwave Corp., a Littleton, Massachusetts based manufacturer of precision rotary joints.  Between 2006 and 2007, Mr. Christie was the Chief Financial Officer for Masstech EMS, a Woburn, Massachusetts based manufacturer of printed circuit boards. Between August 2002 and September 2006, Mr. Christie was the President and Chief Executive Officer for Waldo Bros, a Boston, Massachusetts based distributor of construction materials.  Between 1990 and 2002, Mr. Christie was the Chief Financial Officer and Vice President of American Finish & Chemical Company, Inc., a Chelsea, Massachusetts based manufacturer of specialty industrial adhesives, chemicals and coatings. Mr. Christie received his Bachelors Degree in Business Administration from Northeastern University and his Masters of Business Administration from Plattsburgh University.

Board Committees and Independence

We are not required to have any independent members of the Board of Directors. The board of directors has determined that (i) Messrs. Savage, Makris and Plumb have relationships which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is not an “independent director” as defined in the Marketplace Rules of The NASDAQ Stock Market and (ii) Messrs. Christie and Kaufman are independent directors as defined in the Marketplace Rules of The NASDAQ Stock Market.  As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the last two completed fiscal years exceeded $100,000:

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kai D. Patterson, CEO (1)	2009	$96,154	--	--	--	--	--	$31,166 (2)	$127,320
	2008	$105,000	--	--	--	--	--	$47,309 (3)	$152,309
Frank DelVecchio, CEO (4)	2010	$66,048	--	--	--	--	--	$--	$66,048
	2009	$198,462	$40,000	--	--	--	--	$1,948 (5)	$240,410

Gary Savage, CEO (6)	2010	$182,263	$48,000	--	--	--	--	$17,532 (7)	$248,295
	2009	$--						$--	$--

(1)	Mr. Patterson was terminated as Chief Executive Officer on September 11, 2009.
(2)	Includes $23,034 of automobile lease payments and $8,131 of additional automobile expenses, including gas, tolls, parking and maintenance.
(3)	Includes $29,359 of automobile lease payments and $17,949 of additional automobile expenses, including gas, tolls, parking and maintenance.
(4)	Mr. DelVecchio was appointed as Chief Executive Officer on September 14, 2009 and resigned on April 10, 2010.
(5)	Represents automobile lease payments and additional automobile expenses, including gas, tolls, parking and maintenance since September 14, 2009.
(6)	Mr. Savage was appointed Chief Executive Officer on April 10, 2010.
(7)	Represents auto allowance of $9,000, health insurance premiums of $8,270, and $262 of telephone expenses since April 8, 2010.

Option/SAR Grants in Fiscal Year Ended December 31, 2010

None.

Stock Option Plans

None.

Employment Agreements

Gary Savage

We entered into a three year employment agreement with Mr. Savage on April 8, 2010 to serve as President and Chief Executive Officer. Upon the end of the three year term and each year thereafter, the employment agreement will automatically renew successive one year terms, unless terminated by either party upon 90 days prior written notice prior to the end of a term.  Pursuant to the employment agreement, Mr. Savage receives annual compensation of $275,000.  Mr. Savage’s salary will increase to $355,000 upon the successful launch of our first product and additional $50,000 raises thereafter for each successful launch of an additional product, such annual salary not to exceed $500,000. In addition, Mr. Savage is entitled to semi-annual performance bonuses of 1% of our gross revenues during the preceding six month period. As well, Mr. Savage receives an automobile allowance of $1,500 per month.  In addition, Mr. Savage is entitled to participate in any and all benefit plans, from time to time, in effect for our employees, along with vacation, sick and holiday pay in accordance with policies established and in effect from time to time.

Director Compensation

Our directors are elected by the vote of a majority in interest of the holders of our voting stock and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.  Directors do not receive any compensation.

A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, during the last two fiscal years, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common or preferred stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

We previously paid automobile lease on behalf of our then CEO, Kai Patterson, in the amount of $1,510.92 per month, which we stopped paying in July 2009.

In connection with the employment of Frank DelVecchio, our former Chief Executive Officer and Vice-President, we agreed to reimburse Mr. DelVecchio $5,400 a month for payment of an outstanding note to Wireless Management Services, LLC, which was owned by Mr. DelVecchio.  Mr. DelVecchio resigned effective November 5, 2010.

On May 8, 2009, we entered into a consulting agreement with James Garner, a former member of the Board of Directors.  The consulting agreement expired on June 30, 2009 and Mr. Garner received $20,000 in compensation for his services.  Pursuant to the consulting agreement, Mr. Garner assisted us in our Amber Ready Tour in 32 cities by contacting the Mayor of each city in which the Amber Ready Tour visited to get the Mayors to attend the Amber Ready Tour when it is in their city.  In addition, Mr. Garner attended the Amber Ready Tour and was a keynote speaker at each event.

We paid Suzanne Stanford, a former member of our Board of Directors, consulting fees of $67,000 in 2010 for child advocacy, business development and community outreach services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of February 7, 2011 .

●	By each person who is known by us to beneficially own more than 5% of our common stock;
●	By each of our officers and directors; and
●	By all of our officers and directors as a group.

NAME AND ADDRESS	TITLE OF	NUMBER OF	PERCENTAGE OF CLASS PRIOR TO	PERCENTAGE OF CLASS AFTER
OF OWNER (1)	CLASS	SHARES OWNED (2)	OFFERING (3)	OFFERING (4)

Gary Savage	Common Stock	5,660,974	10.76%	10.14%

Steven M. Plumb	Common Stock	-	*	*

Milton Makris	Common Stock	70,834	*	*

Robert Christie	Common Stock	70,834	*	*

Paul Kaufman	Common Stock	50,000	*	*

All Officers and Directors As a Group (5 persons)	Common Stock	5,852,642	11.13%	10.48%

John Thomas Bridge & Opportunity Fund, L.P. (6)	Common Stock	22,714,419	43.18%	36.39%
3 Riverway, Suite 1800
Houston, Texas 77056

* Less than 1%.

(1) Unless otherwise noted, the mailing address of each beneficial owner is 245 Main Street, Suite 600, White Plains, New York 10601.

(2) Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of February 7, 2011 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(3) Percentage based upon 52,598,997 shares of common stock issued and outstanding as of February 7, 2011.

(4) Percentage based upon 55,826,052 shares of common stock issued and outstanding upon the completion of the offering and assumes that all shares registered hereunder are sold.

(5)  Upon the completion of the offering and assumes that all shares registered hereunder are sold, this investor will own 20,316,954 shares of common stock.

(6) George Jarkesy, as managing member of John Thomas Capital Management Group, LLC, the managing general partner of John Thomas Bridge & Opportunity Fund, L.P., has voting and investment control over shares held by this entity.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.0001 per share. As of February 7, 2011, there are 52,598,997 shares of common stock issued and outstanding. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The common stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $.0001 per share, none of which are currently outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

Options

As of February 7, 2011, we have not issued any options.

Warrants

In connection with a financing completed in 2007, we issued warrants to purchase 4,167 shares of common stock to Mercer Capital, Ltd.  The warrants are exercisable for 10 years from the date of issuance at an exercise price of $1.20 per share.  The holders may exercise the warrants on a cashless basis in lieu of paying cash, so long as our current market price is greater than the exercise price.

In connection with a financing completed in 2008, we issued warrants to purchase 4,972 shares of common stock to three persons.  The warrants are exercisable for five years from the date of issuance at an exercise price of $66.00 per share.  The holders may exercise the warrants on a cashless basis in lieu of paying cash, so long as our current market price is greater than the exercise price.

On April 21, 2009, we issued warrants to purchase 16,667 shares of common stock to Blinglets Incorporated.  The warrants are exercisable for three years from the date of issuance at an exercise price of $18.00 per share.

In connection with a consulting agreement executed in February 2009, we are obligated to issue 16,667 warrants to Elite Financial Communications Group, LLC, with 25% of the warrants exercisable at (i) $3.00, (ii) $6.00, (iii) $9.00, and (iv) $12.00 per share.  The warrants are exercisable until two years after an effective registration statement registering the shares of common stock issuable upon exercise of the warrants.

In connection with a private placement in April 2009, the holders of the Senior Notes may elect to convert such Senior Notes into Senior Units, at a conversion price of $12.00 per Senior Unit.  Each Senior Unit consists of one share of common stock and one common stock purchase warrant. Therefore, if all of the Senior Notes are converted into Senior Units, we would issue warrants to purchase approximately 1,169,106 shares of common stock. The Senior Warrants would be exercisable for a period of five years at an exercise price of $18.00 per share.  The Senior Warrants are exercisable on a cashless basis if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective. The Senior Warrants are neither issued nor outstanding, and will only be issued and outstanding to the extent the holders convert the Senior Notes.

In connection with the private placement in April 2009, we issued placement agent warrants to purchase 233,821 shares of common stock to John Thomas and its employees. The placement agent warrants are exercisable for a period of five years at an exercise price of $18.00 per share and are exercisable on a cashless basis.

In connection with a private placement in June 2009, the holders of the Subordinated Notes may elect to convert such Subordinated Notes into Subordinated Units, at a conversion price of $12.00 per Subordinated Unit.  Each Subordinated Unit consists of one share of common stock and three common stock purchase warrants. Therefore, if all of the Subordinated Notes are converted into Subordinated Units, we would issue warrants to purchase approximately 385,650 shares of common stock. The Subordinated Warrants would be exercisable for a period of five years at an exercise price of $18.00 per share.  The Subordinated Warrants are exercisable on a cashless basis if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective. The Subordinated Warrants are neither issued nor outstanding, and will only be issued and outstanding to the extent the holders convert the Subordinated Notes.

In connection with the private placement in June 2009, we issued placement agent warrants to purchase 25,710 shares of common stock to John Thomas and its employees. The placement agent warrants are exercisable for a period of five years at an exercise price of $18.00 per share and are exercisable on a cashless basis.

In connection with the payment of quarterly interest on the Senior Notes for the quarter ended June 30, 2009, we issued warrants to purchase an aggregate of 43,971 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Senior Notes for the quarter ended September 30, 2009, we issued warrants to purchase an aggregate of 53,195 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Subordinated Notes for the quarter ended September 30, 2009, we issued warrants to purchase an aggregate of 17,740 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Senior Notes for the quarter ended December 31, 2009, we issued warrants to purchase an aggregate of 53,197 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Subordinated Notes for the quarter ended December 31, 2009, we issued warrants to purchase an aggregate of 17,548 shares of common stock.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

In connection with the payment of quarterly interest on the Senior and Subordinated Notes for the nine and twelve months ended September 30, 2010 and December 31, 2010, we issued warrants to purchase an aggregate of 71,155 and 71,308 shares of common stock, respectively.  The warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The warrants will be exercisable on a cashless basis any time if a registration statement registering for resale the common stock issuable upon exercise of the warrants is not effective.

Convertible Securities

On October 31, 2008, we issued one investor a $250,000 convertible debenture.  The debenture accrues interest at the rate of 18% per annum and was due on April 30, 2009.  The debenture may be converted into shares of our common stock at a conversion price of $60.00 per share.  As of September 27, 2010, the debenture has not been paid.

2009 Senior Secured Private Placement

In April 2009, we sold $11,999,980.88 principal amount of Senior Notes, to approximately 120 accredited investors and non-U.S. persons and issued Senior Notes in the principal amount of $2,029,264.49 upon exchange of Old Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into Senior Units, at a conversion price of $12.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) one Senior Warrant.

The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $12.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

2009 Subordinated Secured Private Placement

On June 30, 2009, we sold $1,542,600 principal amount of Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Subordinated Units, at a conversion price of $12.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three Subordinated Warrants.

The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $12.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

Transfer Agent

The transfer agent for our Common Stock is Olde Monmouth Stock Transfer Co., Inc. The transfer agent’s address is 200 Memorial Parkway, Atlantic Highlands, NJ 07716, and its telephone number is (732) 872-2727.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock, including shares issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to decrease or impair our ability to raise equity capital in the future.

As of February 7, 2011, a total of 52,598,997 shares of common stock are outstanding, which does not include any shares issuable upon exercise of outstanding warrants to purchase common stock or conversion of convertible securities. Of these shares, all 3,438,297 shares of common stock sold in this offering by the selling stockholders will be freely tradable in the public market without restriction or further registration under the Securities Act, unless these shares are held by “affiliates,” as that term is defined in Rule 144 under the Securities Act.

The remaining 49,160,700 shares of common stock will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act or if they qualify for an exemption from registration under Rules 144 or 701 under the Securities Act, which are summarized below.

After giving effect to the provisions of Rules 144 and 701 under the Securities Act, these restricted securities will be available for sale in the public market as follows:

Number of
Date	Shares
On the date of this prospectus	14,335,763
90 days after the date of this prospectus	40,724,159
At various times beginning more than 180 days after the date of this prospectus	49,160,700

Rule 144

In general, under Rule 144 an affiliate who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled to sell, within any three-month period a number of shares that does not exceed the greater of:

•
1% of the number of shares of our common stock then outstanding, which will equal approximately 525,989 shares immediately after this offering, assuming that no outstanding warrants are exercised nor convertible securities are converted; or

•	the average weekly trading volume of our common stock on a principal market or exchange during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

These sales may commence beginning 90 days after the date of this prospectus, subject to continued availability of current public information about us. Such sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements.

A person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale may sell the shares proposed to be sold according to the following conditions:

•
If the person has beneficially owned the shares for at least six months, including the holding period of any prior owner other than an affiliate, the shares may be sold, subject to continued availability of current public information about us.

•	If the person has beneficially owned the shares for at least one year, including the holding period of any prior owner other than an affiliate, the shares may be sold without any Rule 144 limitations.

Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of this offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will, subject to the lock-up restrictions described below, be eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provides to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

No market currently exists for our shares.  The price reflected in this prospectus of $12.00 per share is the initial offering price of the shares of common stock upon the effectiveness of this prospectus.  The selling stockholders may, from time to time, sell any or all of their shares of common stock covered by this prospectus in private transactions at a price of $12.00 per share or on any stock exchange, market or trading facility on which the shares may then be traded. If our shares are quoted on the Over-the-Counter Bulletin Board, the selling stockholders may sell any or all of their shares at prevailing market prices or privately negotiated prices. The term "selling stockholders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of the common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The $ 12 .00 per share offering price of the shares of common stock being sold under this prospectus has been arbitrarily set. The price does not bear any relationship to our assets, book value, earnings or net worth and it is not an indication of actual value. Additionally, the offering price of our shares is higher than the price paid by our founders, and exceeds the per share value of our net tangible assets. Therefore, if you purchase shares in this offering, you will experience immediate and substantial dilution. You may also suffer additional dilution in the future from the sale of additional shares of common stock or other securities, if the need for additional financing forces us to make such sales. Investors should be aware of the risk of judging the real or potential future market value, if any, of our common stock by comparison to the offering price.

The selling stockholder, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholder may pledge its shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholder and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholder or any other such person. In the event that the selling stockholder is deemed affiliated with purchasers or distribution participants within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder is contractually restricted from engaging in short sells. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If the selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

We are required to pay certain fees and expenses we incur incident to the registration of the shares.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person.  We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling stockholders as of February 7, 2011. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

The following selling stockholders are deemed an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts, in connection with the sale of their common stock under this prospectus: John Thomas Financial, Inc., a registered broker-dealer; Michael Acierno, Lawrence Banks, George Baseluos, Neftali Mercedes, Arthur Mel Coffey, Gregory Fleming, Anthony Guiliano, Ray Gordos, Anthony Maiuolo, Christopher Harrington, Solomon James, Christopher Kalatoudis, Christopher Perillo, Gani Leka, Scott Levine, Wade Papas, Daniel Potash, Dennis Riordan, William Roussos, Frank Scarso, Alain Florstain, Barry Pittman, George Belesis, Ron Cantolupo, David Page, Dennis Herrera, David Krispeal, Baris Calabar, Lydell Polanco, Donald Durando, Jonathan McHale, Michael Bar, Evan Taub, Gregory Lewis, Omar Hassan, Nicholas Dito, Enver Alijaj, Johnnie Jones, Kieran Ryan, Kirt Samuel, Louis Loscalzo, Larry Lubarsky, Lawrence Lowe, Edwin Debus, Michael Roizman, Stephen McKoy, Everton Murdock, Paul Moisio, Wayne Rozanski, Philip Alves, Wayne Kaufman, Joseph Castellano, Maria Cummings, Bari Latterman, Vivian Zhou, Marc Greenberg, Maria Dunn, Emily Bisogna, Gils Aubry, Nora Shehu, Adina Heiss, Ashley Ron, Michele Misiti, Mohar Chaudhuri, Melissa Russo, and Theresa Moutuori; all of whom are employees of John Thomas Financial, Inc. With the exception of the foregoing, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

	Beneficial Ownership Prior to this Offering (1)				Beneficial Ownership After this Offering (2)
Selling Stockholder	Number of Shares	Percent of Class	Shares That May be Offered and Sold Hereby		Number of Shares	Percent of Class
John Thomas Bridge and Opportunity Fund, L.P. (3)	22,714,419	43.18%	1,929,277		20,785,142	37.23%
John Thomas Financial, Inc. (4)	325,593	*	325,594	(15)	-	*
Renald & Catherine Anelle	16,850	*	5,882	(16)	10,968	*
Ralph & Lois Arch	16,759	*	5,851	(17)	10,908	*
Charles Chief Boyd	21,049	*	7,348	(18)	13,701	*
Richard Brooks	35,908	*	13,582	(19)	22,326	*
Tim Burford	75,968	*	25,981	(20)	49,987	*
Cosimo Caggese	21,042	*	7,345	(21)	13,697	*
Carlos Castillo	14,173	*	7,342	(22)	6,831	*
David Clements	16,838	*	5,876	(23)	10,962	*
Crat Investments (4a)	125,805	*	43,934	(24)	81,871	*
Asset Protection Fund Ltd. (5)	56,682	*	29,369	(25)	27,313	*
Downey & Sons Pallet Co., Inc. (6)	5,942	*	7,348	(26)	(1,406)	*
Michael Duffy	168,772	*	58,822	(27)	109,950	*
John Esposito	84,322	*	29,446	(28)	54,876	*
Douglas Fore	508	*	508		-	*

Luis & Iris Garcia	126,489		*	44,168	(29)	82,321	*
Anthony Gennaro	508		*	508		-	*
Paul Gersh	75,825		*	25,942	(30)	49,883	*
Joseph Gibson	20,933		*	7,307	(31)	13,626	*
Frank Giordano	16,968		*	5,924	(32)	11,044	*
Ralph W. Gitz	101,169		*	37,266	(33)	63,903	*
Roger & Rosemary Goudreau	20,785		*	7,263	(34)	13,522	*
Gary Harrell	16,869		*	5,888	(35)	10,981	*
Alan Josyln	20,943		*	7,313	(36)	13,630	*
Ted Kelly	4,535		*	2,136	(37)	2,399	*
John & Colleen Kerr Trust (7)	83,724		*	29,246	(38)	54,478	*
Leonard Lewis	21,052		*	7,350	(39)	13,702	*
Charles Lowden	1,015		*	1,015		-	*
Spencer Mallory	21,042		*	7,345	(40)	13,697	*
Peter Malo	21,042		*	7,345	(41)	13,697	*
William McCartney	21,125		*	7,372	(42)	13,753	*
John Meeks	20,795		*	7,269	(43)	13,526	*
Steven & Kathleen Mele	37,974		*	12,975	(44)	24,999	*
James Mitchell	20,975		*	7,327	(45)	13,648	*
David & Laura Owen Trust (8)	8,464		*	2,949	(46)	5,515	*
Marion Rose	20,975		*	7,327	(47)	13,648	*
John Rupe	16,846		*	5,880	(48)	10,966	*
Robert & LeAnn Seely	8,316		*	2,908	(49)	5,408	*
Patrick G. Sheridan	16,850		*	5,882	(50)	10,968	*
Tom Smolik	10,333		*	3,609	(51)	6,724	*
Alan Swain	42,192		*	14,729	(52)	27,463	*
Jon Voris	59,317		*	20,639	(53)	38,678	*
Kevin Walker	16,978	`	*	5,928	(54)	11,050	*
Christopher Charles	337,275		*	53,924	(55)	283,351	*
David L. Crick	1,359,022		2.58%	454,961	(56)	904,061	1.62%
Todd Tuls	679,517		1.29%	227,481	(57)	452,036	*
Boyce W. Church	67,855		*	22,633	(58)	45,222	*
Fermo Jaeckle	1,018,438		1.94%	340,387	(59)	678,051	1.21%
Marc C Albertson	23,044		*	11,376	(60)	11,668	*
Don A. Callahan	16,990		*	5,689	(61)	11,301	*
Hendrik Ynema	101,929		*	34,124	(62)	67,805	*
Gary Bessoni	10,204		*	3,414	(63)	6,790	*
William Emmons	67,962		*	22,750	(64)	45,212	*
Timothy Marks	338,930		*	112,908	(65)	226,022	*
Ronald Boonie	135,587		*	45,164	(66)	90,423	*

James Steagall	67,796	*	22,583	(67)	45,213	*
James Delalley	33,891	*	11,293	(68)	22,598	*
Matthew D. Lowery	860,462	1.64%	116,109	(69)	744,353	1.33%
James R. Lance	67,744	*	22,551	(70)	45,193	*
Joseph Nicosia	34,080	*	11,293	(71)	22,787	*
Allen Hoyt	33,891	*	11,293	(72)	22,598	*
Adam Brown Services, Inc. (9)	23,719	*	7,905	(73)	15,814	*
Joseph Berendowski	149,714	*	21,235	(74)	128,479	*
Thomas Kennedy	33,891	*	11,293	(75)	22,598	*
Dennis Urbanski	33,891	*	11,293	(76)	22,598	*
Gary Spiegel	16,948	*	5,648	(77)	11,300	*
Karel M. & Maureen Sheveland	16,948	*	5,648	(78)	11,300	*
Jai Gaur	16,948	*	5,648	(79)	11,300	*
James M. and Elizabeth S. Moore	33,891	*	11,293	(80)	22,598	*
Anthony Adams	10,178	*	3,388	(81)	6,790	*
Barclay Redgate	16,948	*	5,648	(82)	11,300	*
Michael Lichtenberg	33,891	*	11,293	(83)	22,598	*
John Pinion	67,796	*	22,583	(84)	45,213	*
Vasileios Tsiaras	33,891	*	11,293	(85)	22,598	*
Glenn J. Herbolsheimer	16,948	*	5,648	(86)	11,300	*
Gary L. Akerstrom	67,796	*	22,583	(87)	45,213	*
Thomas Hamilton	319,424	*	72,042	(88)	247,382	*
Peter Jaeckle	33,891	*	11,293	(89)	22,598	*
Ronald Weber	33,891	*	11,293	(90)	22,598	*
Steven L. & Marie Rakiec	598,803	1.14%	84,934	(91)	513,869	*
Jason Messner	16,948	*	5,648	(92)	11,300	*
John Tierney	16,948	*	5,648	(93)	11,300	*
Roger Beu II	6,780	*	2,261	(94)	4,519	*
Decio Loureiro	67,795	*	22,583	(95)	45,212	*
William Kraemer	33,891	*	11,293	(96)	22,598	*
James McClendon	16,948	*	5,648	(97)	11,300	*
Bruce Thomas	25,522	*	8,505	(98)	17,017	*
Tanya Molton	16,948	*	5,648	(99)	11,300	*
Jerry & Paula Dean	33,891	*	11,293	(100)	22,598	*
Catherine Kendall	101,679	*	33,874	(101)	67,805	*
Douglas & Dorene Harrison	33,891	*	11,293	(102)	22,598	*
Frank Blablo	33,891	*	11,293	(103)	22,598	*
Rick & Deborah Estes	33,891	*	11,293	(104)	22,598	*
Shephard & Elizabeth Johnson	33,891	*	11,293	(105)	22,598	*
Bruce Lanzetta	16,948	*	5,648	(106)	11,300	*
Harold Saul	31,870	*	10,615	(107)	21,255	*
Thomas Tidrick	13,579	*	4,518	(108)	9,061	*
Leon Sarfan	16,948	*	5,648	(109)	11,300	*
Betty Lages	16,948	*	5,648	(110)	11,300	*
Philip Panchaud	16,948	*	5,648	(111)	11,300	*
Daniel & Virginia Wright	33,891	*	11,293	(112)	22,598	*
Tom Murch	67,796	*	22,583	(113)	45,213	*
Urban Wilson	22,372	*	7,454	(114)	14,918	*
Michael & Nina Randall	33,891	*	11,293	(115)	22,598	*
Kevin Ross	16,948	*	5,648	(116)	11,300	*
John Sisk	677,850	1.29%	225,815	(117)	452,035	*
Richard Bost	33,891	*	11,293	(118)	22,598	*
Raymond & Elizabeth Antonucci	16,948	*	5,648	(119)	11,300	*
Larry Scroggins	33,891	*	11,293	(120)	22,598	*
Mitchell Parker	6,780	*	2,261	(121)	4,519	*
Peter Talbot	16,948	*	5,648	(122)	11,300	*

Robert Smith	33,891	*	11,293	(123)	22,598	*
Arivoli Veerapan	6,780	*	2,261	(124)	4,519	*
Michael & Lori Jakolat	33,891	*	11,293	(125)	22,598	*
CDT Solutions Inc. (10)	67,796	*	22,583	(126)	45,213	*
DeMartini Family Trust (11)	16,948	*	5,648	(127)	11,300	*
Daniel Dekeyser	16,932	*	5,631	(128)	11,301	*
Justin Miska	16,932	*	5,631	(129)	11,301	*
Robert Kammann	33,859	*	11,259	(130)	22,600	*
Barbara & Steven Cebell	16,932	*	5,631	(131)	11,301	*
Jerry Jones	16,932	*	5,631	(132)	11,301	*
Anthony Liedtke	33,859	*	11,259	(133)	22,600	*
Theodore Ferraro	16,932	*	5,631	(134)	11,301	*
Fred & Cathy Pfeiffer	16,932	*	5,631	(135)	11,301	*
James Schaben	67,730	*	22,516	(136)	45,214	*
Ronald Van Zetten	33,859	*	11,259	(137)	22,600	*
Jerry Harper Jr.	33,859	*	11,259	(138)	22,600	*
Ben & Aleta Miller	33,859	*	11,259	(139)	22,600	*
Donald & Mary Young	20,329	*	6,756	(140)	13,573	*
Bruce White	33,859	*	11,259	(141)	22,600	*
Guillaume Mimoun	16,932	*	5,631	(142)	11,301	*
Pulcherio & Ofelia Palma	67,730	*	22,516	(143)	45,214	*
Anthony Silver	20,329	*	6,756	(144)	13,573	*
Assad Halleak	33,859	*	11,259	(145)	22,600	*
Frank & Cynthia Rocca	258,740	*	11,259	(146)	247,481	*
Alan & Patti Stringham	6,772	*	2,254	(147)	4,518	*
James Cunningham	33,859	*	11,259	(148)	22,600	*
Douglas Wagner	16,932	*	5,631	(149)	11,301	*
Moses Blau	67,730	*	22,516	(150)	45,214	*
Charles Hilkey Jr.	27,487	*	9,143	(151)	18,344	*
David L. Denis & Darlene S. Denis Family Trust (12)	16,932	*	5,631	(152)	11,301	*
Lloyd Kamo	16,932	*	5,631	(153)	11,301	*
Caribbean Money Market Brokers Ltd. (13)	33,859	*	11,259	(154)	22,600	*
Robert Sippel	338,596	*	112,575	(155)	226,021	*
Eric Stager	33,859	*	11,259	(156)	22,600	*
Edward Mafoud	7,113	*	2,254	(157)	4,859	*
Kevin Pilgrem	33,859	*	11,259	(158)	22,600	*
Mohammad Saffouri	67,730	*	22,516	(159)	45,214	*
Jim Whiteley	33,859	*	11,259	(160)	22,600	*
Gregory Olson	18,982	*	6,306	(161)	12,676	*
Daniel Serrano	500,457	*	62,352	(162)	438,105	*
Scott Levy	1,251,006	2.38%	155,877	(163)	1,095,129	1.96%
Frank Rocca	275,526	*	31,176	(164)	244,350	*
Bryce Jones	500,457	*	62,352	(165)	438,105	*
Douglas & Virginia Bishop	50,049	*	6,237	(166)	43,812	*
Ronald & Sharon Christianson	500,457	*	62,352	(167)	438,105	*
Ronald Delmonico	250,221	*	31,176	(168)	219,045	*
Andrew Grimstone	250,221	*	31,176	(169)	219,045	*
Gregory Adams	125,129	*	15,589	(170)	109,540	*
Edward Plata	125,129	*	15,589	(171)	109,540	*
Michael Devlin	125,129	*	15,589	(172)	109,540	*
Michael & Linda Schmidt	125,129	*	15,589	(173)	109,540	*
Curtiss Sibley	100,109	*	12,471	(174)	87,638	*
Daniel D'Errico	125,129	*	15,589	(175)	109,540	*
Dan Boyle	125,129	*	15,589	(176)	109,540	*
Samuel & Linda Arpino	125,129	*	15,589	(177)	109,540	*
Fred Simon	500,457	*	62,352	(178)	438,105	*
Frank Triantos	250,221	*	31,176	(179)	219,045	*
Peter Ballos III	250,221	*	31,176	(180)	219,045	*
John Ullrich	250,221	*	31,176	(181)	219,045	*
Michael Baundendistel	188,162	*	23,446	(182)	164,716	*

PLACEMENT AGENT WARRANT HOLDERS
Michael Acierno	2,292		*	2,292	(183)	-	*
Lawrence Banks	521		*	521	(183)	-	*
George Baseluos	261		*	261	(183)	-	*
Neftali Mercedes	261		*	261	(183)	-	*
Arthur Mel Coffey	6,875		*	6,875	(183)	-	*
Gregory Fleming	2,605		*	2,605	(183)	-	*
Anthony Guiliano	2,084		*	2,084	(183)	-	*
Ray Gordos	1,563		*	1,563	(183)	-	*
Anthony Maiuolo	1,396	,	*	1,396	(183)	-	*
Christopher Harrington	5,472		*	5,472	(183)	-	*
Solomon James	1,459		*	1,459	(183)	-	*
Christopher Kalatoudis	2,855		*	2,855	(183)	-	*
Christopher Perillo	1,438		*	1,438	(183)	-	*
Gani Leka	167		*	167	(183)	-	*
Scott Levine	38,750		*	38,750	(183)	-	*
Wade Papas	2,500		*	2,500	(183)	-	*
Daniel Potash	1,667		*	1,667	(183)	-	*
Dennis Riordan	7,392		*	7,392	(183)	-	*
William Roussos	417		*	417	(183)	-	*
Frank Scarso	4,667		*	4,667	(183)	-	*
Alain Florstain	834		*	834	(183)	-	*
Barry Pittman	209		*	209	(183)	-	*
George Belesis	18,750		*	18,750	(183)	-	*
Ron Cantolupo	4,350		*	4,350	(183)	-	*
David Page	5,000		*	5,000	(183)	-	*
Dennis Herrera	12,917		*	12,917	(183)	-	*
David Krispeal	417		*	417	(183)	-	*
Baris Calabar	417		*	417	(183)	-	*
Lydell Polanco	417		*	417	(183)	-	*
Donald Durando	925		*	925	(183)	-	*
Jonathan McHale	6,227		*	6,227	(183)	-	*
Michael Bar	209		*	209	(183)	-	*
Evan Taub	834		*	834	(183)	-	*
Gregory Lewis	167		*	167	(183)	-	*
Omar Hassan	8,500		*	8,500	(183)	-	*
Nicholas Dito	12,917		*	12,917	(183)	-	*
Enver Alijaj	25,000		*	25,000	(183)	-	*
Johnnie Jones	5,417		*	5,417	(183)	-	*
Kieran Ryan	417		*	417	(183)	-	*
Kirt Samuel	555		*	555	(183)	-	*
Louis Loscalzo	625		*	625	(183)	-	*
Larry Lubarsky	209		*	209	(183)	-	*
Lawrence Lowe	417		*	417	(183)	-	*
Edwin Debus	209		*	209	(183)	-	*
Michael Roizman	209		*	209	(183)	-	*
Stephen McKoy	292		*	292	(183)	-	*
Everton Murdock	167		*	167	(183)	-	*
Paul Moisio	209		*	209	(183)	-	*
Wayne Rozanski	84		*	84	(183)	-	*
Philip Alves	138		*	138	(183)	-	*
Wayne Kaufman	834		*	834	(183)	-	*
Joseph Castellano	3,238		*	3,238	(183)	-	*
Maria Cummings	3,238		*	3,238	(183)	-	*
Bari Latterman	3,238		*	3,238	(183)	-	*
Vivian Zhou	2,405		*	2,405	(183)	-	*
Marc Greenberg	2,613		*	2,613	(183)	-	*
Maria Dunn	2,613		*	2,613	(183)	-	*
Emily Bisogna	1,571		*	1,571	(183)	-	*
Gils Aubry	2,552		*	2,552	(183)	-	*
Nora Shehu	530		*	530	(183)	-	*
Adina Heiss	530		*	530	(183)	-	*
Ashley Ron	530		*	530	(183)	-	*
Michele Misiti	530		*	530	(183)	-	*
Mohar Chaudhuri	348		*	348	(183)	-	*
Melissa Russo	321		*	321	(183)	-	*
Theresa Moutuori	530		*	530	(183)	-	*
Sichenzia Ross Friedman Ference LLP (14)	20,834		*	20,834		-	*

TOTALS	40,852,080			6,65,352		34,186,728

* Less than 1%.

(1)	Percentage calculated on the basis of 52,598,997 shares of common stock outstanding on February 7, 2011.

(2)
Percentage calculated on the basis of 55,826,052 shares of common stock outstanding upon the completion of this offering and assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligations known to us to sell any shares of common stock at this time.

(3)
George Jarkesy, as managing member of John Thomas Capital Management Group, LLC, the managing general partner of John Thomas Bridge & Opportunity Fund, L.P., has voting and investment control over shares held by this entity.

(4)	Thomas Belesis has voting and dispositive powers over the securities owned by John Thomas Financial, Inc. Mr. Belesis disclaims beneficial ownership of the securities.

(4a)	Phillip Sassower has voting and investment control over shares held by this entity.

(5)	David Dawes has voting and investment control over shares held by this entity.

(6)	William Downey has voting and investment control over shares held by this entity.

(7)	John Kerr and Colleen Kerr, as Trustees, have voting and investment control over shares held by this entity.

(8)	David Owen and Laura Owen, as Trustees, have voting and investment control over shares held by this entity.

(9)	Anthony Adams has voting and investment control over shares held by this entity.

(10)	John Terril, III has voting and investment control over shares held by this entity.

(11)	Gary De Martini and Nancy De Martini, as Trustees, have voting and investment control over shares held by this entity.

(12)	David L. Denis and Darlene S. Denis, as Trustees, have voting and investment control over shares held by this entity.

(13)	Brent Salvary has voting and investment control over shares held by this entity.

(14)	Gregory Sichenzia, Marc J. Ross, Richard A. Friedman and Michael Ference have shared voting and dispositive power over the shares held by Sichenzia Ross Friedman Ference LLP.

(15)	Includes 42,260 shares of common stock issuable upon exercise of outstanding common stock purchase warrants.

(16)
Includes 2,021 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 424 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(17)
Includes 2,009 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 423 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(18)
Includes 2,524 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(19)
Includes 4,750 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 997 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(20)
Includes 9,213 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,931 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(21)
Includes 2,523 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(22)
Includes 2,522 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(23)
Includes 2,018 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 424 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(24)
Includes 15,090 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 3,161 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(25)
Includes 10,089 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,113 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(26)
Includes 2,524 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(27)
Includes 20,210 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 4,233 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(28)
Includes 10,117 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,121 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(29)
Includes 0 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 0 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(30)
Includes 15,176 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 3,179 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(31)
Includes 0 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 0 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(32)
Includes 9,199 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,927 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(33)
Includes 2,509 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 528 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(34)
Includes 2,036 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 428 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(35)
Includes 13,378 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,802 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(36)
Includes 2,493 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 524 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(37)
Includes 2,023 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 424 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(38)
Includes 2,511 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 528 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(39)
Includes 750 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 160 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(40)
Includes 10,043 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,103 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(41)
Includes 2,525 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(42)
Includes 0 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 0 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(43)
Includes 2,523 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(44)
Includes 2,523 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 530 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(45)
Includes 2,533 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 533 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(46)
Includes 2,495 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 524 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(47)
Includes 4,607 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 957 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(48)
Includes 2,516 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 529 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(49)
Includes 1,013 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 215 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(50)
Includes 2,516 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 529 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(51)
Includes 2,020 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 424 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(52)
Includes 998 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 211 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(53)
Includes 2,021 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 424 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(54)
Includes 1,238 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 262 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(55)
Includes 5,061 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,062 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(56)
Includes 7,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,485 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(57)
Includes 2,038 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 428 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(58)
Includes 12,500 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 23,112 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(59)
Includes 166,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 36,557 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(60)
Includes 83,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 18,279 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(61)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,772 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(62)
Includes 125,000 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 27,002 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(63)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 916 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(64)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 458 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(65)
Includes 12,500 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,743 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(66)
Includes 1,250 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 276 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(67)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,830 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(68)
Includes 41,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 8,724 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(69)
Includes 16,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 3,491 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(70)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(71)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(72)
Includes 20,834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 50,317 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(73)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,730 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(74)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(75)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(76)
Includes 2,917 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 613 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(77)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 9,170 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(78)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(79)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(80)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(81)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(82)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(83)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(84)
Includes 1,250 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 263 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(85)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(86)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(87)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(88)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(89)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(90)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(91)
Includes 22,917 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 30,283 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(92)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(93)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(94)
Includes 16,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 36,673 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(95)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(96)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(97)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 176 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(98)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(99)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(100)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(101)
Includes 3,139 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 658 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(102)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(103)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(104)
Includes 12,500 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,618 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(105)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(106)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(107)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(108)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(109)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(110)
Includes 3,917 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 823 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(111)
Includes 1,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 350 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(112)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(113)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(114)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(115)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(116)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(117)
Includes 2,750 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 579 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(118)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(119)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(120)
Includes 83,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 17,446 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(121)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(122)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(123)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(124)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 176 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(125)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(126)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(127)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 176 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(128)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 874 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(129)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,747 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(130)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 437 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(131)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(132)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(133)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(134)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(135)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(136)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(137)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(138)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(139)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,714 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(140)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(141)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(142)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(143)
Includes 2,500 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 515 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(144)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(145)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(146)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,714 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(147)
Includes 2,500 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 515 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(148)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(149)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(150)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 172 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(151)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(152)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(153)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,714 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(154)
Includes 3,384 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 695 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(155)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(156)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 429 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(157)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(158)
Includes 41,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 8,557 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(159)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(160)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 172 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(161)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(162)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,714 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(163)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 858 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(164)
Includes 2,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 482 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(165)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 4,372 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(166)
Includes 20,834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 10,928 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(167)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,186 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(168)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 4,372 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(169)
Includes 834 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 438 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(170)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 4,372 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(171)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,186 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(172)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,186 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(173)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(174)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(175)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(176)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(177)
Includes 1,667 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 875 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(178)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(179)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(180)
Includes 2,084 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 1,094 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(181)
Includes 8,334 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 4,372 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(182)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,186 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

(183)
Includes 4,167 shares of common stock issuable upon exercise of outstanding convertible secured debentures and 2,186 shares of common stock issuable upon exercise of warrants, which includes warrants that are issuable upon conversion of outstanding convertible secured debentures.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.   Sichenzia Ross Friedman Ference LLP is also the holder of 20,834 shares of our common stock, all of which are included in this registration statement.

EXPERTS

Sherb & Co., LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, (i) our financial statements at December 31, 2009 and 2008 and for the years then ended, and (ii) the financial statements of Charleston Kentrist 41 Direct, Inc. at December 31, 2009 and 2008 and the years then ended, that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C.  20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public through the SEC Internet site at http\\www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

GALAXY MEDIA & MARKETING CORP.
(Formerly Amber Ready, Inc.)

INDEX TO FINANCIAL STATEMENTS

Galaxy Media & Marketing Corp. (Formerly Amber Ready, Inc.)

Charleston Kentrist 41 Direct, Inc.

Pro Forma Financial Information

Introduction to Unaudited Pro Forma Combined Financial Statements	F-76
Pro Forma Combined Financial Statements	F-77
Notes to Pro Forma Combined Financial Statements	F-79

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors
AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

We have audited the accompanying consolidated balance sheets of Amber Ready, Inc. (Formerly Amber Alert Safety Centers, Inc.) (A Development Stage Company) as of December 31, 2009 and 2008 and the related consolidated statements of operations, stockholders' deficit and cash flows for the years then ended.  We did not audit the period from Inception to December 31, 2009.  These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Amber Ready, Inc. (Formerly Amber Alert Safety Centers, Inc.) (A Development Stage Company) as of December 31, 2009 and 2008 and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has incurred significant losses as more fully described in Note 3. These issues raise substantial doubt about the Company's ability to continue as a going concern.  Management's  plans in  regard  to  these  matters  are  also  described  in Note 3.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
-------------------------------------
Certified Public Accountants

New York, New York
August 2, 2010

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31,
	2009	2008

ASSETS
Current assets
Restricted cash	$1,600,000	$--
Prepaid expenses and other current assets	64,771	10,441
Total current assets	1,664,771	10,441

Property and equipment – net	169,914	53,879

Other assets
Security deposits	26,670	26,670
Intangible assets – net	96,442	--
Deferred financing costs	3,731,649	--
Deferred debt discount	--	740,000
Total other assets	3,854,761	766,670

Total assets	$5,689,446	$830,990

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Cash overdraft	$11,036	$719
Accounts payable and accrued expenses	2,165,747	721,029
Convertible debt, net of debt discount	250,000	2,136,839
Notes payable	267,991	557,404
Share liability	11,823,705	--

Total current liabilities	14,518,479	3,415,991

Convertible debt	15,571,845	--

Stockholders’ deficit
Preferred stock; $.0001 par value, 5,000,000 shares authorized, issued and outstanding, none at December 31, 2009 and
December 31, 2008,	--	--
Common stock; $.0001 par value, 200,000,000 shares
authorized; issued and outstanding, 5,036,717 shares at
at December 31, 2009; 282,551 shares at
December 31, 2008	504	28
Additional paid-in capital	64,263,028	10,270,610
Deficit accumulated during the development stage	(88,664,410)	(12,855,639)

Total stockholders’ deficit	(24,400,878)	(2,585,001)

Total liabilities and stockholders’ deficit	$5,689,446	$830,990

See notes to consolidated financial statements.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

			Cumulative
	For the Year Ended		from inception
	December 31,		to December 31,
	2009	2008	2009
			(Unaudited)

Revenue	$13,272	$716	$18,133

Expenses:
Compensation	4,488,016	925,685	6,083,030
Professional fees	1,017,405	282,706	1,448,716
Consulting fees	3,967,016	3,107,370	8,281,681
Advertising and promotion	2,550,589	188,555	2,739,144
General and administrative – other	2,351,694	828,763	3,898,364
Total expenses	14,374,720	5,333,079	22,450,935

Loss from operations	(14,361,448)	(5,332,363)	(22,432,802)

Other income (expenses)
Interest income	8,168	4,555	12,732
Interest expense	(6,475,454)	(3,568,374)	(10,047,508)
Amortization – debt discount	(1,165,661)	(290,883)	(1,456,544)
Amortization – deferred financing costs	(8,966,519)	(638,282)	(9,604,801)
Financing costs – share-based	(44,821,294)	--	(44,821,294)
Loss on impairment of assets	--	--	(277,924)
Other	(26,563)	(9,706)	(36,269)
Total other (expenses) – net	(61,447,323)	(4,502,690)	(66,231,608)

Net loss	$(75,808,771)	$(9,835,053)	$(88,664,410)

Net loss per common share – basic and diluted	$(57.12)	$(56.06)

Weighted average common shares
outstanding – basic and diluted	1,327,218	175,433

See notes to consolidated financial statements.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage

Issuance of common stock at inception	--	$--	35,825	$4	$20,096	$--
Net loss	--	--	--	--	--	(332,352)
Balance – December 31, 2004 (Unaudited)	--	--	35,825	4	20,096	(332,352)

September 2005 - recapitalization - reverse acquisition into
public shell	--	--	5,859	1	14,999	--
September 2005 - sale of common stock @ $285.60 per share	--	--	204	--	58,000	--
Net loss	--	--	--	--	--	(489,698)

Balances – December 31, 2005 (Unaudited)	--	--	41,888	5	93,095	(822,050)

February 2006 - sale of common stock @ $285.60 per share	--	--	36	--	10,000	--
February 2006 - common stock issued for services @ $285.60
per share	--	--	44	--	12,500	--

April 2006 - sale of common stock @ $285.60 per share	--	--	36	--	10,000	--

May 2006 - common stock issued for compensation @ $285.60
per share	--	--	87	--	25,000	--

June 2006 - common stock issued for services @ $285.60 per share	--	--	36	--	10,000	--

August 2006 - sale of common stock $285.60 per share	--	--	91	--	25,993	--
Totals – Forward	--	$--	42,218	$5	$186,588	$(822,050)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Totals – Forwarded	--	$--	42,218	$5	$186,588	$(822,050)	$(635,457)

August 2006 - common stock issued for services @
$285.60 per share	--	--	240	--	68,730	--	68,730

October 2006 - sale of common stock @ $285.60	--	--	5	--	1,500	--	1,500
per share

October 2006 - common stock issued for payables @
$285.60 per share	--	--	807	--	230,879	--	230,879

October & November 2006 - restructuring and purchase
and retirement of common stock	--	--	(168)	--	17,611	--	17,611

Net loss	--	--	--	--	--	(383,718)	(383,718)

Balances – December 31, 2006 (Unaudited)	--	--	43,102	5	505,308	(1,205,768)	(700,455)

January 2007 - sale of common stock @ $285.60 per	--	--	262	--	75,000	--	75,000
Share

April 2007 - common stock issued for services	--	--	36	--	10,000	--	10,000
$285.60 per share

April 2007 - sale of common stock $285.60 per share	--	--	4	--	1,000	--	1,000

May 2007 - common stock issued for services $285.60
per share	--	--	42	--	11,934	--	11,934

Total – Forward	--	$--	43,446	$5	$603,242	$(1,205,768)	$(602,521)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Totals – Forwarded	--	$--	43,446	$5	$603,242	$(1,205,768)	$(602,521)

May 2007 - exchange of CEO common for preferred	12,100	1	(26,385)	(3)	2	--	--

May 2007 - conversion of preferred to common	(12,000)	(1)	100,000	10	(9)	--	--

May 2007 - sale of common stock – rights offering @ 2.40
per share	--	--	12,662	1	30,387	--	30,388
			,
May 2007 - common stock issued for services @
$45.00 per share	--	--	15,807	2	711,312	--	711,314

May 2007 - common stock issued for compensation
@ $45.00 per share	--	--	4,167	--	187,500	--	187,500

July – September 2007 - sale of common stock –
Private Placement @ $45.00 per share	--	--	22,900	2	1,030,498	--	1,030,500

July – September 2007 - offering costs related to
private placement	--	--	--	--	(194,270)	--	(194,270)

August 2007 – issuance of warrants for services	--	--	--	--	184,539	--	184,539

Net loss	--	--	--	--	--	(1,814,818)	(1,814,818)

Balances – December 31, 2007 (Unaudited) – Forward	100	$--	172,597	$17	$2,553,201	$(3,020,586)	$(467,3 68)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances – December 31, 2007 (Unaudited) – Forwarded	100	$--	172,597	$17	$2,553,201	$(3,020,586)	$(467,368)

February 2008 – common stock issued for services $60.00 per share	--	--	833	--	50,000	--	50,000

February through May 2008 – issuance of convertible debt
with beneficial conversion features	--	--	--	--	207,543	--	207,543

March 2008 – common stock issued for services $60.00 per share	--	--	1,667	--	100,000	--	100,000

April 2008 – issuance of warrants for financing	--	--	--	--	256,157	--	256,157

August 2008 – common stock returned for related party debt @ $60.00 per share	--	--	(2,330)	--	(139,780)	--	(139,780)

September 2008 – common stock issued for services @ $66.00 per share	--	--	1,083	-	71,500	--	71,500

October 2008 – issuance of convertible debt with common stock
and beneficial conversion feature	--	--	4,167	1	274,999	--	275,000

November 2008 – issuance of common stock for convertible
debt @ $60.00 per share	--	--	367	--	22,000	--	22,000

December 2008 – cancellation of series B preferred stock	(100)	--	--	--	--	--	--

December 2008 – sale and issuance of common stock with bridge
financing @ $66.00 per share	--	--	62,500	6	4,124,994	--	4,125,000

December 2008 – common stock issued for services @ $66.00 per share	--	--	41,667	4	2,749,996	--	2,750,000

Net loss	--	--	--	--	--	(9,835,053)	(9,835,053)

Balances – December 31, 2008 (Audited)	--	$--	282,551	$28	$10,270,610	$(12,855,639)	$(2,585,001)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Balances – December 31, 2008 (Audited) - Forwarded	--	$--	282,551	$28	$10,270,610	$(12,855,639)	$(2,585,001)

February 2009 – issuance of common stock for services with
bridge financing @ $12.00 per share	--	--	45,833	4	549,996	--	550,000

February 2009 – issuance of common stock with
bridge financing @ $12.00 per share, recorded as debt discount	--	--	16,250	2	194,998	--	195,000

February 2009 – issuance of common stock for cash at
@ $12.00 per share	--	--	417	--	5,000	--	5,000

February 2009 – issuance of common stock as consideration for
bridge financing amendment agreement @ $12.00 per share	--	--	125,000	13	1,499,987	--	1,500,000

February 2009 – common stock issued for financing costs @
$12.00 per share	--	--	16,667	2	199,998	--	200,000

February 2009 –common stock issued for services
@ $12.00 per share, currently held in escrow	--	--	1,151,167	115	(115)	--	--

March 2009 – issuance of common stock for services with bridge
financing @ $12.00 per share	--	--	2,917	--	35,001	--	35,001

March 2009 – issuance of common stock with bridge
financing @ $12.00 per share, recorded as debt discount	--	--	5,333	1	63,998	--	63,999

March 2009 – issuance of common stock for cash at
@ $12.00 per share	--	--	83	--	1,000	--	1,000

Total – forward	--	--	1,646,218	$165	$12,820,473	$(12,855,639)	$(35,001)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Totals - forwarded	--	--	1,646,218	$165	$$12,820,473	$(12,855,639)	$(35,001)

April 2009 – common stock issued for extension of debt
agreements @ $12.00 per share	--	--	36,087	4	433,037	--	433,041

April 2009 – common stock issued for financing costs @ $12.00
per share	--	--	62,500	6	749,994	--	750,000

April 2009 – common stock issued for consulting services
@ $12.00 per share	--	--	200,000	20	2,399,980	--	2,400,000

April 2009 – common stock issued to board of directors
for services @ $12.00 per share	--	--	187,500	19	2,249,981	--	2,250,000

April 2009 – issuance of warrants for financing costs	--	--	--	--	1,929,831	--	1,929,831

April 2009 – issuance of warrants for consulting services	--	--	--	--	131,344	--	131,344

May 2009 – issuance of warrants for financing costs	--	--	--	--	316,443	--	316,443

May 2009 – issuance of common stock as consideration for bridge
financing amendment agreement @ $12.00 per share	--	--	50,000	5	599,995	--	600,000

June 2009 – issuance of warrants for financing costs	--	--	--	--	245,404	--	245,404

June 2009 – amortization of common stock issued for services
and held in escrow for debt collateral	--	--	--	--	2,302,334	--	2,302,334

July 2009 – common stock and warrants issued for accrued
interest expense @ $12.00 per share	--	--	43,969	4	947,313	--	947,317

February – September 2009 – warrants issued for
consulting services	--	--	--	--	142,710	--	142,710
Total – forward	--	$--	2,226,274	$223	$25,268,839	$(12,855,639)	$12,413,423

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

						Deficit
						Accumulated
					Additional	in the
	Preferred Stock		Common Stock		Paid-in	Development
	Shares	Amount	Shares	Amount	Capital	Stage	Total

Total – forwarded	--	$--	2,226,274	$223	$25,268,839	$(12,855,639)	$12,413,423

September 2009 – common stock issued for financing costs @
$12.00 per share	--	--	574,981	57	6,899,714	--	6,899,771

September 2009 – amortization of common stock issued for services
and held in escrow for debt collateral	--	--	--	--	2,302,333		2,302,333

November 2009 – common stock issued for share liability @
$12.00 per share	--	--	628,665	63	7,543,915	---	7,543,978

November 2009 – common stock and warrants issued for
accrued interest expense @ $12.00 per share	--	--	57,310	6	1,352,209	--	1,352,215

December 2009 – common stock issued for financing costs
@ $12.00 per share	--	--	1,482,820	148	17,793,692	--	17,793,840

December 2009 – common stock issued for cash @ $12.00 per share	--	--	66,667	7	799,993	--	800,000

December 2009 – amortization of common stock issued for
services and held in escrow for debt collateral	--	--	--	--	2,302,333	--	2,302,333

Net loss	--	--	--	--	--	(75,808,771)	(75,808,771)

Balances – December 31, 2009 (Audited)	--	$--	5,036,717	$504	$64,263,028	$(88,664,410)	$(24,400,878)

See notes to consolidated financial statements.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative
	For the Year Ended		from Inception
	December 31,		to December 31,
	2009	2008	2009
			(Unaudited)

Operating activities:
Net loss	$(75,808,771)	$(9,835,053)	$(88,664,410)
Adjustments to reconcile net loss to net
cash used in operating activities:
Compensation – share based	2,250,000	50,000	2,512,500
Consulting fees – share based	2,674,054	2,921,500	6,614,571
Interest expense - share based	4,202,224	3,400,000	7,602,224
Depreciation and amortization	26,741	7,960	35,156
Amortization – debt discount	1,165,661	290,883	1,456,544
Amortization – deferred finance costs	8,966,519	638,282	9,604,801
Financing costs – share-based	44,821,294	--	44,821,294
Loss on impairment of assets	--	--	277,924
Changes in assets and liabilities:
Prepaid expenses and other current assets	(64,330)	41,379	(64,771)
Accounts payable and accrued expenses	3,010,830	452,349	3,852,865
Net cash used in operating activities	(8,755,778)	(2,032,700)	(11,951,302)

Investing activities:
Acquisition of property and equipment	(137,955)	(56,131)	(201,632)
Payments for website development costs	(101,263)	--	(101,263)
Investment in restricted cash	(1,600,000)	--	(1,600,000)
Payments for lease security deposits	--	--	(33,119)
Amortization of lease security deposit	--	6,449	6,449
Net cash provided by (used in) investing activities	(1,839,218)	(49,682)	(1,929,565)

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative
	For the Year Ended		from Inception
	December 31,		to December 31,
	2009	2008	2009
			(Unaudited)

Financing activities
Proceeds from convertible debt	$14,541,580	$2,325,500	16,867,080
Deferred financing costs	(2,349,489)	(382,125)	(2,731,614)
Payments on convertible debt	(1,373,999)	--	(1,373,999)
Proceeds from issuance of common stock	56,000	--	1,298,381
Offering costs	--	--	(194,270)
Cash overdraft	10,317	719	11,036
Proceeds from notes payable	35,000	--	293,566
Payments on notes payable	(324,413)	(5,000)	(329,413)
Other	--	--	40,100
Net cash provided by financing activities	10,594,996	1,939,094	13,880,867

Net decrease in cash	--	(143,288)	--

Cash – beginning of period	--	143,288	--

Cash – end of period	$--	$--	$--

See notes to consolidated financial statements.

AMBER READY, INC.
 (Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Cumulative
	For the Year Ended		from Inception
	December 31,		to December 31,
	2009	2008	2009
			(Unaudited)

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$--	$--	$78,882
Income taxes	--	--	--

Supplemental schedule of noncash investing and financing activities:
Debt discount allocated to beneficial conversion features	$998,999	$457,543	$1,456,542
Deferred financing costs from stock and warrant issuances	$5,364,302	$256,157	$5,620,459
Debt and accrued interest exchanged for new debt	$2,029,264	$--	$2,029,264
Common stock and warrants issued for accrued interest expense	$1,215,349	$--	$1,215,349
Common stock returned by officer for debt	$--	$139,780	$139,780
Deferred debt discount from stock issuance	$--	$740,000	$740,000
Debt converted into common stock	$--	$22,000	$252,879
Accounts payable exchanged for debt	$--	$56,907	$56,907
Restructuring and purchase and retirement of common stock
for debt	$--	$--	$17,611
Acquisition of technology and notes payable	$--	$--	$152,541
Due from former parent	$--	$--	$124,000
Debentures payable	$--	$--	$(124,000)

See notes to consolidated financial statements.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      Basis of Presentation

AMBER Ready, Inc., (“Amber”, the “Company”, “we” or “us”) a Nevada corporation, was originally formed under the name DS&E Metals, Inc. (“DSE”) after being spun-off by its parent company, Nextronics II, Inc. on February 15, 2005.  In September, 2005, pursuant to an Agreement and Plan of Merger, we acquired 100% of the membership interests of Amber Alert Safety Centers, L.L.C. (“Amber LLC”), a New Jersey Limited Liability Company, through its merger into our 100% owned entity Metal Subs, L.L.C., in exchange for 35,825 shares of our common stock and changed our name to Amber Alert Safety Centers, Inc. See “Reorganization”.

On September 26, 2005, we effected a 22.5 to 1 forward stock split and on May 30, 2007, we effected a reverse stock split whereas approximately 9.58 shares of our common stock were converted into 1 share of common stock. On January 23, 2009, we effected a 1 for 10 reverse stock split.  On April 5, 2010, we effected a 1 for 12 reverse stock split.  All share and per share data has been adjusted to reflect such stock splits.

We are a development stage company. Our mission is to provide to parents, grandparents and legal guardians, security for today’s youth and to expand the capabilities of the AMBER Ready system through our state-of-the-art technology and instant information dissemination methodology, enabling law enforcement agencies worldwide to instantly receive videos, identity profiles, pictures, and optional fingerprints to aid in the rapid recovery of missing children.  With our safety programs and child safety products, we can also send alerts to AMBER Ready members containing the child’s poster; create rewards to motivate the public to “Be on the Lookout” for our missing children, and to create a true deterrent against child abduction.  Such services will be provided through the wireless phone network system and such services are to be purchased by the various wireless phone network providers.

On April 8, 2010, the Company merged with and into CK 41 Acquisition Corp. (“CK 41”). 6,109,736 of AMBER Ready, Inc. common shares were issued to the CK 41 shareholders at closing pursuant to the terms of the merger. On the closing date, Amber transferred $800,000 to the surviving Company for working capital purposes and $200,000 was held by Amber for working capital purposes.

2.      Reorganization

The closing date of the Agreement and Plan of Merger was September 27, 2005, however, for accounting purposes the transaction is treated as being effective September 30, 2005. In connection with the agreement, we issued 35,825 shares of our common stock to the members of Amber LLC in exchange for 100% of the membership interests of Amber LLC. As a result, Amber LLC became our 100% owned subsidiary with the former members of Amber LLC owning approximately 86% of our then outstanding shares. For accounting purposes the transaction was recorded as a recapitalization with the members of Amber LLC as the acquirers. The 35,825 shares of common stock issued in the transaction are shown as outstanding for all periods presented in the same manner as a stock split. The accompanying financial statements reflect the consolidated operations of the Company from October 1, 2005.

3.      Going Concern

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern.  However, the Company has no ongoing operations and has incurred losses since its inception and has a deficit accumulated during the development stage amounting to approximately $89,000,000 as of December 31, 2009.  These factors raise substantial doubt about the ability of the Company to continue as a going concern.  In this regard, management is proposing to raise additional funds for operations through loans, and debt and equity offerings as the Company continues to execute its business plan to achieve profitable operations.  There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.  If the Company is not profitable and cannot obtain sufficient capital to fund operations, the Company may have to cease operations.

4.      Summary of Significant Accounting Policies

Principles of Consolidation - The consolidated financial statements include the accounts of AMBER Ready, Inc. and its wholly-owned subsidiary Amber Alert Safety Centers, LLC.  All material intercompany balances and transactions have been eliminated in consolidation.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Accounting Standards Codification -The Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (ASC) became effective on July 1, 2009. At that date, the ASC became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles (“GAAP”) applicable to all public and non-public non-governmental entities, superseding existing FASB, American Institute of Certified Public Accountants (“AICPA”), Emerging Issues Task Force (“EITF”) and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

Cash and Cash Equivalents - We consider all highly liquid investments, with a maturity of three months or less when purchased, to be cash equivalents.

Concentration of Credit Risk – Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash, cash equivalents, certificates of deposit, and accounts receivable.

Impairment of Long-Lived Assets - We review our long-lived assets and identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  When such factors and circumstances exist, we compare the projected undiscounted future cash flows associated with the future use and disposal of the related assets or group of assets to their respective carrying amounts.  Impairment, if any, is measured as the excess of the carrying amount over the fair value based on market value (when available) or discounted expected cash flows of those assets, and is recorded in the period in which the determination is made.

Property and Equipment - Property and equipment are carried at cost less accumulated depreciation.  Depreciation and amortization is recorded on the straight-line method over three to seven years, which approximates the estimated useful lives of the assets.  Routine maintenance and repair costs are charged to expense as incurred and renewals and improvements that extend the useful life of the assets are capitalized.  Upon sale or retirement, the cost and related accumulated depreciation and amortization are eliminated from the respective accounts and any resulting gain or loss is reported in the statement of operations.

Intangible Asset - The intangible asset, initially recorded at cost, is considered to approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of its intangible asset periodically and takes into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle, the current conditions noted above do not constitute reliable impairment indicators. During August 2009, the Company contracted an outside party for website development services in the total amount of $120,000. The project is in two phases, Phase I was completed and in use on August 14, 2009, while Phase II is in progress. The cost associated with Phase I, $90,000, is being amortized over the estimated useful life of 7 years. Amortization of the costs for Phase II, $30,000, will begin when it is completed and in service.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes – We account for income taxes under the provisions of FASB ASC Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At December 31, 2009 and 2008, the entire deferred tax asset, which arises primarily from our capitalized pre-operating costs, has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

On January 1, 2007, the Company adopted the provisions of Topic No. 740 as they relate to uncertainty in income tax positions.  There was no impact on the Company's  consolidated  financial  position,  results of operations or cash flows at December 31, 2006 and for the year then ended, as a result of  implementing  these provisions. At the adoption date of January 1, 2007 and December 31, 2009, the Company did not have any unrecognized tax benefits.  The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of January 1, 2007 and December 31, 2009, the Company had no accrued interest or penalties.  The Company  currently has no federal or state tax  examinations  in progress  nor has it had  any  federal  or  state  tax  examinations  since  its inception.  All of the Company's tax years are subject to federal and state tax examination.

Fair Value of Financial Instruments - The Company adopted FASB ASC 820-Fair Value Measurements and Disclosures, for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2009 and December 31, 2008 .

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of December 31, 2009 and 2008, the fair value short-term financial instruments including restricted cash and accounts payable and accrued expenses, approximates book value due to their short-term duration.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the Financial Accounting Standards Board (“FASB”) issued, “The Fair Value Option for Financial Assets and Financial Liabilities,” effective for January 1, 2008. This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value option for any of its qualifying financial instruments

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deferred Financing Costs – Amounts paid for costs associated with financing are amortized to expense over the life of the notes using the effective interest method.  The unamortized portion of the deferred costs is charged to operations upon the conversion of the notes or any portion thereof.

Earnings (Loss) Per Share – Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.  The assumed exercise of common stock equivalents was not utilized in the years ended December 31, 2009 and 2008 since the effect would be anti-dilutive.

Equity instruments that may dilute earnings per share in the future are listed in Note 12.

Revenue Recognition - Revenue is recognized when all of the following criteria are met:  (1) persuasive evidence that an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller’s price to the buyer is fixed and determinable; and, (4) collectability is reasonably assured.

Research and Development Costs – Research and development costs are expensed as incurred. There were no research and development costs in the years ended December 31, 2009 and 2008.

Equity-Based Compensation - The Company accounts for equity based compensation transactions with employees under the provisions of ASC Topic No. 718, “Compensation, Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of the Company’s equity instruments are estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, which ever is more reliably measurable. When the equity instrument is utilized for measurement the fair value of the equity instrument is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.      New Authoritative Accounting Guidance

As discussed in Note 4 - Significant Accounting Policies, on July 1, 2009, the Accounting Standards Codification (“ASC”) became FASB’s officially recognized source of authoritative U.S. generally accepted accounting principles applicable to all public and non-public non-governmental entities, superseding existing FASB, AICPA, EITF and related literature. Rules and interpretive releases of the SEC under the authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. All other accounting literature is considered non-authoritative. The switch to the ASC affects the way companies refer to U.S. GAAP in financial statements and accounting policies. Citing particular content in the ASC involves specifying the unique numeric path to the content through the Topic, Subtopic, Section and Paragraph structure.

FASB ASC Topic 260, “Earnings Per Share.” On January 1, 2009, the Company adopted new authoritative accounting guidance under FASB ASC Topic 260, “Earnings Per Share,” which provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method.

FASB ASC Topic 820, “Fair Value Measurements and Disclosures.” New authoritative accounting guidance under ASC Topic 820,”Fair Value Measurements and Disclosures,” affirms that the objective of fair value when the market for an asset is not active is the price that would be received to sell the asset in an orderly transaction, and clarifies and includes additional factors for determining whether there has been a significant decrease in market activity for an asset when the market for that asset is not active. ASC Topic 820 requires an entity to base its conclusion about whether a transaction was not orderly on the weight of the evidence. The new accounting guidance amended prior guidance to expand certain disclosure requirements. The Company adopted the new authoritative accounting guidance under ASC Topic 820 during the first quarter of 2009. Adoption of the new guidance did not significantly impact the Company’s consolidated financial statements.

Further new authoritative accounting guidance (Accounting Standards Update No. 2009-5) under ASC Topic 820 provides guidance for measuring the fair value of a liability in circumstances in which a quoted price in an active market for the identical liability is not available. In such instances, a reporting entity is required to measure fair value utilizing a valuation technique that uses (i) the quoted price of the identical liability when traded as an asset, (ii) quoted prices for similar liabilities or similar liabilities when traded as assets, or (iii) another valuation technique that is consistent with the existing principles of ASC Topic 820, such as an income approach or market approach. The new authoritative accounting guidance also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The forgoing new authoritative accounting guidance under ASC Topic 820 will be effective for the Company’s consolidated financial statements beginning October 1, 2009 and is not expected to have a significant impact on the Company’s consolidated financial statements.

FASB ASC Topic 825 “Financial Instruments.” New authoritative accounting guidance under ASC Topic 825,”Financial Instruments,” requires an entity to provide disclosures about the fair value of financial instruments in interim financial information and amends prior guidance to require those disclosures in summarized financial information at interim reporting periods.

FASB ASC Topic 855, “Subsequent Events.” New authoritative accounting guidance under ASC Topic 855, “Subsequent Events,” establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. ASC Topic 855 defines (i) the period after the balance sheet date during which a reporting entity’s management should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (ii) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and (iii) the disclosures an entity should make about events or transactions that occurred after the balance sheet date. The new authoritative accounting guidance under ASC Topic 855 became effective for the Company’s financial statements for periods ending after June 15, 2009 and did not have a significant impact on the Company’s consolidated financial statements.

Management does not believe that any other recently issued but not yet effective accounting pronouncements, if adopted, would have an effect on the accompanying consolidated financial statements.

6.      Property and Equipment

Property and equipment consists of the following:

	December 31,		Estimated
	2009	2008	Useful Lives

Computer Equipment	$61,591	$17,590	5 years
Furniture and Fixtures	105,700	30,714	7-10 years
Software	32,958	13,990	3-5 years
Total	200,249	62,294
Less: Accumulated Depreciation
And Amortization	(30,335)	(8,415)
	$169,914	$53,879

Depreciation and amortization expense for the years ended December 31, 2009 and 2008  is $21,919 and $7,960, respectively.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.      Intangible Asset

	December 31,
	2009	2008
Website development	$101,263	$--
Less: accumulated depreciation	(4,821)	--
Net	$96,442	$--

Amortization expense in the year ended December 31, 2009 is $44,821.  There was no amortization expense in the year ended December 31, 2008.

Estimated amortization expense for the next five years and thereafter is as follows:

Year Ended
December 31,
2010	$12,900
2011	12,900
2012	12,900
2013	12,900
2014	12,900
Thereafter	20,679
$85,179

8.      Deferred Financing Costs

In connection with various debt financings, the Company has incurred financing costs in the amount of $7,280,751.  These costs have been deferred and are being amortized over the life of the notes using the straight line method.

The remaining deferred financing costs at December 31, 2009 will be amortized based on the terms of the debt instruments:

Year Ended
December 31,
2010	$1,587,100
2011	1,587,100
2012	557,449

Total	$3,731,649

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.      Notes Payable

Notes payable consists of the following:

	December 31,
	2009	2008

Note payable – noninterest bearing
originally maturing August 15, 2006,
past due and due on demand	$143,765	$143,765

Notes payable – others
noninterest bearing due on demand	89,226	413,639

Note payable – John Thomas
Bridge & Opportunity Fund, L.P.
due December 31, 2010, with
interest at 20% per annum	35,000	--

	$267,991	$557,404

10.      Debentures Payable

In connection with the spin-off of the Company from its previous owner in February 2005, we assumed two 8% Series SPA Senior Subordinated Convertible Redeemable Debentures (“Debentures”) in the amount of $124,000.

The Debentures were convertible into shares of the Debenture issurer’s common stock.  Both Debentures were to be incorporated into the October and November 2006 restructuring and mutual release agreements with our original pre-merger shareholders (see Note 12).  However, only the holder of the $100,000 Debenture was identified by name in such agreements.  As a result, we reserved an amount of $25,680, the $24,000 Debenture plus accrued interest through the date of the mutual release agreement, as a current liability.

11.      Convertible Debt

In February 2008 through May 2008, we issued $2,075,500 of our 10% promissory convertible notes (“Old Notes”). The notes are convertible into shares of our common stock at $60.00 per share at any time prior to maturity.  Interest on the notes at 10% per annum is payable at such time the notes are converted and/or at such time the notes are due and payable in cash and/or in shares of our common stock at the option of the noteholder. The notes are due on the earlier of 6 months from the date of issuance or upon our raising of private financing in the aggregate of $1,000,000.

In accordance with FASB ASC Topic No. 470-20 “Debt with Conversion and Other Options”, we recognized an imbedded beneficial conversion feature present in the convertible notes resulting in the recognition of $207,544 as debt discount and additional paid-in-capital, which is equal to the intrinsic value of the imbedded beneficial conversion feature.  The debt discount is being amortized over the six month maturity period of the notes as interest expense using the effective interest method.  Amortization of $207,544 was charged to operations in 2008.  In November 2008, four note holders converted $22,000 in debt into 367 shares of common stock.  At December 31, 2008, the convertible notes outstanding aggregated $2,053,500.

We incurred professional fees and commissions in the issuance of our promissory convertible notes for which we paid cash of $506,650 and issued 5 year warrants to acquire 4,971 shares of our common stock at $66.00 per share.  The fair value of the warrants, using the Black-Scholes pricing model, was $256,157 (see Note 12).  The fees and commissions and the fair value of the warrants are being amortized over the six month life of the debt using the effective interest method.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In March 2009, the Company, with assistance from John Thomas Financial, Inc. (“John Thomas”), entered into amendment agreements (the “Note Extensions”) with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes until March 31, 2010 in exchange for the interest on the Old Notes being increased to 18% and the issuance of an additional 36,087 shares of common stock, valued at $433,041 and accounted for as financing costs.  The holders also waived all defaults under the Old Notes that existed or which might be otherwise triggered by the terms of the 2009 Senior Secured Private Placement (the “April 2009 Offering“), as defined below. The Company paid John Thomas $100,000 upon closing of the April 2009 Offering as a fee for assisting in the extension of the Old Notes.  The 36,087 shares issued in connection with the Note Extensions are entitled to registration rights under the Registration Rights Agreement, as defined below. The Company paid the holders of Old Notes who did not participate in the Note Extensions principal in the amount of $275,000 and accrued interest of $27,500.

In connection with the April 2009 Offering, the holders of Old Notes were given the right to convert Old Note principal and accrued interest into Senior Notes, as defined below in the April 2009 Offering. Effective April 21, 2009, the holders of $1,678,500 principal amount of the Old Notes converted their notes and accrued interest of $350,764 into $2,029,264 of Senior Notes. The Company paid the holders of Old Notes who did not participate in the conversion principal in the amount of $100,000 and accrued interest of $21,329.

On October 31, 2008, we executed an 18% convertible note with an individual in the amount of $250,000. The principal and interest are payable six months from the date executed. As an additional inducement, the note holder was issued 4,167 shares of our common stock valued at $275,000. The note holder has the right to convert the principal amount of the note into shares of our common stock at a rate of $60.00 per share at any time prior to maturity.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $250,000 and stock-based interest expense of $25,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is amortized over the six-month maturity period of the note as interest expense. At December 31, 2008, the amount outstanding was $83,339, net of unamortized debt discount of $166,661. At December 31, 2009, the amount outstanding is $250,000 and the note is past due and due on demand.

On December 31, 2008, the Company entered into a financing transaction (the “2008 Financing”) with John Thomas Bridge & Opportunity Fund, L.P. (“JTBO”), pursuant to which the Company issued a secured convertible note (the “2008 Bridge Note”) in the face amount of $740,000 (the proceeds of which were not received until January 2009) and 62,500 shares of Common Stock (the “2008 Bridge Shares”) to JTBO in exchange for $750,000.  The 2008 Bridge Note accrues interest at the rate of 14% per annum, which is payable on the first day of each month starting February 1, 2009.  The 2008 Bridge Note matures on the earlier of: a) August 31, 2009; b) the third business day after the Company receives gross proceeds of $3,000,000 from one or more financings; or c) upon an event of default.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $740,000 and stock-based interest expense of $3,375,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense. The principal balance of $740,000 and accrued interest of $25,857 were paid from the proceeds of the April 2009 Offering, as discussed below.

In connection with the 2008 Financing, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”), as amended on May 29, 2009 and March 17, 2009, providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the 2008 Bridge Shares and the shares issuable upon conversion of the 2008 Bridge Note.  The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the filing of the Registration Statement and to ensure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission no later than March 31, 2009, or if the Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our common stock equal to 2% of our fully diluted common stock.

The Company analyzed the registration rights agreements for derivative accounting consideration under FASB ASC Topic 815.  We determined that derivative accounting is not applicable for these registration rights agreements.

In connection with the 2008 Financing, the Company executed a security agreement (the “First Security Agreement”) in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The Security Agreement states that if an event of default occurs under Financing documents, JTBO has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

The Company paid a finder’s fee of $97,500 to John Thomas in connection with the 2008 Financing and also issued 41,667 shares of common stock valued at $2,750,000 to John Thomas with piggyback registration rights.

If an event of default occurs under the 2008 Bridge Note, JTBO also has the option to convert the 2008 Bridge Note into shares of the Company’s Common Stock equal to 51% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis.  Events of default under the 2008 Bridge Note include: a) failure to pay interest or principal under the Bridge Note when due; b) a material breach in any representation or warranty by the Company in the 2008 Financing documents; c) the Company fails to perform any covenant in the 2008 Financing documents when required; d) bankruptcy or insolvency; e) the Company defaults on indebtedness in excess of $75,000; f) the Company defaults on any contractual obligation in excess of $75,000; or g) a judgment is obtained against the Company for an amount in excess of $75,000.

On February 18, 2009, the JTBO 2008 Financing was amended as to certain rights and JTBO was issued 125,000 shares of company common stock valued at $1,500,000.

On February 25, 2009, the Company entered into a second series of transactions (the “Second Financing”) with JTBO, pursuant to which the Company issued a secured convertible note (the “Second Bridge Note”) in the face amount of $195,000 and 62,500 shares of Common Stock (the “Second Bridge Shares”) to JTBO in exchange for $200,000.  The Second Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting March 1, 2009.  The Second Bridge Note matures on the earlier of: a) August 31, 2009; b) the business day after the Company receives gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default. We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $195,000 and stock-based interest expense of $550,000 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense using the effective interest method. The principal balance of $195,000 and accrued interest of $3,740 were paid from the proceeds of the April 2009 Offering, as defined below.

If an event of default occurs under the Second Bridge Note, JTBO also has the option to convert the Second Bridge Note into shares of the Company’s Common Stock equal to 75% of the Company’s issued and outstanding shares of Common Stock on a fully diluted basis.  Events of default under the Second Bridge Note include: a) failure to pay interest or principal under the Second Bridge Note when due; b) a material breach in any representation or warranty by the Company in the Second Financing documents; c) the Company fails to perform any covenant in the Second Financing documents when required; d) bankruptcy or insolvency; e) the Company defaults on indebtedness in excess of $75,000; f) the Company defaults on any contractual obligation in excess of $75,000; or g) a judgment is obtained against the Company for an amount in excess of $75,000.

The Company paid a finder’s fee of $26,000 to John Thomas in connection with the Second Financing and issued 16,667 shares of common stock valued at $200,000.

In connection with the Second Financing, the Company also entered into a registration rights agreement (the “Second Registration Rights Agreement”) , as amended on May 29, 2009 and March 17, 2009,  providing for the filing of a registration statement (the “Second Registration Statement”) with the Securities and Exchange Commission registering the Second Bridge Shares and the shares issuable upon conversion of the Second Bridge Note.  The Company is obligated to use its best efforts to cause the Second Registration Statement to be declared effective no later than 120 days after the filing of the Second Registration Statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Second Registration Rights Agreement, including its agreement to file the Second Registration Statement with the SEC the earlier of (i) 30 days from the end of the Offering Period or (ii) July 1, 2009,or if the Second Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our Common Stock equal to 2% of our fully diluted Common Stock. In connection with the amendment, the Company is required to pay JTBO $5,000 upon the maturity of the Second Bridge Note.

In connection with the Second Financing, the Company executed an amendment to the First Security Agreement in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

On March 19, 2009, the Company entered into a third series of transactions (the “Third Financing”) with JTBO, pursuant to which the Company issued a secured note (the “Third Bridge Note”) in the face amount of $63,999 and 8,333 shares of Common Stock (the “Third Bridge Shares”) to JTBO in exchange for $64,999.  The Third Bridge Note accrues interest at the rate of 20% per annum, which is payable on the first day of each month starting April 1, 2009.  The Third Bridge Note matures on the earlier of: a) August 31, 2009; b) the business day after the Company receives gross proceeds of $1,000,000 from one or more financings; or c) upon an event of default.  We recognized a debt discount and an imbedded beneficial conversion feature in the amount of $63,999 and stock-based interest expense of $35,001 on the common shares issued and convertible feature which we recorded as debt discount and additional paid-in capital. The debt discount is being amortized over the maturity period of the note as interest expense. The principal balance of $63,999 and accrued interest of $456 were paid from the proceeds of the April 2009 Offering, as defined below.

The Company paid a finder’s fee of $8,450 to John Thomas in connection with the Third Financing.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the Third Financing, the Company also entered into a registration rights agreement (the “Third Registration Rights Agreement”), as amended on May 29, 2009 providing for the filing of a registration statement (the “Third Registration Statement”) with the SEC registering the Third Bridge Shares.  The Company is obligated to use its best efforts to cause the Third Registration Statement to be declared effective no later than 120 days after the filing of the Third Registration Statement and to insure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Third Registration Rights Agreement, including its agreement to file the Third Registration Statement with the SEC the earlier of (i) 30 days from the end of the Offering Period or (ii) July 1, 2009,or if the Third Registration Statement is not declared effective by the effective deadline, it is required pay to JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of our Common Stock equal to 2% of our fully diluted Common Stock.

In connection with the Third Financing, the Company executed an amendment to the First Security Agreement in favor of JTBO granting it a first priority security interest in all of the Company’s goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.

On May 29, 2009, the Company and JTBO executed an amendment agreement which amended the previous registration rights agreements to extend the final deadline for filing the related registration statements to July 29, 2009.  The Company paid JTBO a fee of $24,000 and issued 50,000 shares of common stock valued at $600,000 as consideration under the agreement.

2009 Senior Secured Private Placement (“April 2009 Offering”)

In April 2009, we sold $11,999,981 principal amount of secured convertible notes, or the Senior Notes, to approximately 120 accredited investors and non-U.S. persons.  In addition, Old Notes and accrued interest in the amount of $2,029,264 were exchanged for Senior Notes effective April 21, 2009. The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Senior Units, at a conversion price of $12.00 per Senior Unit. Each Senior Unit consists of (i) one share of our common stock and (ii) a common stock purchase warrant to purchase one share of our common stock, exercisable for a period of five years at an exercise price of $18.00 per share, or the Senior Warrants. We valued an imbedded beneficial conversion feature in the amount of $14,029,245 at the inception of the notes. Upon conversion of any Senior Note by the noteholder, we will recognize a pro rata share of the value of the imbedded beneficial conversion feature as interest expense with an offset to additional paid in capital.

In connection with this offering, we paid John Thomas $1,808,448 for fees and expenses, issued to John Thomas 41,667 shares of our common stock valued at $500,000 and issued warrants to purchase 2,805,849 shares of common stock to John Thomas and its employees valued at $1,696,729.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 200,000 shares of our common stock valued at $2,400,000 and will receive monthly payments of $15,000 for total payments of $360,000.

The Senior Notes will automatically convert into Senior Units if we attain 500,000 new revenue-generating subscribers at more than $25 per year and we are cash flow positive within 18 months after April 1, 2009, or the Conditions. The interest on the Senior Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Senior Units, at a price of $12.00 per Senior Unit.  The Senior Notes contain customary weighted-average anti-dilution protection.

The Senior Warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The Senior Warrants contain customary weighted-average anti-dilution protection. The Senior Warrants will be exercisable on a cashless basis any time 150 days after April 29, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Senior Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Senior Units, the common stock underlying the Senior Warrants included in the Senior Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from April 29, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from April 29, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Pursuant to a security agreement, or the Senior Security Agreement, between us and Hudson Asset Partners, LLC, acting as a collateral agent, or the Collateral Agent, we granted the investors a first priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  In addition, pursuant to a control account agreement, or the Control Account Agreement, among us, the Collateral Agent and Signature Bank, as depository, we deposited $1,600,000 of the proceeds from the Senior Notes, and we are obligated to deposit 5% of our future gross revenues into a cash collateral account for security on the repayment of the Senior Notes on a quarterly basis until such time as the Senior Notes are all repaid or converted. The Senior Notes prohibit us from issuing other debt on a parity with or senior to the Senior Notes.

In addition, our former CEO pledged 1,151,167 shares of common stock valued at $13,814,000 for the benefit of holders of the Senior Notes. The shares will be released from the pledge if we achieve the Conditions.  If the Conditions are not met, the shares will be distributed pro rata to the then holders of the Senior Notes, and the Senior Notes will remain outstanding.  The value of the shares is being amortized over the eighteen month period in which we have to achieve the Conditions as stock-based interest expense.  Expense in the year ended December 31, 2009 is $6,907,000.

2009 Subordinated Secured Private Placement (“June 2009 Offering”)

On June 30, 2009, we sold $1,542,600 principal amount of subordinated secured convertible notes, or the Subordinated Notes, to 26 accredited investors and non-U.S. persons.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into units, or the Subordinated Units, at a conversion price of $12.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three common stock purchase warrants to purchase three shares of our common stock, exercisable for a period of five years at an exercise price of $18.00 per share, or the Subordinated Warrants. We valued an imbedded beneficial conversion feature in the amount of $1,542,600 at the inception of the notes. Upon conversion of any Subordinated Note by the noteholder, we will recognize a pro rata share of the value of the imbedded beneficial conversion feature as interest expense with an offset to additional paid in capital.

In connection with this offering, we paid John Thomas $200,538 for fees and expenses and issued warrants to purchase 25,710 shares of common stock to John Thomas and its employees valued at $245,404.

The Subordinated Notes will automatically convert into Subordinated Units if we achieve the Conditions. The interest on the Subordinated Notes will be payable quarterly in arrears and will be payable, at our option, in cash or Subordinated Units, at a price of $12.00 per Subordinated Unit.  The Subordinated Notes contain customary weighted-average anti-dilution protection.

The Subordinated Warrants are exercisable for a period of five years at an exercise price of $18.00 per share.  The Subordinated Warrants contain customary weighted-average anti-dilution protection. The Subordinated Warrants will be exercisable on a cashless basis any time 150 days after June 30, 2009 if a registration statement registering for resale the common stock issuable upon exercise of the Subordinated Warrants is not effective.

In connection with this offering, we granted each investor registration rights.  We are obligated to use our best efforts to cause a registration statement registering for resale the common stock included in the Subordinated Units, the common stock underlying the Subordinated Warrants included in the Subordinated Units and the warrants issued to John Thomas and its employees to be filed no later than 60 days from June 30, 2009 and must be declared effective no later than 90 days from the date that the registration statement is filed.  Moreover, we are required to ensure that the registration statement remains in effect until the earlier of two years from June 30, 2009 or the sale of all the securities registered thereunder.  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 2.0% of our issued and outstanding common stock, on a fully-diluted basis, for each 30-day period of delay.

Pursuant to a security agreement, or the Subordinated Security Agreement, between us and the Collateral Agent, we granted the investors a second priority security interest in all of our assets, including but not limited to goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property.  The security interest for the holders of the Subordinated Notes will be subordinate to the security interest granted to the holders of the Senior Notes.

In the year ended December 31, 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company issued 2,686,466 shares of common stock valued at $32,237,589 and realized a share liability of $11,823,705 for the issuance of 985,309 shares of common stock.  The aggregate amount of $43,961,294 has been recorded as share-based financing costs.

12.      Stockholders’ Equity

We are authorized to issue 200,000,000 shares of common stock, par value $.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share. At December 31, 2009 and December 31, 2008 there were 5,036,717 and 282,551common shares issued and outstanding, respectively. 2,856,574 and 4,167 common shares are reserved for issuance for convertible debt (including associated warrants) as of December 31, 2009 and 2008, respectively.  An additional 400,821 and 9,138 common shares are reserved for issuance for outstanding purchase warrants as of December 31, 2009 and 2008, respectively. At December 31, 2009 and December 31, 2008 there were no preferred shares issued and outstanding.

In September 2005, we sold 204 shares of our common stock at $285.60 per share to two of our then current stockholders for total consideration of $58,000.

In February 2006, we sold 36 shares of our common stock to two unrelated individuals at $285.60 per share for total consideration of $10,000. We also issued 44 shares of our common stock valued at $12,500 to an individual for consulting services rendered.

In April 2006, we sold 36 shares of our common stock to two unrelated individuals at $285.60 per share for total consideration of $10,000.

In May 2006, we issued 87 shares of our common stock as compensation to our then President valued at $285.60 per share for total consideration of $25,000. In June 2006, we issued 36 shares of our common stock to an unrelated party for public relation services. The shares were valued at $285.60 per share for total compensation of $10,000.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In August 2006, we sold 91 shares of our common stock to an unrelated individual at $285.60 per share for total consideration of $25,993. We also issued 22 shares of our common stock to the same individual and 218 shares of our common stock to two other unrelated parties for consulting services rendered. The 240 common shares were valued at $285.60 per share for total consideration of $68,730.

In October 2006, we issued 807 shares of our common stock to a current stockholder for the reimbursement of his payment of Company expenses. The shares were valued at $285.60 per share for total consideration of $230,879. We sold 5 shares of our common stock to an individual at $285.60 per share for total proceeds of $1,500.

In October and November of 2006, through mutual release agreements, three of our original pre-merger shareholders and one officer/director divested their holdings in the Company. As a result of the mutual release agreements, the individuals and their affiliates returned 168 shares of our common stock back to us, sold 16,440 shares of our common stock to our then current CEO/Chairman for a nominal amount and released us of all actual and potential claims. We issued non-interest bearing promissory notes in the amount of $319,394 in consideration of the common stock returned and the release of loans and convertible notes payable.

We entered into a two year consulting agreement on December 1, 2006. As part of the compensation for services, the consultant is to receive an aggregate of 743 shares of our common stock.  In May 2007, per the terms of our agreement with our investment advisor (see below), we ultimately issued 7,083 shares of our common stock to the consultant. The fair value of the shares issued of $318,750 was charged to operations in May 2007.

In January 2007, we sold 262 shares of our common stock to an unrelated individual at $285.60 per share for total proceeds of $75,000. In April 2007, we sold 4 shares of our common stock to an unrelated individual at $285.60 per share for total proceeds of $1,000. In April and May 2007, we issued 36 and 42 shares, respectively, of our common stock to five individuals for consulting services rendered. The common shares were valued at $285.60 per share for total consideration of $10,000 and $11,934, respectively.

In May 2007, we effected a reverse stock split of our common stock whereas approximately each 9.58 shares of common stock was converted into 1 share of common stock (rounding up for fractional shares).

In May 2007, we filed a Certificate of Designation for our Series A Convertible Preferred Stock and exchanged 26,385 shares of our common stock owned by our then current Chief Executive Officer and Chairman (“CEO”) into 12,000 shares of Series A Convertible Preferred Stock. The preferred shares were convertible and were converted into 100,000 shares of post-reverse split shares of our common stock in May 2007.

In May 2007, we filed a Certificate of Designation for our Series B Preferred Stock and issued 100 shares to our then current CEO. The Series B Preferred Stock is non-convertible and provides 80% voting control of the Company. In December 2008, based on representations made by our then current CEO, the Series B Preferred Stock was cancelled.

In May 2007, we commenced a rights offering with our then current shareholders (excluding our then current CEO) to enable them to purchase shares of our common stock at $2.40 per share. In connection with the offering we sold 12,662 shares of our common stock and received proceeds of $30,388.

In May 2007, we engaged an investment advisor and issued 4,197 shares of our common stock valued at $188,861 for an initial investment banking fee. We also issued 7,083 and 2,083 shares of our common stock valued at $318,750 (discussed above) and $93,750, respectively, to two consultants.

In May 2007, we issued 2,444 shares of our common stock to several individuals and stockholders for services rendered. The shares were valued at $45.00 per share for total consideration of $109,953.

In July 2007, we commenced a private placement offering of our equity securities which was completed in September 2007 (the “2007 private placement offering”).  The 2007 private placement offering was through the sale of equity units (the “2007 Units”) with each 2007 Unit consisting of 833 shares of our common stock at a purchase price of $37,500 per unit.  We sold approximately 27.5 of the 2007 Units, issuing a total of 22,900 shares of our common stock. We received gross proceeds of $1,030,500 and incurred offering costs of $194,270. We paid $50,000 and issued 10 year warrants, which expire on August 1, 2017, to acquire 4,167 shares of our common stock at $1.20 per share on a cashless basis as additional compensation to our investment advisor.  The fair value of the warrants utilizing the Black-Scholes pricing model was $184,539.

In February 2008, we entered into an employment agreement with our Senior Vice President.  We issued 833 shares of our common stock per the agreement valued at $60.00 per share for total consideration of $50,000.

From February 2008 through May 2008, we issued convertible debt with beneficial conversion features valued at $207,543 [See Note 10].

In March 2008, we issued 1,667 shares of our common stock for investment banking services.  The shares were valued at $60.00 per share for total consideration of $100,000.

In April 2008, we issued warrants for financing valued at $256,157 [See Note 11].

During 2006, we issued shares of our common stock valued at $230,879 to a current stockholder for the reimbursement of Company expenses paid by him.  Certain of those expenses, valued at $139,780, were attributable to our then current CEO for periods prior to the inception of the Company. In August 2008, the then current CEO returned 2,330 shares of our common stock having the same value owned directly by him back to the Company.

In September 2008, we issued 1,083 shares of our common stock to a consultant for advisory and business development services.  The shares were valued at $66.00 per share for total consideration of $71,500.

In October 2008, we issued 4,167 shares of common stock per a convertible debt agreement with debt discount and beneficial conversion feature in the amount of $275,000 [See Note 11].

In November 2008, four convertible note holders converted $22,000 in debt into 367 shares of our common stock.

In December 2008, through a financial agreement with JTBO we sold 62,500 shares of common stock.  The shares were valued at $66.00 per share for total consideration of $4,125,000 [See Note 11].

In December 2008, we issued 41,667 shares of our common stock to John Thomas for investment banking services.  The shares were valued at $66.00 per share for total consideration of $2,750,000.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In February 2009, through a financial agreement with JTBO we issued 62,500 shares of common stock for cash, services, and debt discount.  We also issued 125,000 shares of common stock as consideration for an amendment agreement.  All of the shares were valued at $12.00 per share for total consideration of $750,000 and $1,500,000, respectively [See Note 11].

In February 2009, we issued 45,833 and 16,667 shares of our common stock to John Thomas for investment banking services.  The shares were valued at $12.00 per share for total consideration of $550,000 and $200,000, respectively.

In February 2009, we issued 1,151,167 shares of our common stock to our then current CEO per an employment agreement. Such shares were pledged and held in escrow for the benefit of our former CEO or the holders of the Senior Notes [See Note 11].  Amortization of share-based interest in the year ended December 31, 2009 was $6,907,000.  The unamortized portion of the shares was $6,907,000 as of December 31, 2009.

In March 2009, through a financial agreement with JTBO we issued 8,333 shares of common stock for cash, services, and debt discount.  The shares were valued at $12.00 per share for total consideration of $100,000 [See Note 11].

In March 2009, we issued 36,087 shares of our common stock valued at $433,041 to the holders of Old Notes for their Note Extensions [See Note 11].

In April 2009, we issued 41,667 shares and 20,833 shares of our common stock, valued at $500,000 and $250,000, to our investment banker and legal counsel for fees in relation to our April 2009 Offering. In April 2009, we issued 200,000 shares of our common stock valued at $2,400,000 to our investment banker per a financial consulting agreement [see Note 11].

In April 2009, we issued 20,833 shares of our common stock to each of our nine Board of Director members for their services to the Company. The 187,500 shares of common stock are valued at $2,250,000.

In April 2009, we issued three year warrants to purchase 16,667 shares of our common stock at $18.00 per share for consulting services in the amount of $131,344.

In April and May 2009, we issued five year warrants to purchase 233,821 shares of our common stock at $18.00 per share for investment banking services valued at $2,246,274 [See Note 11].

In May 2009, per an amendment agreement with JTBO we issued 50,000 shares of common stock valued at $600,000 [see Note 11].

In June 2009, we issued five year warrants to purchase 25,710 shares of our common stock at $18.00 per share for investment banking services in the amount of $245,404 [See Note 11].

In July 2009, we issued 43,969 shares of our common stock and five year warrants to purchase 43,969 shares of our common stock at $18.00 per share valued at $947,297 for accrued interest expense on the Senior Notes.

In September 2009, we issued 574,981 shares of our common stock valued at $6,899,771 in connection with certain registration rights agreement. [See Note 11].

In February through September 2009, we incurred expense of $142,710 related to warrants to be issued for consulting services rendered per a service agreement.

In October 2009, we issued 51,397 shares of our common stock and five year warrants to purchase 51,397 shares of our common stock at $18.00 per share value at $1,110,760 for accrued interest expense on the Senior Notes. We also issued 5,913 shares of our common stock and five year warrants to purchase 17,740 shares of our common stock at $18.00 per share valued at $241,455 for accrued interest expense on the Subordinated Notes.

In November 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company 628,665 shares of common stock valued at $7,543,978. The amount had been recorded as share liability at September 30, 2009.

In December 2009, in connection with the JTBO registration rights agreement and the registration rights granted to the investors in the April 2009 offering and June 2009 offering, the Company issued 705,566 shares of common stock valued at $8,466,787 and 777,254 shares of common stock valued at $9,327,053 for the months of October 2009 and November 2009, respectively.

In December 2009, the Company sold 66,667 shares of common stock to JTBO valued at $12.00 per share for gross proceeds of $40,000 and share-based financing costs of $760,000.

The fair value of all the warrants issued for services is being charged to operations over the service periods or the periods the warrants vest, as applicable.  Amortization of the fair values charged to operations as determined by the Black-Scholes pricing model was $274,054 in the year ended December 31, 2009.  There were no warrants issued for services in the year ended December 31, 2008.  The fair value of the warrants issued for interest and financing costs [See Note 11] of $3,575,860 and $256,157 in the years ended December 31, 2009 and 2008, respectively, is amortized over the life of the related debt or expensed, as applicable.  Warrants have cashless exercise provisions as defined in the warrants.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The fair value of each warrant is estimated on the date of grant using the Black-Scholes pricing model.  The following assumptions were made in estimating fair value:

	December 31, 2009	December 31, 2008

Dividend Yield	--%	--%
Risk-Free Interest Rate	0.89% - 2.54%	3.50%
Expected Life	3 – 5 Years	5 Years
Expected Volatility	120.33%-125.08%	105.2%

The following table summarizes the warrants outstanding.

	December 31, 2009		December 31, 2008

		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price
Outstanding at:
Beginning	9,138	$36.45	4,167	$1.20
Granted	391,683	$18.00	4,971	$66.00
Expired/Cancelled	--	--	--	--

Outstanding at end	400,821	$18.42	9,138	$36.45

The following tables summarize information about stock warrants outstanding as of December 31, 2009 and 2008:

		December 31, 2009
		Warrants
		Outstanding		Exercisable
		Weighted-
		Average
		Remaining	Weighted-		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercise
Exercise Price	Outstanding	(in Years)	Price	Exercisable	Price

$1.20	4,167	7.58	$1.20	4,167	$1.20
$66.00	4,971	3.29	$66.00	8,971	$66.00
$18.00	391,683	4.35	$18.00	391,683	$18.00

December 31, 2008
Warrants
		Outstanding		Exercisable
Weighted-
Average
		Remaining	Weighted-		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercise
Exercise Price	Outstanding	(in Years)	Price	Exercisable	Price

$1.20	4,167	8.58	$1.20	4,167	$1.20
$66.00	4,971	4.29	$66.00	4,971	$66.00

At December 31, 2009 and 2008, the weighted-average exercise price of all warrants was $18.42 and $36.45, respectively, and the weighted-average remaining contractual life was 4.37 years and 5.36 years, respectively.

13.      Income Taxes

Net deferred tax assets consist of the following

	December 31,
	2009	2008

Net operating loss carryforwards	$8,132,000	$1,279,000
Share-based payments	1,714,000	176,000
Capitalized pre-operating costs	322,000	429,000
Other	59,000	--
Valuation allowance	(10,227,000)	(1,884,000)
Net deferred tax assets	$--	$--

As the effective utilization of the deferred tax assets is dependent on future taxable income, a valuation allowance of 100% of the deferred tax asset was recorded December 31, 2009 and 2008.  Management has determined that it is more likely than not that the deferred tax asset will not be realized in the future. The valuation allowance increased by approximately $8,343,000 and $1,264,000 in the years ended December 31, 2009 and 2008, respectively.

The income tax expense differs from the amount computed by applying the United States statutory corporate income tax rate as follows:

	For the Years Ended
	December 31,
	2009	2008

United States Statutory Corporate Income Tax Rate	(34.0)%	(34.0)%
Permanent Differences	24.63%	23.07%
State Tax – Net of Federal	(1.64)	(1.91)
Change in Valuation Allowance on Deferred Tax Assets	11.01%	12.84%

Provision for Income Taxes	--	--

14.      Related Party Transactions

Since inception we reimbursed our former Chairman/Chief Executive Officer (“CEO”) for Company expenses paid by him and advanced monies as available towards his accrued compensation.  On September 8, 2009, as a result of inconsistencies with several of these transactions, the Board of Directors of the Company (the “Board”) approved a resolution to terminate the then current CEO, which was effectuated in a letter sent to the then current CEO dated September 11, 2009. The Board has created a special committee of the Board to investigate these transactions. It is the Company’s belief that some of these transactions were not appropriate and is conducting an investigation and is in litigation with its former CEO. As a result, we have classified these amounts, which total $553,480 and $111,626 for the years ended December 31, 2009 and 2008, respectively, as a component of  “General and administrative – other” in our operating expenses (see Note 16).

We have a consulting agreement with a member of our Board of Directors which is in the process of being finalized. We are currently paying the board member $10,000 per month for consulting services. In the year ended December 31, 2009, we incurred expense of approximately $70,000. There was no such expense in the year ended December 31, 2008.

During May through July 2009, we had a consulting agreement with another member of our Board of Directors.  We incurred expense of $20,000 under the agreement in the year ended December 31, 2009.  There was no such expense in the year ended December 31, 2008.

During 2006, we issued shares of our common stock valued at $230,879 to a current stockholder for the reimbursement of Company expenses paid by him.  Certain of those expenses, valued at $139,780, were attributable to our then current CEO for periods prior to the inception of the Company. In August 2008, the then current CEO returned 2,330 shares of our common stock having the same value owned directly by him back to the Company.

AMBER READY, INC.
(Formerly Amber Alert Safety Centers, Inc.)
(A Development Stage Company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.      Commitments and Contingencies

Employment Agreements

Effective September 1, 2005, we entered into an employment agreement with our then current Chairman/Chief Executive Officer (“then current CEO”).  The agreement provided for annual compensation of $120,000.  On January 15, 2007, the agreement was amended and annual compensation was increased to $150,000. Effective January 15, 2008, terms of the agreement were revised to provide annual compensation of $180,000 and effective January 2, 2009, terms of the agreement (the “2009 Employment Agreement”) were revised to provide annual compensation of $240,000.  Among other provisions in the 2009 Employment Agreement, the then current CEO was entitled to certain cash and stock commissions and bonuses based on future enrollment in the Company’s programs and investments in the Company, as defined in the agreement.  Pursuant to the 2009 Employment Agreement, the then current CEO was issued 1,151,167 shares of Common Stock (the “Pledged Shares”).  The then current CEO pledged the Pledged Shares as security for the repayment of the Old Notes. The Old Notes will be released from the pledge if the Company attains 500,000 new revenue-generating subscribers at more than $25 per year and the Company is cash flow positive within 18 months after closing on the Minimum Offering (the “Conditions”).  If the Conditions are not met, it will constitute an Event of Default under the Old Notes.  If the Minimum Offering, which was raised, was not raised by April 30, 2009, the Pledged Shares will be released from their pledge and escrow. The employment contract is in effect annually until terminated by the Company or CEO per the agreement. Effective September 11, 2009, the Company terminated its then current CEO [see Note 14]. The various employment agreements were effectuated by the then current CEO on behalf of the Company and are part of the Company’s investigation and litigation with its former CEO (see Note 16).

Effective February 1, 2008, we entered into an employment agreement with our Senior Vice President (“VP”). The agreement is for a five-year period through January 31, 2013. Annual compensation under the agreement is $100,000.  The agreement includes, among other provisions, the issuance of 8,333 shares of our common stock and 50% of the net profits of certain kiosk or store locations as defined in the agreement. Additionally, we have agreed to reimburse the VP for certain obligations, as defined in the agreement, which approximate $5,000 per month. Effective May 1, 2009, annual compensation was increased to $150,000.  In May and June 2009, the VP received bonuses totaling $40,000. On September 14, 2009, per an amendment to his employment agreement, the VP was promoted to the position of Chief Executive Officer (“current CEO”) [see above and Note 14]. The amendment provides for annual compensation of $250,000 and certain commissions based on paid enrollments and reimbursement of certain expenses as defined in the amendment. All other terms of the original agreement remain in effect. The amendment is in effect until January 1, 2010.

Leases

We presently lease office space and retail space in New Jersey, under non-cancellable operating lease agreements.  Rental expense for the years ended December 31, 2009 and 2008 amounted to approximately $123,000 and $279,000, respectively.

Commitments under the employment and lease agreements are as follows:

Years Ended December 31,	Employment	Leases

2010	$150,000	$108,000
2011	150,000	110,000
2012	150,000	110,000
2013	13,000	9,000

Total	$463,000	$337,000

         Litigation

The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  The Company has entered into several agreements effectuated by its then current CEO and is involved in several lawsuits, including one with its former CEO, arising from these agreements which are currently being contested by the Company.  As of December 31, 2009 and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements except as disclosed below.

Blinglet, Inc. - In August 2008, the Company entered into a five-year services agreement with Blinglet, Inc. to provide support for distribution of the Company’s products to mobile phones. The Company will pay Blinglet $5.00 for each mobile device that downloads, installs or subscribes to the mobile application developed by Blinglet.   The Company will pay Blinglet 17% (with a guaranteed minimum of $1.60) of the amount the Company charges a subscriber for renewal of the mobile application developed by Blinglet.  The Company guaranteed Blinglet a minimum of $50,000 within 12 months from execution of the agreement, and if that amount is not attained, the Company will pay Blinglet the difference between the amount of royalties paid and $50,000.  In April 2009, the Company issued Blinglet warrants to purchase 16,667 shares of common stock at $18.00 per share valued at $131,344. The Company and Blinglet are currently involved in cross litigation relating to the breach of contract, fraud and payments under the terms of the agreement. The matter is in the discovery phase and no determination of the outcome can be made at this time.

The Terrie William Agency (“Terrie William”) – The litigation alleges breach of contract with allegations that certain employees misrepresented the Company’s financial status thereby inducing Terrie William to provide expensive services for which they were not compensated. The Company has filed a counterclaim alleging that Terrie William failed to produce the services that were paid for. The Company has received a demand offer to settle the case for $80,000. The Company’s counsel estimates the Company would incur a liability of between $100,000 and $300,000 should the litigation proceed. The Company’s insurance company is involved, and although insurance may cover any settlement, the Company has accrued an amount of $100,000 at December 31, 2009. In addition, another approximate $50,000 is included in accounts payable at December 31, 2009.

GSHM 2005 Family Trust (“GSHM”) – The litigation is an action to collect a note payable executed by the then CEO of the Company. The Company has an amount of approximately $33,000 included in notes payable at December 31, 2009. GSHM obtained a default judgment against the Company in the amount of $80,000. There presently is pending a motion to vacate default. Although the Company believes that there are no additional monies owed GSHM other than the amount in notes payable, an amount of $47,000 has been accrued at December 31, 2009.

On February 9, 2009, a lawsuit was filed against the Company alleging that the Company (i) infringed on the trademark “Amber Alert”; (ii) infringed on ID kit and trade mark; (iii) infringed on concept the way Amber Alerts were to be communicated, through all phones, faxes, and computers including set up data bases; and (iv) identify theft of the name Amber Alert.  Plaintiff seeks $30 million dollars in damages, $300 million in punitive damages and removal of the name Amber Alert from all the Company’s business products and services. As the Company has not been served by the plaintiff within the 30-day period required by the State of Texas, the Company’s counsel has filed a motion for dismissal and is awaiting the dismissal order.

Other

In July 2008, the Company entered into a one year co-branding license and sales agreement with MedeFile International, Inc. for the use of certain intellectual property of MedeFile.  The Company will pay MedeFile $5.00 for each MedeFile membership that the Company sells. MedeFile will pay the Company the difference between the amount the Company sells the MedeFile membership for and the MedeFile price. The agreement has expired and has not been renewed by the Company.

In September 2008, the Company entered into an agreement with a consultant to provide advisory and business development services.  Per the agreement we issued the consultant 1,083 restricted shares of our common stock.  In addition, the consultant will receive a commission of $5.00 for each subscriber enrollment or renewal as defined in the agreement.

Effective December 31, 2008, the Company entered into a seven year Consulting Agreement with ATB Holdings, LLC (“ATB”), an affiliate of John Thomas, pursuant to which ATB will provide business and marketing services to the Company.  The Company will pay ATB $1.00 for each new or renewal subscription to the Company’s programs in which the Company receives $25 from such new or renewal subscription.  In the event that the Company does not receive gross proceeds from this Offering of at least $3,000,000 by April 30, 2009, the consulting agreement with ATB will automatically terminate.

In February 2009, the Company entered into a one-year service agreement with Elite Financial Communications Group, LLC (”Elite”) for marketing services.  The Company will pay Elite $5,000 per month and issue Elite warrants to purchase 200,000 shares of common stock, with 25% of the warrants exercisable at each of 25%, 50%, 75% and 100% of the closing stock price of the Company’s common stock on the service agreement was executed, which was $1.00 per share. The value of the warrants is being expensed over the one year life of the agreement. Expense for the year ended December 31, 2009 is $142,710.  The warrants are to be granted piggyback registration rights and expire two years after the date of an effective registration statement registering for, resale the shares issuable upon exercise of the warrants. On September 21, 2009, the Company notified Elite it was suspending the services under the agreement. The Company intends to issue the warrants by year end 2009.

In May 2009, we reached a settlement for two defaulted leases with a former landlord in the amount of $45,000 and paid the amount in full.  The amount is accrued as of December 31, 2008.

In October 2009, we entered into an agreement with a consultant to provide public relations activities on behalf of the Company.  The agreement is for one year period through October of 2010. Terms of the agreement provide for a fee of $5,000 per month for the first three months of the agreement and $6,000 per month thereafter.  In addition, production services and other expenses will be billed to the Company separately.

16.      Subsequent Events

In accordance with ASC 855, “Subsequent Events” the Company evaluated subsequent events after the balance sheet date.

In January 2010, the Company issued 59,045 shares of common stock and five year warrants to purchase 70,743 shares of our common stock at $18.00 per share valued at $1,417,536 for accrued interest expense of the Senior Notes and Subordinated Notes.

In January 2010, the Company issued 66,667 shares of common stock valued at $800,000 to JTBO for a late payment penalty.

In January 2010, the Company issued 524,556 shares of common stock for settlement of $6,294,673 share liability recorded at December 31,2009.

In January through March 2010, the Company accrued $38,432,313 for share liability for 3,202,693 shares of common stock issuable per registration rights agreements (see Note 11). Subsequent to March 31, 2010, the Company issued 3,663,445 shares of common stock valued at $43,961,345 for share liability.

Subsequent to March 31, 2010, the Company issued 52,101 shares of common stock and five year warrants to purchase 52,101 shares of common stock at $18 per share for accrued interest owed on the Senior Notes and 5,732 shares of common stock and five year warrants to purchase 17,196 shares of common stock at $18 per share for accrued interest owed on the Subordinated Notes.

In March 2010, the Company issued 375,000 shares of common stock valued at $4,500,000 to its former CEO per terms of a mutual release settlement agreement (see Notes 14 and 15). In June 2010, the former CEO was indicted on several counts for illegal acts performed while CEO of the Company.

On April 5, 2010, we effected a 1 for 12 reverse stock split.  All share and per share data has been adjusted to reflect such stock split.

On April 8, 2010, the Company merged with and into CK 41 Acquisition Corp. (“CK 41”). 6,109,736 of AMBER Ready, Inc. (“Amber”) common shares were issued to the CK 41 shareholders at closing pursuant to the terms of the merger. On the closing date, Amber transferred $800,000 to the surviving Company for working capital purposes and $200,000 was held by Amber for working capital purposes.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
Consolidated Balance Sheet (Unaudited)
September 30, 2010

ASSETS

Current assets
Cash	$1,330
Other	9,216
Total current assets	10,546

Property, plant and equipment - net	9,514
Deferred advertising and promotion costs	2,207,685
Deferred financing costs	2,541,323
Other assets	206,329

Total assets	$4,975,397

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued expenses	$3,083,408
Bridge loans	8,339,000
Accrued interest	2,369,743
Convertible debt	250,000
Notes payable	267,991
Share liability	11,698,169
Total current liabilities	26,008,311

Convertible debt	15,571,845

Deferred revenues	578,000

Total liabilities	42,158,156

Stockholders’ deficit
Preferred stock, $.0001 par value, 5,000,000 shares authorized,
no shares issued and outstanding	--
Common stock $0.0001 par value, 200,000,000 shares authorized,
15,334,709 issued and outstanding	1,534
Additional paid in capital	4,931,855
Deficit accumulated during the development stage	(42,116,148)

Total stockholders’ deficit	(37,182,759)

Total liabilities and stockholders’ deficit	$4,975,397

See notes to unaudited consolidated financial statements.

GALAXY MEDIA & MARKETING CORP.
 (A Development Stage Company)
Consolidated Statements of Operations (Unaudited)

			Cumulative
			May 17, 2005
	Nine months ended		through
	September 30,		September 30,
	2010	2009	2010

Revenues	$8,372	$1,254	$45,198

Expenses
Selling, general and administrative	4,860,257	713,881	11,113,845
Depreciation and amortization	124,689	1,812	140,513
Total expenses	4,984,946	715,693	11,254,358

Loss from operations	(4,976,574)	(714,439)	(11,209,160)

Other income (expenses)
Interest income	--	--	5,644
Interest expense	(2,721,131)	(1,045,417)	(4,603,189)
Amortization – deferred financing costs	(793,550)	--	(793,550)
Financing costs – share-based	(9,536,735)	--	(9,536,735)
Realized gain on sale of marketable securities	--	--	127,567
Loss on abandoned assets	(124,590)	--	(124,590)
Loss on guarantee of assumed bridge loans	--	--	(160,000)
Other	--	980	(755)
Total other expenses	(13,176,006)	(1,044,437)	(15,085,608)

Net loss applicable to common shareholders	$(18,152,580)	$(1,758,876)	$(26,294,768)

Net loss per share – basic and diluted	$(1.52)	$(0.66)

Weighted average shares outstanding – basic and diluted	11,949,648	2,675,719

See notes to unaudited consolidated financial statements.

GALAXY MEDIA & MARKETING CORP.
 (A Development Stage Company)
Consolidated Statements of Changes in Stockholders’ Deficit (Unaudited)

	Common Stock		Additional Paid-in	Deficit Accumulated Prior to and During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Deficit
Balance at January 1, 2010	5,036,716	$504	$64,263,028	$(88,664,410)	$(24,400,878)
Issuance of stock and warrants for accrued interest expense at $12.00 per share	59,045	6	1,417,530	--	1,417,536
Issuance of common stock for registration rights penalties at $12.00 per share.	524,556	52	6,294,621	--	6,294,673
Issuance of common stock for late payment penalty at $12.00 per share	66,667	7	799,993	--	800,000
Amortization of escrowed shares	--	--	2,302,333	--	2,302,333
Issuance of common stock in settlement of contract at $12.00 per share	375,000	38	4,499,963	--	4,500,000
Net loss	--	--	--	(48,399,945)	(48,399,945)
Balance at March 31, 2010	6,061,984	606	79,577,468	(137,064,355)	(57,486,281)
Shares issued in conjunction with reverse merger at $12.00 per share	6,109,736	611	73,316,221	--	73,316,832
Recapitalization	--	--	(151,118,675)	113,100,786	(38,017,889)
Balance, post merger	12,171,720	1,217	1,775,014	(23,963,569)	(22,187,337)
Issuance of common stock for consulting services at $0.59 per share	2,000,000	200	1,179,800	--	1,180,000
Issuance of common stock for interest at $12.00 per share	116,291	12	1,393,668	--	1,393,680
Issuance of common stock for interest and penalties at $0.59 per share	988,946	99	583,379	--	583,478
Issuance of common stock in exchange for cancellation of a warrant	10,000	1	(1)	--	--
Record shares previously cancelled in error	47,752	5	(5)	--	--
Net loss	--	--	--	(18,152,580)	(18,152,580)
Balance at September 30, 2010 (Unaudited)	15,334,709	$1,534	$4,931,855	$(42,116,149)	$(37,182,759)

See notes to unaudited consolidated financial statements.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
Consolidated Statements of Cash Flows (Unaudited)

			Cumulative
	Nine months ended		May 17, 2005
	September 30,		through September
	2010	2009	30, 2010

Operating activities
Net loss	$(18,152,580)	$(1,758,876)	$(26,294,768)
Adjustments to reconcile net loss to net cash used in
operating activities:
Stock based compensation	1,735,174	--	2,007,924
Stock based interest and penalties	11,283,636	--	11,223,357
Penalty charges on bridge loans	--	--	250,000
Depreciation and amortization	124,689	1,811	140,514
Amortization – deferred finance costs	793,551	--	793,551
Forgiveness o f stock subscription receivable	141,050	--	141,050
Amortization of debt discount	--	11,250	163,003
Loss on guarantee of assumed bridge loans	--	--	160,000
Gain on sale of marketable securities	--	--	(127,567)
Loss on abandoned assets	124,590	--	223,819
Changes in assets and liabilities
Other current and noncurrent assets	53,460	(33,029)	(2,481,507)
Accrued interest	575,022	862,158	1,611,417
Accounts payable and accrued expenses	(1,158,577)	154,764	(583,550)
Net cash used in operating activities	(4,479,982)	(761,922)	(12,772,757)

Investing activities:
Proceeds from assets sold	30,495	--	30,495
Cash received in merger	1,000,000	--	1,000,000
Purchase of property, plant and equipment	--	--	(27,150)
Proceeds from sale of marketable securities	--	--	905,567
Net cash provided by (used in) investing activities	1,030,495	--	1,908,912

Financing activities
Cash overdraft	(683)	199	--
Bridge loan proceeds	2,938,500	760,000	11,924,500
Bridge loan repayments	--	--	(1,489,500)
Shareholder loan advances	--	--	(200,000)
Proceeds from other loan	--	--	10,000
Proceeds from stock subscriptions	--	--	78,675
Common stock issued for cash	513,000	--	541,500
Net cash provided by financing activities	3,450,817	760,199	10,865,175

Net increase (decrease) in cash	1,330	(1,723)	1,330

Cash and cash equivalents, beginning of period	--	1,723	--

Cash and cash equivalents, end of period	$1,330	$--	$1,330

See notes to unaudited consolidated financial statements.

GALAXY MEDIA & MARKETING CORP.
 (A Development Stage Company)
Consolidated Statements of Cash Flows (Unaudited)

			Cumulative
	Nine months ended		May 17, 2005
	September 30,		through September
	2010	2009	30, 2010

Supplemental cash flow information
Income taxes paid	$--	$--	$1,125

Interest paid	$--	$--	$461,387

Noncash transactions
Issuance of preferred stock for subscription receivable	$--	$--	$3,225

Issuance of common stock for subscription receivable	$12,500	$--	$12,600

Common stock issued upon exercise of warrants	$--	$--	$36,100

Assumption of bridge loans	$--	$--	$250,000

Receipt of marketable securities	$--	$--	$578,000

Marketable securities received from stockholders
as repayment of advances	$--	$--	$200,000

Warrants issued in connection with issuance of bridge
loans	$--	$--	$141,703

Issuance of common stock for Series A
convertible preferred stock	$3,225	$--	$3,225

Net liabilities received from merger	$15,686,370	$--	$15,686,370

See notes to unaudited consolidated financial statements.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 1	Organization, Business and Operation

Galaxy Media & Marketing Corp., (“Galaxy”, the “Company”, “we” or “us”), formerly AMBER Ready, Inc. (“Amber”), ("a Nevada corporation, was originally formed under the name DS&E Metals, Inc. (“DSE”) on February 15, 2005. In September, 2005, pursuant to a merger agreement, we acquired 100% of the membership interests of Amber Alert Safety Centers, L.L.C. (“Amber LLC”), a New Jersey Limited Liability Company, through its merger into our 100% owned entity Metal Subs, L.L.C., and changed our name to Amber Alert Safety Centers, Inc. and then AMBER Ready, Inc.  On April 8, 2010, we acquired 100% of Charlston Kentrist 41 Direct, Inc. (“CK41”) through its merger with and into our 100% owned entity, CK41 Acquisition Corp. and changed our name to Galaxy Media and Marketing Corp.

On September 26, 2005, we effected a 22.5 to 1 forward stock split and on May 30, 2007, we effected a reverse stock split whereas approximately 9.58 shares of our common stock were converted into 1 share of common stock. On January 23, 2009, we effected a 1 for 10 reverse stock split.  On April 5, 2010, we effected a 1 for 12 reverse stock split.  All share and per share data has been adjusted retro-actively to reflect such stock splits.

On April 8, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with CK41 Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and Charlston Kentrist 41 Direct, Inc. (“CK41”) a Nevada corporation formed on May 17, 2005.  Pursuant to the Merger Agreement, the Subsidiary merged into CK41 and CK41 became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, we issued 6,109,736 shares of our common stock to the shareholders of CK41 (the “Acquisition Shares”) representing approximately 50% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.

The acquisition of CK41 was treated as a recapitalization, and the business of CK41 became the primary business of the Company. At the time of the recapitalization, the Company was a development stage company engaged in developing child safety related products and services.

The accounting rules for recapitalizations require that beginning April 8, 2010, the date of the recapitalization, the balance sheet reflects the assets and liabilities of Galaxy Media & Marketing Corp. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of CK41 for the prior periods presented. For accounting purposes the transaction is treated as being effective March 31, 2010.

CK 41 is currently in the development stage.  During the year ending December 31, 2009, the Company utilized the proceeds of multiple bridge loans (see note 7) to engage in the development and marketing of products designed to solicit in the direct response industry.  As additional working capital will be required, the Company has been working on preparing the launch of several products including PureEffect and Kerasome.  PureEffect is a comprehensive acne treatment solution and Kerasome is a natural hair building solution for men and women.  There is no assurance that once the launch of these or any other product is completed, that the Company will achieve a profitable level of operations.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 2	Basis of Presentation

The accompanying unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial statement presentation. Accordingly, they do not include all the information and footnotes necessary for complete financial statement presentation.  In the opinion of management, the consolidated financial statements contain all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the consolidated financial position as of September 30, 2010 and the consolidated results of operations and cash flows for the nine months ended September 30, 2010 and 2009 and the period May 17, 2005 (date of inception) through September 30, 2010. Interim results are not necessarily indicative of the results to be expected for a full year.

The statements of operations for the nine months ended September 30, 2009 and from inception through September 30, 2010 are those of CK41, the accounting acquirer in the reverse acquisition.  The Amber results of operations were consolidated with CK41 as of April 1, 2010 and are included in the statements of operations of the Company for the nine months ended September 30, 2010.

The Company’s consolidated balance sheet as of September 30, 2010, includes both CK-41 and Amber as of September 30, 2010.

These unaudited interim period consolidated financial statements should be read in conjunction with the audited December 31, 2009 and 2008 financial statements of CK41 and Amber, which are also included in this S-1 filing.

The Company has incurred operating losses and negative cash flows from its operating activities since inception and has a deficit accumulated during the development stage through September 30, 2010 of $40,365,000 and a working capital deficit of $26,000,000 at September 30, 2010.

These consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a “going concern” basis, which presumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

For the last two years the Company has been extending the due date of its bridge loans and if necessary expects to be able to continue extending the due date.  As of September 30, 2010, the Company has $1,330 in cash, but as mentioned above, has a substantial working capital deficit.  The Company’s ability to pay its obligations as they become due is in danger as it is in need of immediate financing.  The Company’s continued existence is dependent upon its ability to resolve its liquidity problems, principally be obtaining equity and or debt financing.  The Company’s current operations are not an adequate source of cash to fund future operations.  In the event that it is unable to obtain debt or equity financing, it may have to cease or curtail operations.

The Company’s management continues to focus on procurement of financing for its PureEffect Product and is actively engaged in discussion with parties who may be interested in the development of products through which the Company may generate revenue.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 2	Basis of Presentation (continued)

The Company’s ability to continue as a going concern is dependent upon obtaining additional financing to enable the Company to fully complete its development activities and the its business plan.  The outcome of these matters cannot be predicted at this time. These consolidated financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

Note 3	Summary of Significant Accounting Policies

Principal of Consolidation – The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries.  All material intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition – The Company recognizes revenue in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”), which requires 1) evidence of an agreement, 2) delivery of the product or services has occurred, 3) at a fixed or determinable price, and 4) assurance of collection within a reasonable period of time.

Both CK41 and Amber are development stage entities that have yet to generate any significant revenues.

Deferred Revenue – To the extent that the Company receives revenue in advance of product sale, such revenue is deferred and not recognized until the first time the advertising takes place at which time the cost will be expensed.  In addition, the value of common stock received in consideration of a marketing agreement with eFoodSafety.com, Inc., has been recorded as deferred revenue in the amount of $578,000 at September 30, 2010 and will be amortized over the term of the associated product marketing agreement (See Note 12 Deferred Revenues).

Use of Estimates – The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the valuation of stock-based compensation, the useful life of property and equipment, valuation of debt discount.

Cash and Cash Equivalents – The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentration of Credit Risk – The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Property, Equipment and Leasehold Improvements – Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years.  Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term.  Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations.  Expenditures for maintenance and repairs are charged to operations as incurred.  Renewals and betterments are capitalized.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 3	Summary of Significant Accounting Policies (continued)

Intangible Asset - The intangible asset, initially recorded at cost, is considered to approximate fair value at the time of purchase. Amortization is provided for on a straight-line basis over the estimated useful life of the asset. The Company evaluates the recoverability of its intangible asset periodically and takes into account events or circumstances that warrant revised estimates of its useful life or that indicate that an impairment exists. Management believes that because the Company is in the earlier stages of its business life cycle, the current conditions noted above do not constitute reliable impairment indicators. During August 2009, the Company contracted an outside party for website development services in the total amount of approximately $125,000. The project is in two phases, Phase I was completed and in use on August 14, 2009, while Phase II was in progress. The cost associated with Phase I, $90,000, is being amortized over the estimated useful life of 7 years. Amortization of the costs for Phase II, $35,000, began in January 2010 when it was completed and in service.

Income Taxes – We account for income taxes under the provisions of FASB Accounting Standards Codification (“ASC”) Topic No. 740 “Income Taxes” which requires the use of the liability method of accounting for income taxes. The liability method measures deferred income taxes by applying enacted statutory rates in effect at the balance sheet date to the differences between the tax basis of assets and liabilities and their reported amounts on the financial statements. The resulting deferred tax assets or liabilities are adjusted to reflect changes in tax laws as they occur. A valuation allowance is provided when it is more likely than not that a deferred tax asset will not be realized. At September 30, 2010, the entire deferred tax asset, which arises primarily from our operating losses has been fully reserved because management has determined that it is not more likely than not that the net operating loss carry forwards will be realized in the future.

On January 1, 2007, the Company adopted the provisions of Topic No. 740 as they relate to uncertainty in income tax positions.  At September 30, 2010 and December 31, 2009, the Company did not have any unrecognized tax benefits.  The Company's practice is to recognize interest and/or penalties related to income tax matters in income tax expense.  As of September 30, 2010, the Company had no accrued interest or penalties.  The Company  currently has no federal or state tax  examinations  in progress  nor has it had  any  federal  or  state  tax  examinations  since  its inception.  All of the Company's tax years are subject to federal and state tax examination.

Fair Value of Financial Instruments – Effective January 2, 2008, the Company adopted guidance issued by the FASB on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis.  This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements.  The adoption of this guidance did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

The FASB defines fair value as the price that would be received to sell an assets or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Additionally, the “FASB” requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 3	Summary of Significant Accounting Policies (continued)

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions

The Company did not have any Level 2 or Level 3 assets or liabilities as of September 30, 2010.

The Company discloses the estimated fair value for all financial instruments for which it is practicable to estimate fair value.  As of September 30, 2010, the fair value short-term financial instruments including cash, accounts receivable, accounts payable, accrued expenses, and loans, approximates book value due to their short-term duration.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable.  These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the FASB issued, “The Fair Value Option for Financial Assets and Financial Liabilities,” effective for January 1, 2008.  This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  The Company did not elect the fair value option for any of its qualifying financial instruments.

Advertising and Deferred Advertising Costs – The Company accounts for advertising costs using guidance issued by the FASB.  Under this guidance, unless the advertising is direct-response and results in probable future economic benefits, the Company expenses advertising costs as incurred.

Direct-Response Television Advertising (“DRTV” or “Infomercials”) – The cost of direct-response advertising is capitalized in accordance with guidance issued by the FASB.  Under this guidance, the costs are capitalized when both of the following conditions are met:

a.	The primary purpose of the advertising is to elicit sales to customers who could be shown to have responded specifically to the advertising.
b.	The direct-response advertising results in probable future benefits.

Deferred advertising costs relate to the production, printing, advertising and distribution of infomercials.  Such costs are deferred for financial reporting purposes until the infomercials are launched, and then expensed the first time the advertising takes place.

Other advertising and promotional costs are expensed as incurred.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 3	Summary of Significant Accounting Policies (Continued)

Deferred Financing Costs – Amounts paid for costs associated with financing are amortized to expense over the life of the notes using straight-line method which approximates the effective interest method.  The unamortized portion of the deferred costs is charged to operations upon the conversion of the notes or any portion thereof.

Earnings (Loss) Per Share – Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the period.  Diluted earnings per share reflects the amount of earnings for the period available to each share of common stock outstanding during the reporting period, while giving effect to all dilutive potential common shares that were outstanding during the period, such as common shares that could result from the potential exercise or conversion of securities into common stock.  The assumed exercise of common stock equivalents was not utilized in the nine months ended September 30, 2010 and 2009 and the years ended December 31, 2009 and 2008 since the effect would be anti-dilutive.

Equity-Based Compensation - The Company accounts for equity based compensation transactions with employees under the provisions of FASB ASC Topic No. 718, “Compensation, Stock Compensation” (“Topic No. 718”). Topic No. 718 requires the recognition of the fair value of equity-based compensation in net income. The fair value of common stock issued for compensation is measured at the market price of the common stock on the date of grant.  The fair value of the Company’s equity instruments, other then common stock, is estimated using a Black-Scholes option valuation model. This model requires the input of highly subjective assumptions and elections including expected stock price volatility and the estimated life of each award. In addition, the calculation of equity-based compensation costs requires that the Company estimate the number of awards that will be forfeited during the vesting period. The fair value of equity-based awards granted to employees is amortized over the vesting period of the award and the Company elected to use the straight-line method for awards granted after the adoption of Topic No. 718.

The Company accounts for equity based transactions with non-employees under the provisions of FASB ASC Topic No. 505-50, “Equity-Based Payments to Non-Employees” (“Topic No. 505-50”). Topic No. 505-50 establishes that equity-based payment transactions with non-employees shall be measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The fair value of common stock issued for consideration is measured at the market price on the date of grant.  The fair value of equity instruments, other than common stock, is estimated using the Black-Scholes option valuation model. In general, the Company recognizes an asset or expense in the same manner as if it was to receive cash for the goods or services instead of paying with or using the equity instrument.

Segment information – The Company is currently in the development stage but will be classified into two reportable segments that provide different products and services when operations commence. CK41 will develop and market products designed to solicit in the direct response industry. Amber will provide child safety related products and services. We will disclose the relevant segment information when operations commence for both segments.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 3	Summary of Significant Accounting Policies (Continued)

Recently Issued Accounting Pronouncements – In January 2010, the Financial Accounting Standards Board ("FASB") issued, and the Company adopted, Accounting Standards Codification (“ASC”) Update No. 2010-05 “Escrowed Share Arrangements and the Presumption of Compensation” (“ASCU No. 2010-05”). ASCU No. 2010-05 codifies the SEC staff’s views on escrowed share arrangements which historically has been that the release of such shares to certain shareholders based on performance criteria is presumed to be compensatory. When evaluating whether the presumption of compensation has been overcome, the substance of the arrangement should be considered, including whether the transaction was entered into for a reason unrelated to employment, such as to facilitate a financing transaction. In general, in financing transactions the escrowed shares should be reflected as a discount in the allocation of proceeds. In debt financings the discounts are to be amortized using the effective interest method, while discounts on equity financings are not generally amortized. As it relates to future financings, the adoption of this update may have a material effect on the Company’s consolidated financial statements.

In January 2010, the FASB issued ASC Update No. 2010-06 “Fair Value Measurements and Disclosures (Topic 820): Improving Disclosures about Fair Value Measurements” which updated guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements. This update requires new disclosures on significant transfers of assets and liabilities between Level 1 and Level 2 of the fair value hierarchy (including the reasons for these transfers) and the reasons for any transfers in or out of Level 3. This update also requires a reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. In addition to these new disclosure requirements, this update clarifies certain existing disclosure requirements. For example, this update clarifies that reporting entities are required to provide fair value measurement disclosures for each class of assets and liabilities rather than each major category of assets and liabilities. This update also clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. This update will become effective for the Company with the interim and annual reporting period beginning January 1, 2010, except for the requirement to provide the Level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will become effective for the Company with the interim and annual reporting period beginning January 1, 2011. The Company will not be required to provide the amended disclosures for any previous periods presented for comparative purposes. Other than requiring additional disclosures, adoption of this update will not have a material effect on the Company's consolidated financial statements.

There are several other new accounting pronouncements issued or proposed by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 4	Property and Equipment

Property and equipment consists of the following:

September 30,
2010
(Unaudited)

Property and Equipment	$30,730
Less: Accumulated Depreciation and
Amortization	(21,216)

Net Property and Equipment	$9,514

Depreciation and amortization for the nine months ended September 30, 2010 and 2009 was $13,677 and $1,812, respectively.

Note 5	Intangible Asset

September 30,
2010
[Unaudited]

Website development	$124,595
Less: accumulated depreciation	(124,595)
Net	$--

During the quarter ending September 30, 2010, the Company determined that the Company would not be able to recover the intangible assets and, as a result, recorded an impairment of $111,013 during the nine months ended September 30, 2010.

Amortization expense in the nine months ended September 30, 2010 is $119,774. There is no amortization expense in the prior periods.

Note 6	Deferred Advertising and Promotion Costs

To the extent that the Company incurs costs in advance of product sales, such costs are deferred and expensed the first time the advertising takes place.  Deferred advertising and promotion costs as of September 30, 2010 were $2,207,685.

The deferred advertising and promotion costs for Pure Effects skin care products include photo shoot expenses, laboratory testing fees, celebrity fees and testimonial costs.  The Company has a ten year marketing agreement which grants exclusive rights to market and distribute the product.  The marketing and advertising costs incurred to launch the marketing and advertising campaign are capitalized until the first time the advertising takes place at which time the cost will be expensed.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 7	Deferred Financing Costs

In connection with various debt financings, the Company has incurred financing costs in the amount of $7,280,751.  These costs have been deferred and are being amortized over the life of the notes using the straight line method.

The remaining deferred financing costs of $2,541,323 at September 30, 2010 will be amortized during the twelve months ended September 30, 2011 based on the terms of the debt instruments.

Note 8	Bridge Loans

The Company has $8,339,000 of principal and $1,569,701 of interest in multiple bridge loans outstanding at September 30, 2010 and $7,756,500 of principal and $1,036,395 of interest in multiple bridge loans outstanding at December 31, 2009.  The majority of these loans has 180 day repayment terms and was entered into during the years ending December 31, 2006, 2007 and 2008.  The terms of the notes vary and bear an interest rate of 1% to 18% per annum and are combined with the issuance of five year warrants.  These warrants were recorded as a debt discount and expensed to interest accordingly to their vesting period. (See Note 13, “Issuance of CK41 Warrants”)

The Company has renegotiated extended repayment terms on many of the loans that have matured, usually involving the issuance of shares or an increased interest rate. The Company has been extending these loans for the last 2 years and if necessary expects to be able to continue extending. In most cases, the due date has been extended to June 1, 2009, December 31, 2009, June 2, 2010 or December 31, 2010.  Accordingly, for the year ended December 31, 2009 and 2008, the Company issued 10,110 and 123,377 shares of common stock at $.29 per share and recorded the interest expense of $2,950 and $36,000, respectively. (See Note 13, “Common Stock”)

Several notes were not renegotiated and are now past due.  These notes were due and became delinquent during the year ended December 31, 2008.  The amount past due at December 31, 2008 and 2009 total $926,000 in principal plus 10% accrued interest per year.  The Company is in the process of negotiating payment terms and has either increased the interest rate or issued additional shares of common stock for delinquency.  The Company is to issue 1,000,000 shares of common stock for delinquent bridge loans.

Shown below is a recap of CK41 bridge loan obligations (including accrued bridge loan interest) at September 30, 2010:

Bridge loan beginning balance	$7,756,500
Bridge loan proceeds	595,000
Bridge loan repayments	(12,500)
Subtotal	8,339,000
Less net unamortized discount	--
Total bridge loan ending balance	8,339,000
Accrued interest on bridge loans	1,569,701
Total bridge loan and accrued interest	9,908,701
Less current portion	9,908,701

Non current portion	$--

Bridge loan interest expense for the nine months ended September 30, 2010 and 2009 is $669,961 and $924,167, respectively.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 9	Notes Payable

Notes payable at September 30, 2010 consists of the following:

Note payable – noninterest bearing
originally maturing August 15,
2006, past due and due on demand	$143,765

Notes payable – others
noninterest bearing due on demand	89,226

Note payable – John Thomas
Bridge & Opportunity Fund, L.P.
(“JTBO”) due December 31, 2010,
with interest at 20% per annum	35,000

$267,991

Accrued interest on note payable to JTBO amounts to $5,250 at September 30, 2010.  Interest expense is $1,769 in the nine months ended September 30, 2010.

Note 10	Debentures Payable

In connection with the spin-off of the Company from its previous owner in February 2005, we assumed two 8% Series SPA Senior Subordinated Convertible Redeemable Debentures (“Debentures”) in the amount of $124,000.

The Debentures were convertible into shares of the Debenture issurer’s common stock.  Both Debentures were to be incorporated into the October and November 2006 restructuring and mutual release agreements with our original pre-merger shareholders of Amber.  However, only the holder of the $100,000 Debenture was identified by name in such agreements.  As a result, we reserved an amount of $25,680, the $24,000 Debenture plus accrued interest through the date of the mutual release agreement, as a current liability.

Note 11	Convertible Debt

Convertible debt at September 30, 2010 consists of the following (see note 11 in the Amber audited December 31, 2009 financial statements):

Current

October 2008 convertible note; interest at 18% per annum;
convertible at a rate of $60.00 per share, past due	$250,000

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 11	Convertible Debt (Continued)

Non-Current

April 2009 convertible notes; interest at 18% per annum;
convertible at a rate of $12.00 per Senior Unit (1); due
April 2012	14,029,245

June 2009 convertible notes; interest at 18% per annum;
convertible at a rate of $12.00 per Subordinated Unit (2);
due June 2012.	1,542,600

Total non-current	$15,571,845

Total convertible debt	$15,821,845

(1)
Each Senior Unit consists of (i) one share of common stock and (ii) a common stock purchase warrant to purchase one share of common stock, exercisable for a period of five years, at an exercise price of $18.00 per share.

(2)
Each Subordinated Unit consists of (i) one share of common stock and (ii) there common stock purchase warrants to purchase three shares of common stock, exercisable for a period of five years, at an exercise price of $18.00 per share

Accrued interest on convertible debt amounts to $800,040 at September 30, 2010.  Convertible debt interest expense for the nine months ended September 30, 2010 is $1,433,646.

In connection with certain financing, the Company also entered into a registration rights agreements (the “Registration Rights Agreements”), providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the shares issuable upon conversion of the certain notes.  The Company is obligated to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the filing of the Registration Statement and to ensure that the registration statement remains in effect until all of the registrable shares have been sold or are eligible to be sold under Rule 144.  In the event of a default of its obligations under the Registration Rights Agreement, including its agreement to file the Registration Statement with the Securities and Exchange Commission or if the Registration Statement is not declared effective by the effective deadline, the Company is required to pay JTBO, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, shares of common stock equal to 10% of our fully diluted common stock.

The Company analyzed the registration rights agreements for derivative accounting consideration under FASB ASC Topic 815.  We determined that derivative accounting is not applicable for these registration rights agreements.

In connection with the registration rights agreements the Company has issued 524,556 shares of common stock during the nine months ended September 30, 2010 and recorded a share liability of $11,698,169 ($0.59 per share) for the obligation to issue 19,827,405 shares of common stock at September 30, 2010.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 12	Deferred Revenues

During the year ended December 31, 2006, the Company received 2,100,000 shares of the common stock of eFoodSafety.com, Inc. (“EFS”) valued at $578,000, in connection with a ten year marketing agreement and securing the trade name of PureEffects in an agreement between CK41 AND EFS, wherein CK41 is granted exclusive rights to market and distribute a skin care product know as “Pure Effect” (See Note 16).  The value of the common stock received is recorded as deferred revenue, and will be recognized as revenue upon the first commercial broadcast of the PureEffect product.

Note 13	Stockholders’ Deficit

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.  As a result of the recapitalization of the Company, as further explained in Note 1, the equity transactions described below reflect equity transactions in Amber prior to the date of the Merger, March 31, 2010, and reflect the merged company thereafter.

During the nine months ended September 30, 2010, the Company issued the following:

6,109,736 shares of common stock to the CK41 common stockholders under the Merger Agreement (see Note 1). Also as a result of the recapitalization, $113,100,786 was charged to accumulated deficit;

59,045 shares of common stock at $12.00 per share and warrants for interest;

524,556 shares of common stock at $12.00 per share for registration rights penalties;

66,667 shares of common stock at $12.00 per share for late payment penalties;

375,000 shares of common stock at $12.00 per share in settlement of a contract;

2,000,000 shares of common stock at $0.59 per share for consulting services;

116,291 shares of common stock at $12.00 per share for interest on bridge loans;

988,946 shares of common stock at $0.59 per share for penalties on convertible notes payable;

10,000 shares of common stock at $0.59 per share in exchange for cancellation of a warrant; and

47,752 shares of common stock at par value to record shares previously cancelled in error.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 13	Stockholders’ Deficit (continued)

The following table summarizes the Company’s warrants outstanding:

	September 30, 2010
	[Unaudited]
		Weighted
		Average
		Exercise
	Shares	Price
Outstanding at:
Beginning	400,821	$18.42
Granted	70,743	$18.00
Expired/Cancelled	--	--

Outstanding at end	471,564	$18.36

The following tables summarize information about stock warrants outstanding as of September 30, 2010:

		September 30, 2010 [Unaudited]
		Warrants
		Outstanding		Exercisable
		Weighted-
		Average
		Remaining	Weighted-		Weighted
		Contractual	Average		Average
	Number	Life	Exercise	Number	Exercise
Exercise Price	Outstanding	(in Years)	Price	Exercisable	Price

$1.20	4,167	7.09	$1.20	4,167	$1.20
$66.00	4,971	2,80	$66.00	4,971	$66.00
$18.00	462,426	3.97	$18.00	462,426	$18.00

At September 30, 2010, the weighted-average exercise price of all warrants was $18.36 and the weighted-average remaining contractual life was 3.99.

Registration Rights for Shares Received Upon Exercise of Warrants

The shares of Common Stock received upon exercise of warrants may not be sold except under a current registration statement or pursuant to an exemption from registration as provided for by the Securities and Exchange Commission.  Upon the exercise of the warrant by the holder, the Company has agreed, subject to consent by the Company’s underwriter, should an underwriter be retained, to use its best efforts to register such shares of Common Stock with its first registration statement to be filed after completing its public offering.  However, the Company has provided no assurance that the Company will be able to register such shares.  Should such shares not be registered in the Company’s initial registration statement, because such inclusion would result in the Company’s inability to successfully complete the offering, the Company has agreed to file no more than one registration statement with the SEC for the express purpose of registering the shares previously excluded, within nine months of the Company’s public offering.  Additionally, if requested, the holder of the shares being included in the subsequent registration, then the holder must agree to certain lock-up provisions as may be stipulated by the underwriter.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 14	Income Taxes

Net deferred tax assets consist of the following

September 30
2010
(Unaudited)

Net operating loss carryforwards	$18,750,000
Share-based payments	1,753,000
Capitalized pre-operating costs	219,000
Valuation allowance	(20,722,000)
Net deferred tax assets	$--

As the effective utilization of the deferred tax assets is dependent on future taxable income, a valuation allowance of 100% of the deferred tax asset was recorded at September 30, 2010.  Management has determined that it is more likely than not that the deferred tax asset will not be realized in the future. The valuation allowance increased by approximately $8,255,000 in the nine months ended September 30, 2010.  As of December 31, 2009, the Company has approximately $20,100,000 of net operating loss carryforwards available for income tax purposes to offset future taxable income, if any.  These carryforwards expire in various years through 2029.  Under the provisions of Section 382 of the Internal Revenue Code, certain substantial changes in the Company’s ownership resulting from its recapitalization (See Note 1) limit the amount of these net operating loss carryforwards which can be used in future years.

The income tax expense differs from the amount computed by applying the United States statutory corporate income tax rate as follows:

	For the Nine Months Ended
	September 30,
	2010	2009
	(Unaudited)	(Unaudited)

United States Statutory Corporate Income Tax Rate	(34)%	(34)%
Permanent Differences	21%	5%
State Tax – Net of Federal	(6)%	(6)%
Change in Valuation Allowance on Deferred Tax Assets	19%	35%
Provision for Income Taxes	--	--

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 15	Related Party Transactions

Amber

Since inception we reimbursed our former Chairman/Chief Executive Officer (“CEO”) for Company expenses paid by him and advanced monies as available towards his accrued compensation.  On September 8, 2009, as a result of inconsistencies with several of these transactions, the Board of Directors of the Company (the “Board”) approved a resolution to terminate the then current CEO, which was effectuated in a letter sent to the then current CEO dated September 11, 2009. The Board has created a special committee of the Board to investigate these transactions. It is the Company’s belief that some of these transactions were not appropriate and is conducting an investigation and is in litigation with its former CEO. As a result, Amber classified these amounts, which total $-0- and $103,353 for the nine months ended September 30, 2010 and 2009, respectively, as a component of  “General and administrative – other” in our operating expenses.  In March 2010, Amber and the CEO entered into a mutual release agreement and Amber issued the CEO 375,000 shares of common stock from 1,151,167 shares held in escrow.

We have a consulting agreement with a member of our Board of Directors which is in the process of being finalized. We are currently paying the board member $10,000 per month for consulting services. In the year ended December 31, 2009, Amber incurred expense of approximately $70,000. There was no such expense in the year ended December 31, 2008.

During May through July 2009, we had a consulting agreement with another member of our Board of Directors.  Amber incurred expense of $20,000 under the agreement in the year ended December 31, 2009.  There was no such expense in the year ended December 31, 2008.

During 2006, we issued shares of our common stock valued at $230,879 to a current stockholder for the reimbursement of Company expenses paid by him.  Certain of those expenses, valued at $139,780, were attributable to our then current CEO for periods prior to the inception of the Company. In August 2008, the then current CEO returned 2,330 shares of our common stock having the same value owned directly by him back to the Company.

Note 16	Commitments and Contingencies

Employment Agreements

CK41

On April 1, 2009, CK41 entered into a three-year employment agreement with its CEO and President, Gary Savage, effective April 2, 2009 which provides for an initial salary of $275,000.  In addition to the salary, Mr. Savage will receive a monthly auto allowance of $1,500 per month.  Mr. Savage will also receive $50,000 for each successful launch of each and every infomercial product by the Company.  The Company also agreed to pay Mr. Savage a performance bonus of 1% of the Company’s gross revenues as well as issue to him 10% of the Company’s common stock upon execution of this agreement.  The employment agreement also contains confidentiality provisions.  The employment agreement may be terminated with cause by the Company, or by the employee for reasonable circumstances.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (Continued)

Amber

Effective September 1, 2005, we entered into an employment agreement with our then current Chairman/Chief Executive Officer (“then current CEO”).  The agreement provided for annual compensation of $120,000.  On January 15, 2007, the agreement was amended and annual compensation was increased to $150,000. Effective January 15, 2008, terms of the agreement were revised to provide annual compensation of $180,000 and effective January 2, 2009, terms of the agreement (the “2009 Employment Agreement”) were revised to provide annual compensation of $240,000.  Among other provisions in the 2009 Employment Agreement, the then current CEO was entitled to certain cash and stock commissions and bonuses based on future enrollment in the Company’s programs and investments in the Company, as defined in the agreement.  Pursuant to the 2009 Employment Agreement, the then current CEO was issued 1,151,167 shares of Common Stock (the “Pledged Shares”).  The then current CEO pledged the Pledged Shares as security for the repayment of the Old Notes. The Old Notes will be released from the pledge if the Company attains 500,000 new revenue-generating subscribers at more than $25 per year and the Company is cash flow positive within 18 months after closing on the Minimum Offering (the “Conditions”).  If the Conditions are not met, it will constitute an Event of Default under the Old Notes.  If the Minimum Offering, which was raised, was not raised by April 30, 2009, the Pledged Shares will be released from their pledge and escrow. The employment contract is in effect annually until terminated by the Company or CEO per the agreement. Effective September 11, 2009, the Company terminated its then current CEO [see Note 15]. The various employment agreements were effectuated by the then current CEO on behalf of the Company and are part of the Company’s investigation and litigation with its former CEO.

Effective February 1, 2008, we entered into an employment agreement with our Senior Vice President (“VP”). The agreement is for a five-year period through January 31, 2013. Annual compensation under the agreement is $100,000.  The agreement includes, among other provisions, the issuance of 8,333 shares of our common stock and 50% of the net profits of certain kiosk or store locations as defined in the agreement. Additionally, we have agreed to reimburse the VP for certain obligations, as defined in the agreement, which approximate $5,000 per month. Effective May 1, 2009, annual compensation was increased to $150,000.  In May and June 2009, the VP received bonuses totaling $40,000. On September 14, 2009, per an amendment to his employment agreement, the VP was promoted to the position of Chief Executive Officer (“current CEO”) [see above and Note 15]. The amendment provides for annual compensation of $250,000 and certain commissions based on paid enrollments and reimbursement of certain expenses as defined in the amendment. All other terms of the original agreement remain in effect. The amendment is in effect until January 1, 2010.

Leases

Amber

In August 2010, the Company vacated its office in New Jersey which was leased through 2013.  The estimated balance due resulting from the lease cancelation is $549,000 of which $148,000 is accrued at September 30, 2010.  The Company is currently negotiating a settlement with the landlord.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (Continued)

CK41

The Company also leases office space located at 245 Main Street, White Plains, New York.  The lease agreement is for approximately 2,673 square feet of office space located on the sixth floor.  The terms of the lease agreement are as follows:

Five (5) years beginning September 1, 2008 and ending August 31, 2013 at the following rental rates (including electric at $3.00sf and five (5) parking spots at $90.00 per spot).

Year one	$74,844
Year two	$76,180
Year three	$77,517
Year four	$78,853
Year five	$80,190

The lease agreement contains the customary terms and restrictions of all real estate lease agreements.  In addition, the Company has a good faith security deposit in the amount of $22,659 with the landlord.

In August 2010, the Company vacated its office in New Jersey which was leased through 2013.  The estimated balance due resulting from the lease cancelation is $549,000 of which $148,000 is accrued at September 30, 2010.  The Company is currently negotiating a settlement with the landlord.

Product Agreement – CK41

On March 10, 2006, the Company entered into a ten year marketing agreement and agreement to secure the trade name Pureeffects with eFoodSafety.com, Inc. (“EFS”), the worldwide distributor of a skin care product know as Pure Effect, and Nutalab, Inc. a manufacturer of nutraceutical and cosmeliceutical products, by which EFS granted CK41 exclusive right to market and distribute Pure Effect, and granted NutraLabs exclusive right to manufacture the product.  Pursuant to this agreement, EFS transferred 2,100,000 shares of its common stock valued at $578,000, to the Company (See Note 12).  This agreement has been voided and replaced by the Nuvilex, Inc. agreement.

During the year ended December 31, 2009, Nuvilex, Inc. (“Nuvilex”) acquired eFoodSafety and their 50% right to all of the profits generated by the sale of Pure Effect.  Subsequent to Nuvilex’s acquisition of eFood Safety, CK41 acquired all of the worldwide propriety ownership and rights to Pureffect from Nuvilex.  For this new understanding, in 2010 CK41 is to issue 4,250,000 shares of the Company’s common stock and a 2% royalty on all gross revenues of the PueEffect product to Nuvelex.  Nuvilex was granted a three year warrant to purchase an additional 4,250,000 shares of common stock at $6.00 per share.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (Continued)

On April 24, 2007, the Company entered into a contractual agreement with Saeta Holding, LLC (“S.H.”), the worldwide distributor, manufacturer and owners of title and interest in a unique hair product currently known as Kerasome whereby the Company will have the exclusive right and license to manufacture, market, promote and sell the product.  The contract is a term often years with a renewal for an additional then years.  The Company will receive an annual marketing fee of $150,000 paid in monthly installments of $12,500 for services rendered under this agreement.  CK41 will compensate S.H. 4.0% of all direct response gross adjusted sales revenue, as defined to the agreement.  In addition, the Company will pay S.H. during the first 120 days of the initial test period, an initial payment of $10,000 per month to cover the cost of operating and manufacturing facility until completion of the test period.  These monthly payments will terminate after the first 120 days and will be considered an advance on future royalties.  Either party has a right to terminate this agreement if there is a breach of contract that is uncured for twenty days.  As of September 30, 2010 and December 31, 2009, the Company had advanced royalty payments of $160,000 paid to the Saeta Holding, LLC and included this amount in other assets.

Production Agreement – CK41

On October 15, 2006, CK41entered into a contractual agreement with Infomercial Management, Inc. to manage the product known as Pure Effect.  The duties include project development, to oversee the project personnel, to provide project oversight and compliance and other development and management duties as agreed to by the parties.  For these services, Infomercial Management, Inc. will receive a monthly payment of $5,000 as well as a royalty of 0.05% of adjusted gross sales per unit sold through all worldwide marketing media and methods.  CK41 has also agreed to issue to Infomercial Management, Inc. 250,000 shares of stock with “piggy back” registration rights.  In addition to these fees, Infomercial Management, Inc. is eligible to receive bonuses based on various milestones including the successful rollout of any of the commercials produced for the product along with various milestones in the sale of product.  These bonuses range from $5,000 for the commercial broadcast up to a maximum of $25,000 for sale of $50,000,000 of products.  In accordance with the terms of this agreement CK41 has paid $60,000 and $66,000 for the years ended December 31, 2009 and 2008, respectively.

On August 3, 2007, CK41 entered into a contractual agreement with Respond2, LLC for creative development and production and editing of an infomercial and commercial spot for the Pureeffect-acne Treatment.  The agreement was mutually terminated in 2008.

On October 8, 2008, CK41 signed a contractual agreement with Waldorf Crawford, LLC for creative development and production and editing of an infomercial and commercial spot for the Pureffect-acne treatment.  Implementation of this agreement has been suspended until the Company acquires the necessary financing to launch the product.

Celebrity Agreement – CK41

In 2007, CK41 entered into contractual agreements with four (4) celebrities for the Pureffect anti-acne campaign.  These contracts are for testimonial services for commercial filming, photo-shoots and PR events.

CK41 has signed a non-disclosure agreement with all of the celebrities.  These agreements forbid CK41 from making any public disclosure of these celebrities until the launch of the product.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (continued)

As of December 31, 2009, CK41 has paid these celebrities a total in excess of $1,000,000 as advances toward royalties.

Consulting Agreement – CK41

On September 1, 2007, CK41 entered into an agreement with LeeAnn LaBriola (LaBriola) by which LaBriola will assist in finding joint venture partners and licensing and distribution opportunities.  The compensation for these services will include; $50,000 signing bonus, $7,500 per month beginning September 2007, a finder’s fee of 10% for all capital raised and 500,000 shares of restricted common stock of the Company.  The term of this agreement is for a one year period and has expired.

On September 1, 2007, CK41 entered into an agreement with Louis Sorrentino (Sorrentino) by which Sorrentino will assist in finding joint venture partners and licensing and distribution opportunities. The compensation for these services will include; $5,000 per month beginning September 2007, and a finder’s fee of 10% for all Capital raised and 1,000,000 shares of restricted common stock of the Company.  The term of this agreement is for a one year period and has expired.

On October 15, 2007, CK41 entered into an agreement with Michael Parella of ParDev, LLC (Parrella) by which Parrella will serve as Chairman of the Board and assist in capital/debt raising, acquiring joint  venture partners and pursuing  new product/licensing opportunities.  The compensation for these services include, $125,000 signing bonus, $20,000 per month beginning November 2007, an annual salary of $8,500, 1% of gross revenue paid quarterly and 5,000,000 shares of common stock of the Company.  Mr. Parella resigned his position in December 2009 and the contract is no longer in force.

Effective April 1, 2008, Michael Parrella resigned as CEO and President and resigned effective December 31, 2009 as Acting Chairman of the Board.

On October 16, 2007, CK41 entered into an agreement with Christine McDonald (McDonald) by which McDonald will provide business development services regarding corporate relations, product development with media houses, sales and marketing activities, infomercial third party call handling and product fulfillment, shareholder relation and joint venture activities.  The compensation for these services will include: $100,000 signing bonus, $29,166 per month and 1% of gross revenue paid quarterly.  In January 2011, McDonald was terminated from her position.  As severance, the Company has agreed to provide McDonald with three months of health insurance.

Litigation

Amber

The Company, in the normal course of business, is involved in certain legal matters for which it carries insurance, subject to certain exclusions and deductibles.  The Company has entered into several agreements effectuated by its then current CEO and is involved in several lawsuits, including one with its former CEO, arising from these agreements which are currently being contested by the Company.  As of September 30, 2010 and through the date of issuance of these financial statements, there was no asserted or unasserted litigation, claims or assessments warranting recognition and/or disclosure in the financial statements except as disclosed below.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (continued)

Blinglet, Inc. (“Blinglet”) - In August 2008, the Company entered into a five-year services agreement with Blinglet to provide support for distribution of the Company’s products to mobile phones. The Company will pay Blinglet $5.00 for each mobile device that downloads, installs or subscribes to the mobile application developed by Blinglet.   The Company will pay Blinglet 17% (with a guaranteed minimum of $1.60) of the amount the Company charges a subscriber for renewal of the mobile application developed by Blinglet.  The Company guaranteed Blinglet a minimum of $50,000 within 12 months from execution of the agreement, and if that amount is not attained, the Company will pay Blinglet the difference between the amount of royalties paid and $50,000.  In April 2009, the Company issued Blinglet warrants to purchase 16,667 shares of common stock at $18.00 per share valued at $131,344. The Company and Blinglet are currently involved in cross litigation relating to the breach of contract, fraud and payments under the terms of the agreement. In September 2010, the Company settled its outstanding claim with Blinglet.  The terms of the settlement provide for a payment of $675,000 to Blinglet (which will be paid by the Company’s insurance carrier) and the issuance of 50,000 shares of common stock by the Company to Blinglet.

The Terrie Williams Agency (“Terrie Williams”) – The litigation alleges breach of contract with allegations that certain employees misrepresented the Company’s financial status thereby inducing Terrie Williams to provide expensive services for which they were not compensated. The Company has filed a counterclaim alleging that Terrie Williams failed to produce the services that were paid for. The Company has received a demand offer to settle the case for $80,000. The Company’s counsel estimates the Company would incur a liability of between $100,000 and $300,000 should the litigation proceed. The Company’s insurance company is involved, and although insurance may cover any settlement, the Company has accrued an amount of $100,000 at December 31, 2009.   On September 14, 2010, the Company signed a release agreement with Terrie Williams and settled its outstanding claims with Terrie Williams for an amount of $50,000.

GSHM 2005 Family Trust (“GSHM”) – The litigation is an action to collect a note payable executed by the then CEO of the Company. The Company has an amount of approximately $33,000 included in notes payable at December 31, 2009 and September 30, 2010. GSHM obtained a default judgment against the Company in the amount of $80,000. There presently is pending a motion to vacate default. Although the Company believes that there are no additional monies owed GSHM other than the amount in notes payable, an amount of $47,000 has been accrued at December 31, 2009.

On February 9, 2009, a lawsuit was filed against the Company alleging that the Company (i) infringed on the trademark “Amber Alert”; (ii) infringed on ID kit and trade mark; (iii) infringed on concept the way Amber Alerts were to be communicated, through all phones, faxes, and computers including set up data bases; and (iv) identify theft of the name Amber Alert.  Plaintiff seeks $30 million dollars in damages, $300 million in punitive damages and removal of the name Amber Alert from all the Company’s business products and services. As the Company has not been served by the plaintiff within the 30-day period required by the State of Texas, the Company’s counsel has filed a motion for dismissal and is awaiting the dismissal order.

Other

Amber

In July 2008, the Company entered into a one year co-branding license and sales agreement with MedeFile International, Inc. for the use of certain intellectual property of MedeFile.  The Company will pay MedeFile $5.00 for each MedeFile membership that the Company sells. MedeFile will pay the Company the difference between the amount the Company sells the MedeFile membership for and the MedeFile price. The agreement has expired and has not been renewed by the Company.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 16	Commitments and Contingencies (continued)

In September 2008, the Company entered into an agreement with a consultant to provide advisory and business development services.  Per the agreement we issued the consultant 1,083 restricted shares of our common stock.  In addition, the consultant will receive a commission of $5.00 for each subscriber enrollment or renewal as defined in the agreement.

Effective December 31, 2008, the Company entered into a seven year Consulting Agreement with ATB Holdings, LLC (“ATB”), an affiliate of John Thomas, pursuant to which ATB will provide business and marketing services to the Company.  The Company will pay ATB $1.00 for each new or renewal subscription to the Company’s programs in which the Company receives $25 from such new or renewal subscription.  In the event that the Company does not receive gross proceeds from this Offering of at least $3,000,000 by April 30, 2009, the consulting agreement with ATB will automatically terminate.

In February 2009, the Company entered into a one-year service agreement with Elite Financial Communications Group, LLC (”Elite”) for marketing services.  The Company will pay Elite $5,000 per month and issue Elite warrants to purchase 200,000 shares of common stock, with 25% of the warrants exercisable at each of 25%, 50%, 75% and 100% of the closing stock price of the Company’s common stock on the service agreement was executed, which was $1.00 per share. The value of the warrants is being expensed over the one year life of the agreement. Expense for the year ended December 31, 2009 is $142,710.  The warrants are to be granted piggyback registration rights and expire two years after the date of an effective registration statement registering for, resale the shares issuable upon exercise of the warrants. On September 21, 2009, the Company notified Elite it was suspending the services under the agreement. The Company intends to issue the warrants by year end 2009.

In May 2009, we reached a settlement for two defaulted leases with a former landlord in the amount of $45,000 and paid the amount in full.  The amount is accrued as of December 31, 2008.

In October 2009, we entered into an agreement with a consultant to provide public relations activities on behalf of the Company.  The agreement is for one year period through October of 2010. Terms of the agreement provide for a fee of $5,000 per month for the first three months of the agreement and $6,000 per month thereafter.  In addition, production services and other expenses will be billed to the Company separately.   The agreement expired in October 2010 and was not renewed.

Note 17	Subsequent Events

In accordance with ASC 855, “Subsequent Events” the Company evaluated subsequent events after the balance sheet date.

In October 2010, the Company issued 19,827,405 shares, representing penalty shares accrued as of September 30, 2010, under the Registration Rights Agreement.

In October 2010, the Company issued a bridge note in the amount of $229,236.59 to JTBO bearing interest at 10% per annum and due in January 2012.

In October 2010, the Company issued a bridge note in the amount of $150,000 to JTBO bearing interest at 10% per annum and due in January 2012.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
[Information as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 is Unaudited]

Note 17	Subsequent Events (continued)

In November 2010, the Company issued 475,000 shares to members of the Board of Directors as compensation for their services on the Board of Directors.

In November 2010, the Company issued 62,045 shares to a Bridge Note holder as compensation for granting an extension on the due date of their Bridge Note.

In November 2010, the Company issued 5,000,000 shares to an executive as compensation.

In January 2011, the Company issued 15,150,219 shares, representing penalty shares accrued as of December 31, 2010, under the Registration Rights Agreement.

In January 2011, the Company issued a bridge note in the amount of $150,000 to JTBO bearing interest at 10% per annum and due in January 2012.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders’ and Board of Directors
Charleston Kentrist 41 Direct, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Charleston Kentrist 41 Direct, Inc. (A Development Stage Company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders' deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Charleston Kentrist 41 Direct, Inc. as of December 31, 2009 and 2008 and the results of their operations and their cash flows for the years ended December 31, 2009 and 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred significant losses as more fully described in Note 2. These issues raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
-------------------------------------
Certified Public Accountants

New York, New York
February 17, 2010

Charleston Kentrist 41 Direct, Inc.
(A Development Stage Company)
Balance Sheets

ASSETS
	December 31,
	2009	2008

CURRENT ASSETS:
Cash	$-	$1,723
Account receivable	-	7,836
TOTAL CURRENT ASSETS	-	9,559

PROPERTY, PLANT AND EQUIPMENT,
net of accumulated depreciation of $15,824 and $13,408, respectively	11,326	13,742
DEFERRED ADVERTISING AND PROMOTION COSTS	2,092,395	2,032,395
OTHER ASSETS	225,159	182,659
TOTAL ASSETS	$2,328,880	$2,238,355

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$575,024	$401,966
Bridge loans-net, due December 31, 2009	2,356,000	2,356,000
Accrued interst on bridge loans, due December 31, 2009	268,461	178,318
Bridge loans-net, Due December 31, 2010	5,400,500	-
Accrued interst on bridge loans, due December 31, 2010	767,934	-
TOTAL CURRENT LIABILITIES	9,367,919	2,936,284

BRIDGE LOANS and ACCRUED INTEREST	-	4,313,203
DEFERRED REVENUES	578,000	578,000

TOTAL LIABILITIES	9,945,919	7,827,487

STOCKHOLDERS' DEFICIT
Preferred stock, $.001 par value, 1,775,000 shares
authorized, no shares issued and outstanding	-	-
Preferred stock-Series A $.001 par value, 3,225,000 shares
authorized, issued and outstanding at December 31, 2009 and 2008	3,225	3,225
Common stock $0.001 par, 100,000,000 shares authorized; 77,945,000 and 68,150,000
issued and outstanding at December 31, 2009 and 2008, respectively	77,945	68,150
Common stock to be issued, $0.001 par, 4,250,000 shares	42,500	-
Additional paid-in-capital	629,258	529,853
Stock subscription receivable	(128,550)	(113,550)
Deficit accumulated during the development stage	(8,241,417)	(6,076,810)

TOTAL STOCKHOLDERS' DEFICIT	(7,617,039)	(5,589,132)

	$2,328,880	$2,238,355

The accompanying notes are an integral part of these audited financial statements

Charlston Kentrist 41 Direct, Inc.
(A Development Stage Company)
Statements of Operations

			Cumulative amount
			from
	Year ended		May 17, 2005
	December 31,		through
	2009	2008	December 31, 2009
			(Unaudited)

REVENUES	$1,254	$28,810	$36,826

EXPENSES:
Selling, general and administrative (includes stock based
compensation of $80,000, $139,500, and $272,750 in
2009, 2008, and from inception, respectively)	1,159,159	2,313,433	6,253,588
Depreciation and amortization	2,416	12,371	15,824

TOTAL EXPENSES	1,161,575	2,325,804	6,269,412

Loss from continuing operations	(1,160,321)	(2,296,994)	(6,232,586)

Other income (expense)
Interest income	-	-	5,644
Interest expense	(986,000)	(675,477)	(1,882,058)
Realized gain on sale of marketable securities	-	-	127,567
Loss on abandoned inventory	(18,286)	(49,132)	(99,229)
Loss on guarantee of assumed bridge loans	-	-	(160,000)
Other	-	-	(755)
Total other expense	(1,004,286)	(724,609)	(2,008,831)

Net loss applicable to common shareholders	$(2,164,607)	$(3,021,603)	$(8,241,417)

NET LOSS PER SHARE-BASIC
AND DILUTED	$(0.03)	$(0.06)

WEIGHTED AVERAGE SHARES
OUTSTANDING - BASIC AND DILUTED	75,530,548	54,843,096

The accompanying notes are an integral part of these audited financial statements

Charlston Kentrist 41 Direct, Inc.
( A Development Stage Company)
Statements of Changes in Stockholders' Deficit

									Deficit
									Accumulated
	Preferred Stock					Additional	Stock	Other	Prior to and During	Total
	Series A		Common Stock		To be	Paid-in	Subscriptions	Comprehensive	the Development	Stockholders'
	Shares	Amount	Shares	Amount	issued	Capital	Receivable	Loss	Stage	Deficit

Balance at May 17, 2005 (date of inception)	-	-	-	-		-	-	-	-	-

Issuance of preferred stock at par	225,000	225	-	-		-	(225)	-	-	-

Issuance of common stock (founder shares)			32,000,000	32,000			(31,000)	-	-	1,000

Issuance of common stock for cash
at $.01 per share	-	-	1,000,000	1,000		9,000	-	-	-	10,000

Debt discount - bridge loan warrants	-	-	-	-		39,893	-	-	-	39,893

Net loss	-	-	-	-		-	-	-	(625,852)	(625,852)

Balance at December 31, 2005 (Unaudited)	225,000	225	33,000,000	33,000		48,893	(31,225)	-	(625,852)	(574,959)

Issuance of common stock for cash:
upon exercise of warrants
at $.01 per share	-	-	1,000,000	1,000		9,000	-	-	-	10,000

Issuance of common stock upon exercise of warrants
for subscription receivable
at $.01 per share			510,000	510		4,590	(5,100)			-

Issuance of common stock for compensation:
at $.01 per share	-	-	1,000,000	1,000		9,000	-	-	-	10,000

Debt discount - bridge loan warrants	-	-	-	-		11,172	-	-	-	11,172

Stock subscription received	-	-	-	-		-	31,225	-	-	31,225

Unrealized loss on marketable securities	-	-	-	-		-	-	(805)	-	(805)

Net loss	-	-	-	-		-	-	-	(819,984)	(819,984)

Balance December 31, 2006 (Unaudited)	225,000	225	35,510,000	35,510		82,655	(5,100)	(805)	(1,445,836)	(1,333,351)

Issuance of common stock for cash:
at $.01 per share	-	-	750,000	750		6,750	-	-	-	7,500

Issuance of common stock :
upon exercise of warrants for subscription receivable
at $.01 per share	-	-	5,170,000	5,170		46,530	(51,700)	-	-	-
for services
at $.01	-	-	1,750,000	1,750		41,500	-	-	-	43,250

Unrealized gain on marketable securities	-	-	-	-		-	-	805	-	805

Stock subscriptions received	-	-	-	-		-	8,900	-	-	8,900

Debt discount - bridge loan warrants	-	-	-	-		28,800	-	-	-	28,800

Net loss	-	-	-	-		-	-	-	(1,609,371)	(1,609,371)

Balance at December 31, 2007 (Audited)	225,000	225	43,180,000	43,180		206,235	(47,900)	-	(3,055,207)	(2,853,467)

Issuance of preferred stock for subscription receivable
at $.01 per share	3,000,000	3,000				27,000	(3,000)	-	-	27,000

Issuance of common stock for subscription receivable										-
upon exercise of warrants
at $.01 per share	-	-	10,120,000	10,120		91,080	(101,200)	-	-	-

Issuance of common stock for extended repayment terms			-						-	-
to bridge loan holders
at $.01 per share	-	-	3,600,000	3,600		32,400	-	-	-	36,000

Issuance of common stock to executive officer									-	-
in connection with consulting services
at $.01 per share	-	-	11,250,000	11,250		101,250	-	-	-	112,500

Stock subscriptions received	-	-	-	-		-	38,550	-	-	38,550

Debt discount - bridge loan warrants	-	-	-	-		71,888	-	-	-	71,888

Net loss	-		-	-		-	-	-	(3,021,603)	(3,021,603)

Balance as December 31, 2008 (Audited)	3,225,000	3,225	68,150,000	68,150		529,853	(113,550)	-	(6,076,810)	(5,589,132)

Issuance of common stock for subscription receivable
upon exercise of warrants
at $.01 per share	-	-	1,500,000	1,500		13,500	(15,000)	-	-	-

Issuance of common stock for extended repayment terms
to bridge loan holders
at $.01 per share	-	-	295,000	295		2,655	-	-	-	2,950

Issuance of common stock to executive officer
in connection with employment agreement
at $.01 per share	-	-	8,000,000	8,000		72,000	-	-	-	80,000

Common stock to be issued					42,500					42,500

Debt discount - bridge loan warrants	-	-	-	-		11,250	-	-	-	11,250

Net loss	-	-	-	-		-	-	-	(2,164,607)	(2,164,607)

Balance as of December 31, 2009 (Audited)	3,225,000	3,225	77,945,000	77,945	42,500	629,258	(128,550)	-	(8,241,417)	(7,617,039)

Charlston Kentrist 41 Direct, Inc.
( A Development Stage Company)
Statements of Cash Flows

			For the period from
	Year Ended		May 17, 2005
	December 31,		(inception) to
	2009	2008	December 31, 2009
			(Unaudited)
OPERATING ACTIVITIES:
Net loss	$(2,164,607)	$(3,021,603)	$(8,241,417)
Adjustments to reconcile net loss
to net cash used in operating activities:
Stock based compensation	80,000	139,500	272,750
Stock based penalty	2,950	36,000	38,950
Penalty charges on bridge loans	185,000	65,000	250,000
Depreciation and amortization	2,416	12,371	15,824
Amortization of debt discount	11,250	71,888	163,003
Loss on guarantee of assumed bridge loans	-	-	160,000
Gain on sale of marketable securities	-	-	(127,567)
Loss on abandoned inventory	18,286	49,132	99,229

Changes in assets and liabilities:
Other current and non current assets	(70,451)	(665,832)	(2,534,967)
Change In accrued interest	467,374	494,483	1,036,395
Accounts payable and accrued expenses	172,376	(171,626)	575,025

NET CASH FLOWS USED IN OPERATING ACTIVITIES	(1,295,406)	(2,990,687)	(8,292,775)

INVESTING ACTIVITIES:
Purchase of property, plan and equipment	-	(23,640)	(27,150)
Proceeds from sale of marketable securities	-	-	905,567

NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	-	(23,640)	878,417

FINANCING ACTIVITIES:
Cash overdraft	683	-	683
Bridge loan proceeds	1,365,000	3,255,000	8,986,000
Bridge loan repayments	(72,000)	(287,500)	(1,489,500)
Shareholder loan advances	-	-	(200,000)
Proceeds from other loan	-	10,000	10,000
Proceeds from stock subscriptions	-	38,550	78,675
Common stock issued for cash	-	-	28,500

NET CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	1,293,683	3,016,050	7,414,358

NET INCREASE (DECREASE) IN CASH	(1,723)	1,723	-

CASH AND CASH EQUIVALENTS - beginning of period	1,723	-	-

CASH AND CASH EQUIVALENTS - end of period	$-	$1,723	$-

SUPPLEMENTAL CASH FLOW INFORMATION

Income taxes paid	$300	$300	$1,125

Interest paid	$322,376	$44,033	$461,387

Noncash Transactions:
Issuance of Preferred stock for subscription receivable	$-	$30,000	$3,225
Issuance of Common stock for subscription receivable	$15,000	$101,200	$113,500
Common stock issued upon exercise of warrants	$15,000	$-	$36,100
Assumption of bridge loans	$-	$-	$250,000
Receipt of marketable securities	$-	$-	$578,000
Marketable securities rec'd from stockholders as repayment of advances	-	$-	$200,000
Warrants issued in connection with issuance of bridge loans	$18,750	$71,888	$141,703

The accompanying notes are an integral part of these audited financial statements

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 1 — Organization, Business and Operations

Charlston Kentrist 41 Direct, Inc. (a development stage company) ("CK41" or the "Company") was organized under the laws of the state of Nevada on May 17, 2005 to focus on developing multiple products that start as infomercial products, and then enter more traditional retail channels. The Company's growth strategy is to merge with a public company, raise capital through the debt and equity markets and then build, through new product development, its infomercial and product sales business.

CK 41 is currently in the development stage. During the year ending December 31, 2009, the Company utilized the proceeds of multiple bridge loans (see note 7) to engage in the development and marketing of products designed to solicit in the direct response industry. As additional working capital will be required, the Company will obtain such capital through debt and equity markets. The Company has been working on preparing the launch of several products including PureEffect and Kerasome. PureEffect is a comprehensive acne treatment solution and Kerasome is a natural hair building solution for men and women. There is no assurance that once the launch of these or any other product is completed, that the Company will achieve a profitable level of operations.

Note 2 - Going Concern and Management's Plans

The Company has incurred operating losses and negative cash flows from its operating activities for the years ended December 31, 2009 and 2008, as well as an accumulated deficit of $8,241,417 as of December 31, 2009 and a working capital deficit of $9,367,919.  Total current liabilities at December 31, 2009, were $9,367,919.

These financial statements have been prepared by management in accordance with accounting principles generally accepted in the United States on a “going concern” basis, which presumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.

For the last 2 years the Company has been extending the due date of its bridge loans and if necessary expects to be able to continue extending the due date. As of December 31, 2009, the Company has no cash; however, the Company has raised $70,000 in funds subsequent to year end through additional bridge loan financing. The Company’s ability to pay its obligations as they become due is in danger as it is in need of immediate financing. The Company’s continued existence is dependent upon its ability to resolve its liquidity problems, principally by obtaining equity and or debt financing. The Company’s current operations are not an adequate source of cash to fund future operations. In the event that it is unable to obtain debt or equity financing, it may have to cease or curtail operations.

The Company’s management continues to focus on procurement of financing for its PureEffect Product and is actively engaged in discussion with parties who may be interested in the development of products through which the Company may generate revenue.

The Company’s ability to continue as a going concern is dependent upon additional financing to enable the Company to fully complete its development activities and the Company’s business plan.  The outcome of these matters cannot be predicted at this time.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should the Company be unable to continue its business.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 3 - Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”), which requires 1) evidence of an agreement, 2) delivery of the product or services has occurred 3) at a fixed or determinable price, and 4) assurance of collection within a reasonable period of time.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates in 2009 and 2008 include the valuation of stock-based compensation, the useful life of property and equipment, valuation of debt discount.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Concentrations of Credit Risk

The Company maintains its cash with various financial institutions, which may exceed federally insured limits throughout the period.

Inventories

Inventories are stated at the lower of cost or market. Cost is computed on a weighted-average basis, which approximates the first-in, first-out method; market is based upon estimated replacement costs.

Property, Equipment, and Leasehold Improvements

Property and equipment are stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five to seven years. Leasehold improvements are amortized over the shorter of the useful life or the remaining lease term. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gains or losses are reflected in operations. Expenditures for maintenance and repairs are charged to operations as incurred. Renewals and betterments are capitalized.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Deferred Revenue

To the extent that the Company receives revenue in advance of product sale, such revenue is deferred and not recognized until the first time the advertising takes place at which time the cost will be expensed. In addition, the value of common stock received in consideration of a marketing agreement with eFoodSafety.com, Inc., has been recorded as deferred revenue in the amount of $578,000 at December 31, 2009 and 2008, and will be amortized over the term of the associated product marketing agreement (See Note 8 Deferred Revenue).

Income Taxes

The Company accounts for income taxes using guidance issued by the Financial Accounting Standards Board (“FASB”). Under the FASB, deferred tax assets and liabilities are determined based on differences between their financial reporting and tax basis of assets and liabilities. The Company was not required to provide for a provision for income taxes for the periods ended December 31, 2009 and 2008, as a result of net operating losses incurred during the periods. As of December 31, 2009, the Company has available approximately $7,656,684 of net operating losses ("NOL") available for income tax purposes that may be carried forward to offset future taxable income, if any. These carry forwards expire in various years through 2029. At December 31, 2009 and 2008, the Company has a deferred tax asset of approximately $3,257,516 and $2,498,913 relating to the Company's net operating losses, respectively. The Company's deferred lax asset has been fully reserved by a valuation allowance since realization of its benefits is uncertain. The Company's ability to utilize its NOL carry forwards may be subject to an annual limitation in fume periods pursuant to Section 382 of the Internal Revenue Code of 1986, as amended.

The provision for income taxes using the federal and state tax rates as compared to the Company's effective tax rate is summarized as follows:

	December 31,
	2009	2008
Statutory Federal Tax (Benefit) Rate	(34%)	(34%)
Statutory State Tax (Benefit) Rate	(5%)	(6%)
Effective Tax (Benefit) Rate	(40%)	(40%)
Permanent differences	5%	5%
Valuation Allowance	35%	35%
Effective Income Tax	0%	0%

Significant components of the Company's deferred tax assets at December 31, 2009 and 2008 are as follows:

	December 31,
	2009	2008
Net Operating Loss Carryforward	$3,257,516	$2,498,853
Valuation Allowance	(3,257,516)	(2,498,853)
Net Deferred Tax Asset	$-	$-

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Fair Value of Financial Instruments

Effective January 1, 2008, the Company adopted guidance issued by the Financial Accounting Standards Board (“FASB”) on “Fair Value Measurements” for assets and liabilities measured at fair value on a recurring basis. This guidance establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value, and expands disclosure about such fair value measurements. The adoption of this guidance did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

The Financial Accounting Standards Board (“FASB”) defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, the “FASB” requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not have any Level 2 or Level 3 assets or liabilities as of December 31, 2009 and December 31, 2008.

The Company discloses the estimated fair values for all financial instruments for which it is practicable to estimate fair value. As of December 31, 2009 and December 31, 2008, the fair value short-term financial instruments including cash, accounts receivable, accounts payable, accrued expenses, and loans, approximates book value due to their short-term duration.

Cash and cash equivalents include money market securities and commercial paper that are considered to be highly liquid and easily tradable. These securities are valued using inputs observable in active markets for identical securities and are therefore classified as Level 1 within the fair value hierarchy.

In addition, the Financial Accounting Standards Board (“FASB”) issued, “The Fair Value Option for Financial Assets and Financial Liabilities,” effective for January 1, 2008. This guidance expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. The Company did not elect the fair value option for any of its qualifying financial instruments.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Advertising and Deferred Advertising Costs

The Company accounts for advertising costs using guidance issued by the Financial Accounting Standards Board (“FASB”). Under the FASB, unless the advertising is direct-response and results in probable future economic benefits, the Company expenses advertising costs as incurred.

Direct-response television advertising (“DRTV” or “Infomercials”)

The cost of direct-response advertising is capitalized in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”). Under this guidance, the costs are capitalized when both of the following conditions are met:

  a.    The primary purpose of the advertising is to elicit sales to customers who could be shown to have responded specifically to the advertising.
  b.    The direct-response advertising results in probable future benefits.

Deferred advertising costs relate to the production, printing, advertising and distribution of infomercials. Such costs are deferred for financial reporting purposes until the infomercials are launched, and then expensed the first time the advertising takes place.

Other advertising and promotional costs are expensed as incurred.

Stock Based Compensation

The Company accounts for the grant of stock and warrants awards in accordance with guidance issued by the Financial Accounting Standards Board (“FASB”), “Share-Based Payment.” This guidance requires companies to recognize in the statement of operations the grant-date fair value of warrants and stock options and other equity based compensation.

The Company uses the Black-Scholes option valuation model for estimating the fair value of traded options.  This option valuation model requires the input of highly subjective assumptions including the expected stock price volatility.

There were no stock options granted to employees during the year ended December 31, 2009 and 2008.

The cost of stock-based compensation awards issued to non-employees for services is recorded at either the fair value of the services rendered or of the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines issued by the Financial Accounting Standards Board (“FASB”)

Recently Issued Accounting Pronouncements

There are several new accounting pronouncements issued or purposed by the Financial Accounting Standards Board (“FASB”). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 4 - Property and Equipment

Property and equipment consists of the following at December 31, 2009 and December 31, 2008:

	December 31,
	2009	2008
Property and Equipment	$27,150	$27,150
Less: Accumulated Depreciation and Amortization	(15,824)	(13,408)
Net Property and Equipment	$11,326	$13,742

Depreciation and Amortization for the year ended December 31, 2009 and 2008, was $2,416 and $12,371, respectively.

Note 5- Deferred Advertising and Promotion Costs

To the extent that the Company incurs costs in advance of product sales, such costs are deferred and expensed the first time the advertising takes place. Deferred advertising and promotion costs as of December 31, 2009 and 2008 were $ 2,092,395 and $2,032,395 respectively.

The deferred advertising and promotion costs for Pure Effects skin care products include photo shoot expenses, laboratory testing fees, celebrity fees and testimonial costs. The Company has a ten year marketing agreement which grants exclusive rights to market and distribute the product. The marketing and advertising costs incurred to launch the marketing and advertising campaign are capitalized until the first time the advertising takes place at which time the cost will be expensed.

Note 6 - Accounts payable and accrued expenses

Accounts payable and accrued expenses consist of the following at December 31, 2009 and 2008:

	December 31,
	2009	2008
Legal & Accounting Fees	$128,899	$118,982
Production Costs	14,339	14,280
Talent Costs	105,000	105,000
Prior Service Costs	238,587	60,417
Consulting Fees	-	30,000
Rent Expense	74,207	63,394
Health Insurance	4,863	4,837
Other Insurance	-	1,307
Various Office Expenses	4,818	3,749
Cash Overdraft	683	-
Payroll Exchange	3,628	-
Total Accounts Payable & Accrued Expenses	$575,024	$401,966

Note 7- Bridge Loans

The Company has $7,756,500 of principal and $1,036,395 of interest in multiple bridge loans outstanding at December 31, 2009. The Company has $6,278,500 of principal and $569,021 of interest in multiple bridge loans outstanding at December 31, 2008. The majority of these loans has 180 day repayment terms and was entered into during the years ending December 31, 2006, 2007 and 2008. The terms of the notes vary and bear an interest rate of 1% to 18% per annum and are combined with the issuance of five year warrants. These warrants were recorded as a debt discount and expensed to interest according to their vesting period. (See note 9, “Issuance of Warrants”)

The Company has renegotiated extended repayment terms on many of the loans that have matured, usually involving the issuance of shares or an increased interest rate. The Company has been extending these loans for the last 2 years and if necessary expects to be able to continue extending. In most cases, the due date has been extended to June 1, 2009, December 31, 2009, June 1, 2010 or December 31, 2010. Accordingly, for the year ended December 31, 2009 and 2008 the Company issued 295,000 and 3,600,000 shares of common stock at $.01 per share and recorded the interest expense of $2,950 and $36,000, respectively. (See note 9, “Common Stock”)

Several notes were not renegotiated and are now past due. These notes were due and became delinquent during the year ended December 31, 2008. The amount past due at December 31, 2008 and 2009 total $926,000 in principal plus 10% accrued interest per year. The Company is in the process of negotiating payment terms and has either increased the interest rate or issued additional shares of common stock for delinquency. The Company is to issue 1,000,000 shares of common stock for delinquent bridge loans.

Shown below is a recap of CK41 bridge loan obligations (including accrued bridge loan interest) at December 31, 2009 and 2008:

	December 31,
	2009	2008
Bridge Loan Beginning Balance	$6,278,500	$3,246,000
Bridge Loan Proceeds	1,365,000	3,255,000
Bridge Loan Penalties	185,000	65,000
Bridge Loan Payments	(72,000)	(287,500	) )
Subtotal	7,756,500	6,278,500
Less Net Unamortized Discounts	-	-
Total Bridge Loan Ending Balance	7,756,500	6,278,500
Accrued interest on Bridge Loans	1,036,395	569,021
Total Bridge Loan and Accrued Interest	8,792,895	6,847,521
Less: Current Portion	8,792,895	2,534,318
Non-Current Portion	$-	$4,313,203

Bridge loan interest expense for the years ended December 31, 2009 and 2008 was $986,000 and $675,477 respectively.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Note 8 - Deferred Revenues

During the year ended December 31, 2006, the Company received 2,100,000 shares of the common stock of eFoodSafety.com, Inc. ("EFS") valued at $578,000, in connection with a ten year marketing agreement and securing the trade name of Pureffects in an agreement between CK41 and EFS, wherein CK41 is granted exclusive rights to market and distribute a skin care product known as “Pure Effect" (See Note 10).  The value of the common stock received is recorded as deferred revenue, and will be recognized as revenue upon the first commercial broadcast of the PureEffect product.

Note 9 — Stockholders’ Deficit

Preferred Stock

The Company is authorized to issue 5,000,000 shares of preferred stock, $.001 par value. On June 9, 2005 the Board of Directors of the Company designated 225,000 shares as Series A ("Series A Convertible Preferred"). The Series A Convertible Preferred shall not be entitled to dividends, has no preference upon liquidation, and shall have no voting rights. The holders of the shares of the Series A Convertible Preferred stock may at any time convert each of their shares into ten (10) shares of the Common Stock. Such shares of Series A Convertible Preferred stock shall be automatically converted into shares of the Common Stock at the time that the Company's shares of Common Stock are available for trading in the public securities markets. The holders of the shares of the Series A Convertible Preferred Stock have standard anti-dilution protections upon stock splits or recapitalizations. In the event that the holders of the Common Stock receive a dividend payable in Common Stock, the number of shares of Common Stock issuable upon the conversion of the Series A Convertible Preferred shall be proportionately increased.

During the year ended December 31, 2008, the Company designated and issued 3,000,000 additional shares of Series A Convertible Preferred stock to the founder of the Company, at $.001 per share in exchange for a subscription receivable in the amount of $3,000. These shares were valued at $0.01 and the Company recorded stock based compensation of $27,000.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value (the "Common Stock"). As of December 31, 2009 77,945,000 shares of common stock are issued and outstanding. (See Note 11)

2009

During the year ended 2009, in connection with the exercise of warrants, the Company issued 1,500,000 shares of Common Stock for subscriptions receivable to bridge loan holders, for $0.01 per share, totaling $15,000. The total uncollected subscription receivables related to these transactions at December 31, 2009, were $15,000.

During the year ended December 31, 2009, the Company issued 295,000 shares of common stock to bridge loan holders, for $0.01 per share, as a penalty for deferral of loan repayment. Accordingly, for the year ended December 31, 2009 the Company recorded interest expense of $2,950.

During the year ended December 31, 2009, the Company issued 8,000,000 shares of common stock, for $0.01, per share to an executive of the Company in connection with their employment agreement. Accordingly, for the year ended December 31, 2009 the Company recorded stock based compensation expense of $80,000. These shares vested immediately.

2008

During the year ended December 31, 2008, in connection with the exercise of warrants, the Company issued 10,120,000 shares of Common Stock for subscriptions receivable to bridge loan holders, for $0.01 per share, totaling $101,200. The total uncollected subscription receivables related to these transactions at December 31, 2008 were $101,200.

During the year ended December 31, 2008, the Company issued 3,600,000 shares of common stock to bridge loan holders, for $0.01 per share, as penalty for deferral of loan repayment. Accordingly, for the year ended December 31, 2008 the Company recorded interest expense of $36,000.

During the year ended December 31, 2008, the Company issued 6,000,000 shares of common stock, for $0.01, per share to an executive of the Company in connection with their employment agreement. Accordingly, for the year ended December 31, 2008 the Company recorded stock based compensation expense of $60,000. These shares vested immediately.

During the year ended December 31, 2008, the Company issued 5,250,000 shares of Common Stock to consultants; for $0.01 per share; for services rendered. Accordingly, for the year ended December 31, 2008 the Company recorded stock based compensation expense of $52,500.

Issuance of Warrants

During the year ended December 31, 2009 and 2008 the Company issued 6,750,000 and 9,585,000 warrants, respectively, at an exercise price of $0.01 per common share in connection with the issuance of the bridge loans (see note 7), the Company issued the warrants with a term of five years after the issuing date. The warrants vested immediately. All of the warrants were exercised for either cash or a subscription receivable.

The terms of the warrants provide that the warrant may be exercised only for cash and that the exercise price of the warrant is to be adjusted upon the Company issuing shares of its common stock for less than the exercise price. Currently, there is no market for the Company's common stock.

The Company valued these warrants utilizing the Black-Scholes options pricing model and the following assumption terms: 5 years; interest rate: 2%; volatility: 100%. At December 31, 2009 and 2008, the Company recorded a debt discount for the of approximately $72,000 and $19,000, respectively, related to the warrants. The debt discount was expensed immediately according to the vesting period and represents 100% of the value of the warrants.

A reconciliation of warrant activity is as follows:
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value
Outstanding, December 31, 2007	50,000	$.01	$0.01
Granted	9,585,000	.01	0.01
Exercised	(9,635,000)	.01	0.01
Outstanding, December 31, 2008	-	-	-
Granted	6,750,000	3.78	0.01
Exercised	(1,500,000)	.01	0.01
Outstanding, December 31, 2009	5,250,000	$4.86	$0.01

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

The following table summarizes warrants outstanding and exercisable as of December 31, 2009:

Exercise Price	Number of Shares Underlying Warrants	Weighted Average Remaining Contractual Life (in years)	Number of Shares Exercisable	Weighted Average Remaining Contractual Life of Warrants Exercisable (in years)
$0.01	1,000,000	4.42	1,000,000	4.42
$6.00	4,250,000	2.11	4,250,000	2.11
	5,250,000	2.55	5,250,000	2.55

The weighted average exercise price of warrants exercisable at December 31, 2009 is $4.86 and has an aggregate intrinsic value of $0.00.  The weighted average exercise price of warrants outstanding at December 31, 2009 is $4.86 and has an aggregate intrinsic value of $0.00. The total intrinsic value of warrants exercised during the year ended December 31, 2009 is $0.00

Registration Rights for Shares Received Upon Exercise of Warrants

The shares of Common Stock received upon exercise of warrants may not be sold except under a current registration statement or pursuant to an exemption from registration as provided for by the Securities and Exchange Commission. Upon the exercise of the warrant by the holder, the Company has agreed, subject to consent by the Company's underwriter, should an underwriter be retained, to use its best efforts to register such shares of Common Stock with its first registration statement to be filed after completing its public offering. However, the Company has provided no assurance that the Company will be able to register such shares. Should such shares not be registered in the Company's initial registration statement, because such inclusion would result in the Company's inability to successfully complete the offering, the Company has agreed to file no more then one registration statement with the SEC for the express purpose of registering the shares previously excluded, within nine months of the Company's public offering. Additionally, if requested, the holder of the shares being included in the subsequent registration, then the holder must agree to certain lock-up provisions as may be stipulated by the underwriter

Note 10 — Commitments and Contingencies

Legal

The Company is not currently party to any lawsuits or litigation.

Leases

The Company currently leases office space located at 245 Main Street, White Plains, New York. The lease agreement is for approximately 2,673 square feet of office space located on the sixth floor. The terms of the lease agreement are as follows:

Five (5) years beginning September 1, 2008 and ending August 31, 2013 at the following rental rates (including electric at $3.00sf and five (5) parking spots at $ 90.00 per spot.)

Year one	$74,844.00
Year two	$76,180.50
Year three	$77,517.00
Year four	$78,853.50
Year five	$80,190.00

The lease agreement contains the customary terms and restrictions of all real estate lease agreements. In addition, the Company has a good faith security deposit in the amount of    $22,659 with the landlord.

Product Agreements

On March 10, 2006, the Company entered into a ten year marketing agreement and an agreement to secure the trade name Pureffects with eFoodSafety.com, Inc ("EFS"), the worldwide distributor of a skin care product known as Pure Effect, and Nutralab, Inc. a manufacturer of nutraceutical and cosmeliceutical products, by which EFS granted CK41 exclusive right to market and distribute Pure Effect, and granted NutraLabs exclusive right to manufacture the product. Pursuant to this agreement, EFS transferred 2,100,000 shares of its common stock valued at $578,000, to the Company (See Note 8). This agreement has been voided and replaced by the Nuvilex, Inc. agreement.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

During the year ended December 31, 2009, Nuvilex, Inc. (“Nuvilex”) acquired eFoodSafety and their 50% right to all of the profits generated by the sale of Pure Effect. Subsequent to Nuvilex’s acquisition of eFoodSafety, CK 41 acquired all of the worldwide propriety ownership and rights to Pureffect from Nuvilex. For this new understanding, in 2010 CK41 is to issue 4,250,000 shares of the Company’s common stock and a 2% royalty on all gross revenues of the PurEffect product to Nuvelex. Nuvilex was granted a three year warrant to purchase an additional 4,250,000 shares of common stock at $6.00 per share.

On April 24, 2007, the Company entered into a contractual agreement with Saeta Holding, LLC ("S.H."), the worldwide distributor, manufacturer and owners of title and interest in a unique hair product currently known as Kerasome whereby the Company will have the exclusive right and license to manufacture, market, promote and sell the product. The contract is a term often years with a renewal for an additional ten years. The Company will receive an annual marketing fee of $150,000 paid in monthly installments of $12,500 for services rendered under this agreement. CK41 will compensate S.H. 4.0% of all direct response gross adjusted sales revenue, as defined to the agreement. In addition, the Company will pay S.H, during the first 120 days of the initial test period, an initial payment of $10,000 per month to cover the cost of operating and manufacturing facility until completion of the test period. These monthly payments will terminate after the first 120 days and will be considered an advance on future royalties. Either party has a right to terminate this agreement if there is a breach of contract that is uncured for twenty days. As of December 31, 2009 and 2008, the Company had advance royalty payments of $160,000 paid to the Saeta Holding LLC and included this amount in other assets.

Production Agreements

On October 15, 2006, the Company entered into a contractual agreement with Infomercial Management, Inc. to manage the product known as Pure Effect. The duties include project development, to oversee the project personnel, to provide project oversight and compliance and other development and management duties as agreed to by the parties. For these services, Infomercial Management, Inc. will receive a monthly payment of $5,000 as well as a royalty of 0.05 % of adjusted gross sales per unit sold through all worldwide marketing media and methods. The Company has also agreed to issue to Infomercial Management, Inc. 250,000 shares of stock in the Company with "piggy back" registration rights. In addition to these fees, Infomercial Management, Inc. is eligible to receive bonuses based on various milestones including the successful rollout of any of the commercials produced for the product along with various milestones in the sale of the product. These bonuses range from $5,000 for the commercial broadcast up to a maximum of $25,000 for sale of $50,000,000 of products. In accordance with the terms of this agreement CK41 has paid $60,000 and $66,000 for the years ended December 31, 2009 and 2008, respectively.

On August 3, 2007, the Company entered into a contractual agreement with Respond2, LLC for creative development and production and editing of an infomercial and commercial spot for the Pureffect-acne Treatment. The agreement was mutually terminated in 2008.

On October 8, 2008, the Company signed a contractual agreement with Waldorf Crawford, LLC for creative development and production and editing of an infomercial and commercial spot for the Pureffect-acne treatment. Implementation of this agreement has been suspended until the Company acquires the necessary financing to launch the product.

CHARLSTON KENTRIST 41 DIRECT, INC.
(A Development Stage Company)
NOTES TO FINANCIAL STATEMENTS
December 31, 2009 and 2008

Celebrity Agreements

In 2007, the Company entered into contractual agreements with four (4) celebrities for the Pureffect anti-acne campaign. These contracts are for testimonial services for commercial filming, photo-shoots and PR events.

CK41 has signed a non-disclosure agreement with all of the celebrities. These agreements forbid CK41 from making any public disclosure of  these celebrities  until the launch of the product.

As of December 31, 2009, CK41 has paid these celebrities a total in excess of $ 1,000,000 as advances toward royalties.

Employment Agreement

On April 1, 2009, the Company entered into three-year employment agreement with its CEO and President, Gary Savage, effective April 1, 2009 and provides for an initial salary of $ 275,000. In addition to the salary, Mr. Savage will receive a monthly auto allowance of $1,500 per month. Mr. Savage will also receive $50,000 for each successful launch of each and every infomercial product by the Company. The Company also agreed to pay Mr. Savage a performance bonus of 1% of the Company’s gross revenues as well as issue to him 10% of the Company’s common stock upon execution of this agreement. The employment agreement also contains confidentiality provisions. The employment agreement may be terminated with cause by the Company, or by the employee for reasonable circumstances.

Consulting Agreements

On September 1, 2007, the Company entered into an agreement with LeeAnn LaBriola (LaBriola) by which LaBriola will assist in finding joint venture partners and licensing and distribution opportunities. The compensation for these services will include; $50,000 signing bonus, $7,500 per month beginning September 2007, a finders fee of 10% for all capital raised and 500,000 shares of restricted common stock of the Company. The term of this agreement is for a one year period and has expired.

On September 1, 2007, the Company entered into an agreement with Louis Sorrentino (Sorrentino) by which Sorrentino will assist in finding joint venture partners and licensing and distribution opportunities. The compensation for these services will include; $15,000 signing bonus, $5,000 per month beginning September 2007, and a finder ’s fee of 10% for all Capital raised and 1,000,000 shares of restricted common stock of the Company. The term of this agreement is for a one year period and has expired.

On October 15, 2007, the Company entered into an agreement with Michael Parrella of ParDev, LLC (Parrella) by which Parrella will serve as Chairman of the Board and assist in capital/debt raising, acquiring joint venture partners and pursuing new product/licensing opportunities. The compensation for these services will include, $125,000 signing bonus, $20,000 per month beginning November 2007, an annual salary of $8,500, 1% of gross revenue paid quarterly and 5,000,000 shares of common stock of the Company .

Effective April 1, 2009 Michael Parrella resigned as CEO and President and resigned effective December 31, 2009 as Acting Chairman of the Board.

On October 16, 2007, the Company entered into an agreement with Christine McDonald (McDonald) by which McDonald will provide business development services regarding corporate relations, product development with media houses, sales and marketing activities, infomercial third party call handling and product fulfillment, shareholder relation and joint venture activities. The compensation for these services will include: $200,000 signing bonus, $29,166 per month and 1% of gross revenue paid quarterly.

Note 11 - Subsequent Events

Subsequent to December 31, 2009, the Company’s board of directors and the majority holders of the capital stock approved amendments to the Company’s Articles of Incorporation by written consent to increase the number of authorized shares from 100,000,000 to 150,000,000 shares.

Subsequent to December 31, 2009, the Company received proceeds of $70,000 in Bridge Loan financing from investors. These loans carry a 10% interest rate and are due in 180 days.

Subsequent to December 31, 2009, the Company issued 61,275,000 shares of common stock. These shares were issued to bridge loan holders for extensions of loan terms; were issued in conjunction with new bridge loan financing; were issued to employees for compensation; were issued to non-affiliated individuals for marketing and consulting services; and were issued upon conversion of all the Series A Convertible Preferred Stock.

For the bridge loans due December 31, 2009, the Company is past due on these loans. The Company is currently renegotiating repayment terms for these notes.

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
Introduction to Unaudited Pro Forma Combined Financial Statements

The unaudited pro forma financial statements reflect the merger between CK41 and Amber as though it occurred as of the dates indicated herein. From a legal standpoint, Amber is considered to be the acquirer. As the former shareholders of CK41 will end up with approximately 50% of the outstanding voting common stock of Galaxy, the operations of CK41 will be the primary operations of Galaxy and the management of CK41 will become the management of Galaxy, from an accounting standpoint the transaction is considered to be a recapitalization of CK41.

The following unaudited pro forma combined financial statements and related notes follow the legal form of the transaction presented to show the pro forma effects of the recapitalization of CK41 assuming the merger had been consummated as of December 31, 2009 for the balance sheet and as of the beginning of the period for the year ended December 31, 2009 and the nine months ended September 30, 2010 for the statements of operations.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma combined financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the merger occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.

The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto, and the CK41 and Amber financial statements as of and for the year ended December 31, 2009 and the unaudited financial statements of Galaxy as of and for the nine months ended September 30, 2010 included in this information statement.

Galaxy Media & Marketing Corp., (“Galaxy”, the “Company”, “we” or “us”), formerly AMBER Ready, Inc. (“Amber”), ("a Nevada corporation, was originally formed under the name DS&E Metals, Inc. (“DSE”) on February 15, 2005. In September, 2005, pursuant to a merger agreement, we acquired 100% of the membership interests of Amber Alert Safety Centers, L.L.C. (“Amber LLC”), a New Jersey Limited Liability Company, through its merger into our 100% owned entity Metal Subs, L.L.C., and changed our name to Amber Alert Safety Centers, Inc. and then AMBER Ready, Inc.  On April 8, 2010, we acquired 100% of Charlston Kentrist 41 Direct, Inc. (“CK41”) through its merger with and into our 100% owned entity, CK41 Acquisition Corp. and changed our name to Galaxy Media and Marketing Corp.

On September 26, 2005, we effected a 22.5 to 1 forward stock split and on May 30, 2007, we effected a reverse stock split whereas approximately 9.58 shares of our common stock were converted into 1 share of common stock. On January 23, 2009, we effected a 1 for 10 reverse stock split.  On April 5, 2010, we effected a 1 for 12 reverse stock split.  All share and per share data has been adjusted retro-actively to reflect such stock splits.

On April 8, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”), with CK41 Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and Charlston Kentrist 41 Direct, Inc. (“CK41”) a Nevada corporation formed on May 17, 2005.  Pursuant to the Merger Agreement, the Subsidiary merged into CK41 and CK41 became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, we issued 6,109,736 shares of our common stock to the shareholders of CK41 (the “Acquisition Shares”) representing approximately 50% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.

The acquisition of CK41 was treated as a recapitalization, and the business of CK41 became the primary business of the Company. At the time of the recapitalization, the Company was a development stage company engaged in developing child safety related products and services.

The accounting rules for recapitalizations require that beginning April 8, 2010, the date of the recapitalization, the balance sheet reflects the assets and liabilities of Galaxy Media & Marketing Corp. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of CK41 for the prior periods presented. For accounting purposes the transaction is treated as being effective March 31, 2010.

The pro forma adjustments include the accounting effects of (a) conversion of 3,225,000 shares of Series A Preferred stock into 1,105,249 shares of common stock; (b) the issuance of 259,262 shares of common stock for CK41 interest and penalties; (c) the issuance of 1,210,311 shares of common stock for CK41 compensation; (d) the issuance of 863,637 shares of common stock for cash; (e) the issuance of 59,045 shares of common stock for Amber accrued interest (f) the issuance of 591,223 shares of common stock for Amber penalties and share liability; (g) the issuance of 375,000 shares of common stock for Amber settlement agreement; (h) the issuance of 6,109,736 shares of  common stock in exchange for all of the outstanding shares of CK41; and (h) the forgiveness of stock subscriptions receivable.

Galaxy Media and Marketing, Corp.
(A Development Stage Company)
Proforma Combined Balance Sheet
December 31, 2009

ASSETS
	Charleston Kentrist 41 Direct, Inc.
		Amber Ready, Inc.	Combined	Proforma Adjustments		Proforma Combined

CURRENT ASSETS:
Cash	$-	$1,600,000	$1,600,000	$513,000	(d)	$2,113,000
Prepaid expenses and
other current assets	-	64,771	64,771	-		64,771
TOTAL CURRENT ASSETS	-	1,664,771	1,664,771	513,000		2,177,771

PROPERTY, PLANT AND EQUIPMENT,						-
net of accumulated depreciation	11,326	169,914	181,240	-		181,240
DEFERRED ADVERTISING AND PROMOTION COSTS	2,092,395	-	2,092,395	-		2,092,395
OTHER ASSETS
Intangible assets - net	-	96,442	96,442	-		96,442
Deferred financing costs	-	3,731,649	3,731,649	-		3,731,649
Other assets	225,159	26,670	251,829	-		251,829
TOTAL ASSETS	$2,328,880	$5,689,446	$8,018,326	$513,000		$8,531,326

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Cash overdraft	$-	$11,036	$11,036	$-		$11,036
Accounts payable and accrued expenses	575,024	2,165,747	2,740,771	(738,396)	(e)	2,002,375
Convertible debt	-	250,000	250,000	-		250,000
Notes Payable	-	267,991	267,991	-		267,991
Bridge loans	7,756,500	-	7,756,500	-		7,756,500
Accrued interst	1,036,395	-	1,036,395	-		1,036,395
Share liability	-	11,823,705	11,823,705	(6,294,673)	(f)	5,529,032
TOTAL CURRENT LIABILITIES	9,367,919	14,518,479	23,886,398	(7,033,069)		16,853,329

CONVERTIBLE DEBT	-	15,571,845	15,571,845	-		15,571,845

DEFERRED REVENUES	578,000	-	578,000	-		578,000

TOTAL LIABILITIES	9,945,919	30,090,324	40,036,243	(7,033,069)		33,003,174

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value,
5,000,000 shares authorized,
no shares issued and outstanding	-	-	-	-		-
Preferred stock-Series A $.001 par value,
3,225,000 shares authorized, issued
and outstanding	3,225	-	3,225	(3,225)	(a)	-
Common stock $0.0001 par, 200,000,000
shares authorized; 12,171,721
shares issued and outstanding	77,945	504	78,449	111	(a)	1,217
				26	(b)
				121	(c)
				86	(d)
				6	(e)
				59	(f)
				37	(g)
				(77,678)	(h)
Common stock to be issued, $0.0001 par, 145,653 shares	42,500	-	42,500	(42,500)	(c)	-
Additional paid-in-capital	629,258	64,263,028	64,892,286	3,114	(a)	-
				112,274	(b)
				609,941	(c)
				512,914	(d)
				738,390	(e)
				7,094,614	(f)
				4,499,963	(g)
				(78,463,496)	(h)
Stock subscription receivable	(128,550)	-	(128,550)	(12,500)	(c)	-
				141,050	(i)
Deficit accumulated during
the development stage	(8,241,417)	(88,664,410)	(96,905,827)	(112,300)	(b)	(24,473,065)
				(555,062)	(c)
				(800,000)	(f)
				(4,500,000)	(g)
				78,541,174	(h)
				(141,050)	(i)
TOTAL STOCKHOLDERS' DEFICIT	(7,617,039)	(24,400,878)	(32,017,917)	7,546,069		(24,471,848)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,328,880	$5,689,446	$8,018,326	$513,000		$8,531,326

Galaxy Media and Marketing, Corp.
(A Development Stage Company)
Proforma Combined Statement of Operations
Year Ended December 31, 2009

	Charleston Kentrist 41 Direct, Inc.
		Amber Ready, Inc.	Combined	Proforma Adjustments	Proforma Combined

REVENUES	$1,254	$13,272	$14,526	$-	$14,526

EXPENSES:
Selling, general and administrative	1,159,159	14,347,979	15,507,138	5,196,112	20,703,250
Depreciation and amortization	2,416	26,741	29,157	-	29,157

TOTAL EXPENSES	1,161,575	14,374,720	15,536,295	5,196,112	20,732,407

Loss from operations	(1,160,321)	(14,361,448)	(15,521,769)	(5,196,112)	(20,717,881)

Other income (expense)
Interest income	-	8,168	8,168	-	8,168
Interest expense	(986,000)	(6,475,454)	(7,461,454)	-	(7,461,454)
Loss on abandoned inventory	(18,286)	-	(18,286)	-	(18,286)
Amortization - debt discount	-	(1,165,661)	(1,165,661)	-	(1,165,661)
Amortization - deferred financing costs	-	(8,966,519)	(8,966,519)	-	(8,966,519)
Financing costs - share based	-	(44,821,294)	(44,821,294)	(912,300)	(45,733,594)
Other	-	(26,563)	(26,563)	-	(26,563)
Total other expense	(1,004,286)	(61,447,323)	(62,451,609)	(912,300)	(63,363,909)

Net loss applicable to common shareholders	$(2,164,607)	$(75,808,771)	$(77,973,378)	$(6,108,412)	$(84,081,790)

Galaxy Media and Marketing, Corp.
(A Development Stage Company)
Proforma Combined Statement of Operations
Nine Months Ended September 30, 2010

	Charleston Kentrist 41 Direct, Inc.	Amber Ready, Inc.	Combined	Proforma Adjustments	Proforma Combined

REVENUES	$-	$10,061	$10,061	$-	$10,061

EXPENSES:
Selling, general and administrative	2,860,102	1,393,699	4,253,801	-	4,253,801
Depreciation and amortization	1,813	134,602	136,415	-	136,415

TOTAL EXPENSES	2,861,915	1,528,301	4,390,216	-	4,390,216

Loss from operations	(2,861,915)	(1,518,240)	(4,380,155)	-	(4,380,155)

Other income (expense)
Interest income	-	-	-	-	-
Interest expense	(670,225)	(3,435,849)	(4,106,074)	-	(4,106,074)
Loss on abandoned assets	-	(124,590)	(124,590)	-	(124,590)
Amortization - deferred financing costs	-	(8,097,324)	(8,097,324)	-	(8,097,324)
Financing costs - share based	-	(6,969,137)	(6,969,137)	-	(6,969,137)
Fair value adjustment - share liability	-	(5,680,000)	(5,680,000)	-	(5,680,000)
Total other expense	(670,225)	(24,306,900)	(24,977,125)	-	(24,977,125)

Net loss applicable to common shareholders	$(3,532,140)	$(25,825,140)	$(29,357,280)	$-	$(29,357,280)

GALAXY MEDIA & MARKETING CORP.
(A Development Stage Company)
Notes to Unaudited Pro Forma Combined Financial Statements

On April 8, 2010, Galaxy Media & Marketing Corp. (formerly Amber) entered into an Agreement and Plan of Merger (the “Merger Agreement”), with CK41 Acquisition Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (the “Subsidiary”) and Charlston Kentrist 41 Direct, Inc. (“CK41”) a Nevada corporation formed on May 17, 2005.  Pursuant to the Merger Agreement, the Subsidiary merged into CK41 and CK41 became a wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, we issued 6,109,736 shares of our common stock to the shareholders of CK41 (the “Acquisition Shares”) representing approximately 50% of the Company’s aggregate issued and outstanding common stock following the closing of the Merger Agreement.

The acquisition of CK41 was treated as a recapitalization, and the business of CK41 became the primary business of the Company. At the time of the recapitalization, the Company was a development stage company engaged in developing child safety related products and services.

The accounting rules for recapitalizations require that beginning April 8, 2010, the date of the recapitalization, the balance sheet reflects the assets and liabilities of Galaxy Media & Marketing Corp. and the equity accounts were recapitalized to reflect the newly capitalized company. The results of operations reflect the operations of CK41 for the prior periods presented. For accounting purposes the transaction is treated as being effective March 31, 2010.

Unaudited pro forma adjustments reflect the following transactions:

(a) conversion of 3,225,000 shares of Series A Preferred Stock into 1,105,249 shares of common stock
(b) issuance of 259,262 shares of common stock in 2010 prior to the recapitalization for CK41 interest and penalties
(c) issuance of 1,210,311 shares of common stock in 2010 prior to the recapitalization for CK41compensation
(d) issuance of 863,637 shares of common stock in 2010 prior to the recapitalization for cash
(e) issuance of 59,045 shares of common stock in 2010 prior to the recapitalization for Amber accrued interest
(f) issuance of 591,223 shares of common stock in 2010 prior to the recapitalization for Amber penalties and share liability
(g) issuance of 375,000 shares of common stock in 2010 prior to the recapitalization for Amber settlement agreement
(h) issuance of 6,109,736 shares of common stock for share exchange with CK41 and the recapitalization to post merger equity structure
(i) forgiveness of stock subscription receivable

6,665,352 Shares

Common Stock

[Missing Graphic Reference]

PROSPECTUS

__________, 2011

[Missing Graphic Reference]

Dealer Prospectus Delivery Obligation

Until [*], 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is set forth in this prospectus. We are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$5,099.90
Accounting fees and expenses	50,000.00	*
Legal fees and expenses	200,000.00	*
Miscellaneous	5,000.00	*
TOTAL	$260,099.90	*

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

In February 2008, we issued 834 shares of our common stock per an employment agreement. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Between February and May 2008, we sold the Old Notes in the face amount of $2,075,500 to 51 accredited investors in private placement transactions pursuant to Rule 506 of Regulation D for aggregate proceeds of $2,075,500.  The Old Notes bear interest at 10% per annum, matured six months from the date of issuance, and were convertible into common stock, at the selling stockholders' option, at a rate of $60.00 per share at any time prior to the maturity date.   The securities were issued in a private placement transaction pursuant to Regulation D and Rule 902 of Regulation S under the Securities Act of 1933, as amended.

In March 2008, we issued 1,667 shares of our common stock for investment banking services.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In April 2008, we issued warrants to purchase 4,972 shares of our common stock at $66.00 per share in connection with a financing. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2008, we issued 1,084 shares of our common stock to a consultant for advisory and business development services. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 31, 2008, we executed an 18% convertible note with an individual in the amount of $250,000. The principal and interest are payable six months from the date executed. As an additional inducement, the note holder was issued 4,167 shares of our common stock. The note holder has the right to convert the principal amount of the note into shares of our common stock at a rate of $60.00 per share at any time prior to maturity. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

In November 2008, four convertible note holders converted $22,000 in debt into 367 shares of our common stock. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On December 31, 2008, and as amended February 18, 2009, we entered into a financing with JTBO, pursuant to which we issued the Bridge Note in the face amount of $740,000 and 62,500 shares of common stock to JTBO in exchange for $750,000.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

John Thomas Financial, Inc. was issued 41,667 shares of common stock upon its retention by us in December 2008.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

Pursuant to an employment agreement dated January 2, 2009, we issued 1,151,167 shares of Common Stock to Kai Patterson.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

John Thomas Financial, Inc. was issued 16,667 shares of common stock for additional services rendered to us in February 2009.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In February 2009, we issued JTBO 125,000 shares of common stock in connection with an amendment of the December 2008 private placement. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 25, 2009, we entered into another financing with JTBO, pursuant to which we issued the Second Bridge Note in the face amount of $195,000 and 62,500 shares of common stock to JTBO in exchange for $200,000.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On March 19, 2009, we entered into another financing with JTBO, pursuant to which we issued the Third Bridge Note in the face amount of $63,999 and 8,334 shares of common stock to JTBO in exchange for $64,999.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

We, with assistance from John Thomas, entered into the Note Extensions with holders of $1,778,500 principal amount of the Old Notes, pursuant to which the holders agreed to extend the maturity date of the Old Notes until March 31, 2010 in exchange for an aggregate of 36,087 shares of Common Stock.  The securities were issued in a private placement transaction pursuant to Regulation D and Rule 902 of Regulation S under the Securities Act of 1933, as amended.

In April 2009, we sold $11,999,980.88 in Senior Notes.  The Senior Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Senior Units at a conversion price of $12.00 per Senior Unit. Each Senior Unit consists of (i) one share of common stock and (ii) one Senior Warrant.  In connection with this offering, we issued to John Thomas 41,667 shares of our common stock and issued warrants to purchase 233,821 shares of common stock to John Thomas and its employees.  In addition, we and John Thomas entered into a two year financial consulting agreement whereby John Thomas received 200,000 shares of our common stock.  The securities were issued in a private placement transaction pursuant to Regulation D and Rule 902 of Regulation S under the Securities Act of 1933, as amended.

On April 21, 2009, in connection with a private placement, we reached $7 million in financing, setting the maturity date of the Old Notes at May 21, 2009.  At the final closing of the private placement, Old Notes in the face amount of $1,738,500 were outstanding. Holders of such Old Notes had until May 21, 2009 to elect to convert their Old Notes into notes from the private placement.  All of the holders of the Old Notes then outstanding elected to convert their Old Notes with the exception of holders of Old Notes in the face amount of $100,000, which we repaid. We issued Senior Notes in the principal amount of $2,029,264.49 upon exchange of Old Notes. The securities were issued in a private placement transaction pursuant to Regulation D and Rule 902 of Regulation S under the Securities Act of 1933, as amended.

On April 21, 2009, the Company issued warrants to purchase 16,667 shares of Common Stock to Blinglets Incorporated.  The warrants are exercisable for three years from the date of issuance at an exercise price of $18.00 per share.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In April 2009, we issued 20,834 shares of our common stock to our law firm for legal services rendered. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In May 2009, in connection with an amendment agreement with John Thomas Bridge & Opportunity Fund LP, we issued 50,000 shares of common stock. The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On June 30, 2009, we sold $1,542,600 principal amount of Subordinated Notes.  The Subordinated Notes are due three years from the date of issuance, bear interest at the rate of 18% per annum and are convertible into the Subordinated Units at a conversion price of $12.00 per Subordinated Unit. Each Subordinated Unit consists of (i) one share of our common stock and (ii) three Subordinated Warrants.  In connection with this offering, we issued warrants to purchase 25,710 shares of common stock to John Thomas and its employees.  The securities were issued in a private placement transaction pursuant to Regulation D and Rule 902 of Regulation S under the Securities Act of 1933, as amended.

In July 2009, we issued an aggregate of 187,500 to our nine members of our board of directors (20,834 shares per director) as compensation for serving on the Board. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2009, we issued an aggregate of 43,971 shares of our common stock and warrants to purchase 43,971 shares of our common stock for the July 1, 2009 interest payment on our convertible debentures issued in our April 2009 private placement. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2009, we issued an aggregate of 111,838 shares of our common stock to the holders on our convertible debentures issued in our April 2009 private placement for certain registration statement defaults that occurred as of July 30, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2009, we issued an aggregate of 463,138 shares of our common stock to the holders on our convertible debentures issued in our April 2009 private placement and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of August 31, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2009, we issued an aggregate of 628,666 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of September 30, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2009, we issued an aggregate of 59,138 shares of our common stock and warrants to purchase 70,937 of our common stock for the October 1, 2009 interest payment on our convertible debentures issued in our April 2009 and June 2009 private placements. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In December 2009, we issued an aggregate of 705,566 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of October 31, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In December 2009, we issued an aggregate of 777,255 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of November 30, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On December 18, 2009, we sold 50,000 shares of our common stock to JTBO in exchange for $30,000.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On December 18, 2009, we sold 16,667 shares of our common stock to JTBO II in exchange for $10,000.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

On December 31, 2009, we entered into a financing with JTBO, pursuant to which we issued the Unsecured Debenture in the face amount of $35,000 JTBO in exchange for $35,000.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

In January 2010, we issued 50,000 shares of our common stock to JTBO for default under our common stock purchase agreement dated December 18, 2009.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

In January 2010, we issued 16,667 shares of our common stock to JTBO II for default under our common stock purchase agreement dated December 18, 2009.  The securities were issued in a private placement transaction pursuant to Regulation D under the Securities Act of 1933, as amended.

In January 2010, we issued an aggregate of 524,556 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of December 31, 2009. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In January 2010, we issued an aggregate of 59,045 shares of our common stock and warrants to purchase 70,744 shares of our common stock for the January 1, 2010 interest payment on our convertible debentures issued in our April 2009 and June 2009 private placements. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In March 2010, we issued 375,000 shares of our common stock to a former executive in settlement of his employment agreement.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In April 2010, we issued 6,109,736 shares of our common stock to the shareholders of CK41 in connection with our merger with CK41. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In June 2010, we issued 2,000,000 shares of our common stock to a consultant for services rendered. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In July 2010, we issued 116,291 shares of our common stock for the July 1, 2010 interest payment on our convertible debentures issued in our April 2009 and June 2009 private placements. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2010, we issued 988,946 shares of our common stock to certain Bridge Note holders as interest on our bridge notes.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In September 2010, we issued 10,000 shares of our common stock in exchange for the cancellation of a warrant to purchase 4,250,000 shares of our common stock.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In October 2010, we issued an aggregate of 19,350,492 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of September 30, 2010. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In October 2010, we issued 25,000 shares of our common stock in settlement of a lawsuit.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On October 15, 2010, , as amended effective January 31, 2011, we entered into a securities purchase agreement with JTBO II, providing for the sale by us to JTBO II of a debenture in the principal amount of $102,309.88.  The debenture matures on December 31, 2011 and bears interest at the annual rate of 15%.  The debenture was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 10, 2010, as amended effective December 31, 2010, we issued a promissory note to JTBO in the principal amount of $49,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  The note was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On November 10, 2010, we entered into securities purchase agreements with JTBO and JTBO II, providing for the sale by us to JTBO and JTBO II of debentures in the principal aggregate amount of $231,711.  The debentures mature on the earlier of the (i) date we close an offering that results in gross proceeds to us of at least $3,000,000 or (ii) first anniversary of the date of issuance and bear interest at the annual rate of 10%.  The debentures were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2010, we issued 62,045 shares of our common stock to a Bridge Note holder as a late payment penalty.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2010, we issued 475,000 shares of our common stock as compensation to our board of directors for services rendered in their capacity as members of the board of directors.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In November 2010, we issued 5,000,000 shares of our common stock to our chief executive officer as compensation for services rendered.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

In January 2011, we issued an aggregate of 15,197,871 shares of our common stock to the holders on our convertible debentures issued in our April 2009 and June 2009 private placements and to John Thomas Bridge & Opportunity Fund, L.P. for certain registration statement defaults that occurred as of December 31, 2010. The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 7, 2011, we issued a promissory note to JTBO in the principal amount of $100,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  The note was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On January 10, 2011, we issued two promissory notes to JTBO in the principal aggregate amount of $75,000.  The notes mature on December 31, 2011 and bear interest at the annual rate of 8%, compounded quarterly.  The notes were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 1, 2011, we issued a promissory note to JTBO in the principal amount of $40,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  The note was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

On February 7, 2011, we issued a promissory note to JTBO in the principal amount of $100,000.  The note matures on December 31, 2011 and bears interest at the annual rate of 8%, compounded quarterly.  The note was issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933.

* All of the above offerings and sales were deemed to be exempt under either rule 506 of Regulation D and Section 4(2) or Rule 902 of Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Galaxy Media & Marketing or executive officers of Galaxy Media & Marketing, and transfer was restricted by Galaxy Media & Marketing in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section are unaffiliated with us.

ITEM 16. EXHIBITS.

The following exhibits are included as part of this Form S-1. References to “the Company” in this Exhibit List mean Galaxy Media & Marketing Corp., a Nevada corporation.

Exhibit No.	Description
3.01
Articles of Incorporation and amendments thereto, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

3.02	Amended and restated bylaws, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

4.01
Form of Senior Secured Debenture, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

4.02
Form of Subordinated Secured Debenture, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

4.03	Form of Senior Warrant, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

4.04
Form of Subordinated Warrant, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

5.01	Opinion of Sichenzia Ross Friedman Ference LLP (to be filed by amendment).

10.01
Employment Agreement, dated as of February 1, 2008, by and between AMBER Ready and Frank DelVecchio, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.02
Amendment to Employment Agreement, dated as of September 14, 2009, by and between AMBER Ready and Frank DelVecchio, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.03
Common Stock Purchase Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.04
Registration Rights Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.05
Purchase Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.06
Form of Secured Convertible Debenture, issued December 30, 2008, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.07
Security Agreement, dated as of December 30, 2008, by and between Amber Alert Safety Centers, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.08
Amendment Agreement, dated as of February 18, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.09
Common Stock Purchase Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.10
Registration Rights Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.11
Purchase Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.12
Form of Secured Convertible Debenture, issued February 25, 2009, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.13
Amendment No. 2 to the Security Agreement, dated as of February 25, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.14
Amendment No. 1 to Registration Rights Agreement Dated December 30, 2008, dated as of March 17, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.15
Amendment No. 1 to Registration Rights Agreement Dated February 25, 2009, dated as of March 17, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.16
Common Stock Purchase Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.17
Registration Rights Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.18
Purchase Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.19
Form of Secured Convertible Debenture, issued March 19, 2009, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.20
Amendment No. 3 to the Security Agreement, dated as of March 19, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.21
Registration Rights Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and the subscribers therein, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.22
Security Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, as collateral agent, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.23
Collateral Agent Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.24
Trademark Collateral Assignment and Security Agreement, dated as of April 21, 2009, by Amber Ready, Inc. in favor of Hudson Asset Partners, LLC, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.25
Control Account Agreement, dated as of April 21, 2009, by and among Amber Ready, Inc., Hudson Asset Partners, LLC and Signature Bank, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.26
Form of Patterson Guarantee, dated as of April 1, 2009, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.27
Pledge and Security Agreement, dated as of April 1, 2009, by and between Kai Patterson and John Thomas Financial, Inc., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.28
Escrow Agreement, dated as of April 1, 2009, by and among Kai Patterson, John Thomas Financial, Inc., and Meister Seelig & Fein LLP, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.29
Consulting Agreement, dated as of April 21, 2009, by and between Amber Ready, Inc. and John Thomas Financial, Inc., filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.30
Registration Rights Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and the subscribers therein, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.31
Security Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, as collateral agent, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.32
Collateral Agent Agreement, dated as of June 30, 2009, by and between Amber Ready, Inc. and Hudson Asset Partners, LLC, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.33
Trademark Collateral Assignment and Security Agreement, dated as of April 21, 2009, by Amber Ready, Inc. in favor of Hudson Asset Partners, LLC, filed as an exhibit to the registration statement on Form S-1, filed with the Securities and Exchange Commission on December 18, 2009 and incorporated herein by reference.

10.34
Form of First Amendment to Security Agreement and 18% Secured Convertible Note, dated as of January 11, 2010, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.35
Common Stock Purchase Agreement, dated as of December 18, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.36
Common Stock Purchase Agreement, dated as of December 18, 2009, by and between Amber Ready, Inc. and John Thomas Bridge & Opportunity Fund II, L.P., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.37
Form of Unsecured Debenture, filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.38
Form of Lease, by and between Amber Alert Safety Centers, Inc. and Emerald Holdings Group L.L.C., filed as an exhibit to the amended registration statement on Form S-1/A, filed with the Securities and Exchange Commission on February 8, 2010 and incorporated herein by reference.

10.39	Purchase Agreement, dated as of February 10, 2009, by and between Charlston Kentrist 41 Direct, Inc. and eFood Safety, Inc.

10.40	15% Debenture, issued October 15, 2010

10.41	10% Debenture, issued November 10, 2010

10.42	10% Debenture, issued November 10, 2010

10.43	Promissory Note, issued November 10, 2010

10.44	Promissory Note, issued January 7, 2011

10.45	Promissory Note, issued January 10, 2011

10.46	Promissory Note, issued January 10, 2011

10.47	Promissory Note, issued February 1, 2011

10.48	Promissory Note, issued February 7, 2011

23.01	Consent of Sherb & Co., LLP.

23.02	Opinion of Sichenzia Ross Friedman Ference LLP (contained in Exhibit 5.1).

24.01	Power of Attorney.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1)           File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)           Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)           Include any additional or changed material information on the plan of distribution.

(2)           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)           For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1/A and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of White Plains, State of New York, on February 11, 2011.

GALAXY MEDIA & MARKETING CORP.

Date: February 11, 2011	By: /s/ GARY SAVAGE
Gary Savage
Chief Executive Officer (Principal Executive Officer) and Director

By: /s/ STEVEN M. PLUMB
Steven M. Plumb
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Galaxy Media & Marketing Corp., a Nevada corporation, do hereby constitute and appoint Gary Savage and Steven Plumb and each of them his or her true and lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, including post-effective amendments, to this Registration Statement or any registration statement relating to this offering to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and each of the undersigned hereby ratifies and confirms that said attorney and agent, shall do or cause to be done by virtue thereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney. In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date
/s/ GARY SAVAGE Gary Savage	Chief Executive Officer (Principal Executive Officer) and Director	February 11, 2011
/s/ STEVEN M. PLUMB Steven M. Plumb	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), Director and Chairman of the Board of Directors	February 11, 2011
/s/ MILTON MAKRIS Milton Makris	Director	February 11, 2011
/s/ ROBERT CHRISTIE Robert Christie	Director	February 11, 2011
/s/ PAUL KAUFMAN Paul Kaufman	Director	February 11, 2011